Exhibit 4.4

PHOENIX NEW MEDIA LIMITED

PREFERRED SHARE PURCHASE AGREEMENT

This PREFERRED SHARE PURCHASE AGREEMENT (the “Agreement”) is made on the Ninth day of November, 2009 by and among PHOENIX NEW MEDIA LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”), the purchasers listed on Schedule 1 attached to this Agreement (each a “Purchaser” and together the “Purchasers”), the Persons listed on Schedule 2 attached to this Agreement (collectively, the “Existing Shareholder”), PHOENIX SATELLITE TELEVISION INFORMATION LIMITED, a company organized and existing under the Laws of the British Virgin Islands (the “BVI Co”), BEIJING TIANYING JIUZHOU NETWORK TECHNOLOGY CO., LTD., a domestic company duly incorporated and validly existing under the Laws of the PRC (“Tian Ying”), YI FENG LIANHE (BEIJING) TECHNOLOGY CO., LTD., a domestic company duly incorporated and validly existing under the Laws of the PRC (“Yi Feng” and together with Tian Ying, the “Domestic Companies” and each a “Domestic Company”), and FENGHUANG ON-LINE (BEIJING) INFORMATION TECHNOLOGY CO., LTD., a wholly owned foreign enterprise incorporated under the Laws of the PRC (the “WFOE”) whose equity is 100% owned by the BVI Co.  Each of the Company, the BVI Co, the Purchasers, the Existing Shareholder, the WFOE and the Domestic Companies shall be referred to individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein shall have the meaning set forth in Schedule 3 attached hereto.

RECITALS

WHEREAS, the Purchasers desire to purchase from the Company the Preferred Shares (as defined in Section 1.1) and the Company desires to sell the Preferred Shares (as defined in Section 1.1) to the Purchasers pursuant to the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       PURCHASE AND SALE OF PREFERRED SHARES.

1.1                                 Sale and Issuance of Series A Preferred Share; Closing Account.

(a)                                  Purchase Price. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing that number of Series A Preferred Shares set forth opposite each Purchaser’s name on Schedule 1, at a purchase price of US$0.1923 per share for an aggregate purchase price of US$25,000,000 (the “Total Purchase Price”). The Series A Preferred Shares issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Preferred Shares”.

(b)                                 Closing Account. Payment of the Total Purchase Price by the Purchasers to the Company shall be made by remittance of immediately available funds to a bank account of the Company in Hong Kong (the “Closing Account”). All bank charges and related expenses for remittance and receipt of funds shall be for the account of the Company. The Company shall give the Purchasers prior written notice for any withdrawal, disbursement or payment from the Closing Account.

1.2                                 Closing; Delivery.

(a)                                  The purchase and sale of the Preferred Shares shall take place remotely via the exchange of documents and signatures, on a date specified by the Parties, or at such other time and place as the Company and the Purchasers mutually agree upon, which date shall be no later than five (5) Business Days after the satisfaction or waiver of each condition to the Closing set forth in Section 2 and Section 3 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) (which time and place are designated as the “Closing”).

(b)                                 At the Closing, the Company shall cause its share register to be updated to reflect the Preferred Shares purchased by the Purchasers and deliver a copy of such updated share register certified by the Company’s registered agent to the Purchasers.

(c)                                  At the Closing, each of the Purchasers shall, severally and not jointly, deposit their respective portion of the Total Purchase Price for the Preferred Shares purchased by such Purchaser as indicated opposite such Purchaser’s name on Schedule 1 by wire transfer of immediately available U.S. dollar funds into the Closing Account.  All bank charges and related expenses for remittance and receipt of funds shall be for the account of the Company.

(d)                                 Within five (5) Business Days after the Closing and against the payment of the purchase price paid by any Purchaser, the Company shall deliver to such Purchaser one or more certificates representing the Preferred Shares being purchased by such Purchaser hereunder at the Closing as set forth on Schedule 1.

1.3                                 Use of Proceeds.

In accordance with the directions of the Board of Directors, as it shall be constituted in accordance with the Shareholders’ Agreement, the Company shall use the proceeds from the sale of the Preferred Shares for general working capital, business expansion, capital expenditure and other general corporate purposes for the Group Companies. The Company shall not use such proceeds to repay any indebtedness owed by any Group Company to any of its shareholders, officers, directors or any other persons related in whatever respect with any of the foregoing parties without the prior written consent of the Purchasers.

1.4                                 Termination of Agreement.

This Agreement may be terminated before the Closing as follows:

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(a)                                  at the election of the Purchasers on or after the date which is 30 days following the date hereof, if the Closing shall not have occurred on or before such date unless such date is extended by the mutual written consent of the Company and the Purchasers, provided that: (i) the Purchasers are not in material default of any of their obligations hereunder, and (ii) the right to terminate this Agreement pursuant to this Section 1.4(a) shall not be available to any Purchaser if its breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the Closing to be consummated by the date which is 30 days following the date hereof;

(b)                                 by mutual written consent of Company and the Purchasers as evidenced in writing signed by each of the Company and the Purchasers;

(c)                                  by the Purchasers in the event of any breach or violation of any representation or warranty, covenant or agreement contained herein or in any of the other Transaction Documents by any Warrantor that is not cured or curable within thirty (30) Business Days of written notice;

(d)                                 by the Purchasers if any event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have a Material Adverse Effect on the Company or any other Group Company; or

(e)                                  by the Company in the event of any breach or violation of any representation or warranty, covenant or agreement contained herein or in any of the other Transaction Documents by any Purchaser with respect to such Purchaser that is not cured or curable within ten (10) Business Days of written notice.

(f)                                    by the Company in the event that the amount to be raised among all the Purchasers (including those who may not currently be parties to this Agreement) from the sale of the Preferred Shares is less than US$ 22,000,000 by the date which is 30 days following the date hereof.

The date of termination of this Agreement pursuant to this Section 1.4 hereof shall be referred to as “Termination Date”.  In the event of termination by the Company and/or the Purchasers pursuant to this Section 1.4 hereof, written notice thereof shall forthwith be given to the other Party and this Agreement shall terminate, and the purchase of the Preferred Shares hereunder shall be abandoned and rescinded, without further action by the Parties hereto.

1.5                                 Effect of Termination.

In the event that this Agreement is validly terminated pursuant to Section 1.4, then each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any Group Company, the Existing Shareholder or the Purchasers; provided that no such termination shall relieve any Party hereto from liability for any breach of this

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Agreement.  The provisions of this Section 1.5, Section 7, Section 8.1, Section 8.2, Section 8.9, and Section 8.15, hereof shall survive any termination of this Agreement.

2.                                       CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS AT CLOSING.

The obligations of each Purchaser to purchase those Preferred Shares set forth opposite such Purchaser’s name of Schedule 1 at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by such Purchaser:

2.1                                 Shareholders’ Agreement.

The Company, the Existing Shareholder, each of the Domestic Companies, the WFOE and the BVI Co shall have executed and delivered the Shareholders’ Agreement in the form attached hereto as Exhibit A.

2.2                                 Budgets.

The Existing Shareholder shall have submitted a detailed budget of the Company with the details of the scheduled use of the proceeds from the sale of the Preferred Shares, capital expenditure, revenue forecast, performance milestones and corporate benchmarks (in terms of corporate formation and so on) for the next thirty six (36) months (the “Budgets”) to the satisfaction of the Purchasers. Such Budgets shall be prepared in good faith based upon assumptions and projections which the Existing Shareholder believes are reasonable and not materially misleading.

2.3                                 Provision of Due Diligence Documents.

The Existing Shareholder shall, on a timely basis provide all the information and documents as reasonably required by the Purchasers.

2.4                                 Completion of Due Diligence.

The Purchasers shall have satisfactorily completed its business, legal and financial due diligence review, including but not limited to the receipt by the Purchasers of the Financial Statements with respect to each Group Company hereof at the Company’s expense.

2.5                                 Material Adverse Effect.

Since the date of this Agreement, no event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have a Material Adverse Effect on the Company or any other Group Company.

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2.6                                Proceedings and Documents.

All corporate actions in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers (or their legal counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. In addition, the Purchasers (or their legal counsel) shall have received good standing certificates of the Company and the BVI Co. The Group Companies shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Group Companies on or before the Closing.

2.7                                 Authorizations.

The Warrantors shall have obtained all authorizations, approvals, waivers or permits of any Person or any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement and other Transaction Documents, including without limitation any authorizations, approvals, waivers or permits that are required in connection with the lawful issuance of the Series A Preferred Shares and all such authorizations, approvals, waivers and permits shall be effective as of the Closing. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its shares or securities, as applicable.

2.8                                 Opinion of Offshore Counsel and PRC Counsel.

The Purchasers shall have received (i) from Conyers Dill & Pearman, Cayman Islands legal counsel of the Company, a legal opinion, dated as of the Closing, in the form and substance attached hereto as Exhibit C-1, and (ii) from Zhong Lun Law Firm, PRC legal counsel of the Company, a legal opinion, dated as of the Closing, in the form and substance attached hereto as Exhibit C-2.

2.9                                 Representations and Warranties.

The representations and warranties of the Warrantors contained in Schedule 5 in all material respects shall be true, complete and correct as of the Closing, except for those representations and warranties (i) that address matters only as of a particular date, which representations will have been true and correct as of such particular date, and (ii) that already contain any materiality qualification, which representations and warranties, to the extent already so qualified, shall instead be true and correct in all respects as so qualified as of such respective dates.

2.10                           Postponement of Option Exercising.

The Company shall have worked out a plan (the “Interim Option Exercising Plan”) acceptable to the Purchasers such that all the exercise of options pursuant to the Share Plan which is/will be due from October 25, 2009 shall be postponed until the implementation of the Final Option Exercising Plan (as defined below).

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2.11                           Exclusive Cooperation Agreement.

The WFOE and Phoenix Satellite Television Holdings Limited shall have executed and delivered to the Purchasers an Exclusive Cooperation Agreement in the form attached hereto as Exhibit D.

2.12                           Restated Articles.

The memorandum and articles of association of the Company shall have been amended as set forth in the form attached hereto as Exhibit E (the “Restated Articles”).  Such Restated Articles shall have been duly adopted by all necessary actions of the Board of Directors and/or the members of the Company.

2.13                           Compliance Certificates.

The Purchasers shall have received (a) a certificate executed and delivered by a director of the Company in the form attached hereto as Exhibit F-1, and (b) a certificate executed and delivered by the Existing Shareholder in the form attached as Exhibit F-2.

2.14                           Board of Directors.

As of the Closing, the authorized size of the Board of Directors shall be five (5), and the Board of Directors shall be comprised of the following members: LIU Qin （刘芹）, Chui Keung （崔强）, HE Daguang （何大光）, LIU Shuang （刘爽） and LI Ya （李亚） as set forth in the Company’s register of directors, a copy of which shall be certified by the Company’s registered agent and shall be delivered to the Purchasers.

2.15                           Investment Committee Approval.

Within 7 days following the date hereof, each Purchaser’s investment committee shall have approved the execution of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

2.16                           Director Indemnification Agreement.

The Company shall have executed and delivered to the Series A Director the Indemnification Agreement in the form and substance attached hereto as Exhibit H.

2.17                           Management Rights Letter.

The Company shall have executed and delivered to each Purchaser a Management Rights Letter in the form attached hereto as Exhibit I.

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2.18                           Share Incentive Plan.

The Company shall have an authorised share capital as shall be sufficient to enable issue such number of Ordinary Shares which fall to be issued upon exercise of option granted (including the Committed Options) and which may be granted to eligible persons under the Share Plan (as defined below).

2.19                           Employment Agreements.

Each Key Employee listed on Schedule 4 shall have entered into an employment agreement (the “Employment Agreement”) with the WFOE in form and substance acceptable to the Purchasers.

2.20                           Proprietary Information and Inventions Assignment Agreements.

Each Key Employee listed on Schedule 4 shall have entered into a confidentiality and proprietary information agreement with the WFOE in the form and substance satisfactory and acceptable to the Purchasers that shall include provisions relating to non-disclosure, the assignment of inventions, non-solicitation and non-competition, and the Company shall provide evidence of such agreements to the Purchasers.

2.21                           Side Agreement.

Solely with respect to the obligations of Intel at the Closing, each of the Group Companies shall have executed and delivered to Intel a Side Agreement with respect to the Group Company’s representations and warranties regarding the Foreign Corrupt Practices Act in the form and substance acceptable to Intel.

2.22                           Letter of Commitment and Non-Compete.

Each Key Employee shall have entered into a Letter of Commitment and Non-Compete in the form and substance attached hereto as Exhibit G.

2.23                           Power of Attorney.

The Company shall procure that prior to the Closing, each of the individual shareholders of the Company shall have executed a power of attorney in the form acceptable to the Purchasers authorizing the Company or its designee to act on behalf of each such individual shareholder as his exclusive agent and attorney to execute and deliver the Shareholders’ Agreement and all other actions necessary for consummation of the Transaction.

2.24                           License Agreements.

The relevant Affiliate of the Company and Tian Ying shall have entered into (i) a domain name license agreement; (ii) a program content license agreement; and (iii) a trademark license agreement, in the form and substance satisfactory and acceptable to the Purchasers.

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The relevant Affiliate of the Company and Yi Feng shall have entered into (i) a program content license agreement; and (ii) a trademark license agreement, in the form and substance satisfactory and acceptable to the Purchasers.

3.                                       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AT CLOSING.

The obligations of the Company to sell Preferred Shares to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by the Company:

3.1                                 Representations and Warranties.

The representations and warranties of each Purchaser contained in Schedule 7 shall be true, complete and correct in all material respects as of the Closing.

3.2                                 Performance.

Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

3.3                                 Qualifications.

All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Preferred Share pursuant to this Agreement shall be obtained and effective as of the Closing.

3.4                                 Shareholders’ Agreement.

Each Purchaser shall have executed and delivered the Shareholders’ Agreement.

3.5                                 Minimum Closing Amount.

The amount to be raised among all the Purchasers from the sale of the Preferred Shares shall have been no less than US$ 22,000,000.

4.                                       REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS.

The Company, the Group Companies and the Existing Shareholder (collectively the “Warrantors”), jointly and severally, represent and warrant to the Purchasers that the statements contained in Schedule 5 attached hereto are true, correct and complete with respect to each Warrantor on and as of the Execution Date, with the same effect as if made on and as of the date of the Closing, except as set forth on the Disclosure Schedule attached hereto as Schedule 6 (the “Disclosure Schedule”), which exceptions shall be deemed to be representations and warranties as if made hereunder. The Disclosure

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Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in Schedule 5, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in Schedule 5 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

5.                                       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser, severally and not jointly, represents and warrants to the Company that the statements contained in Schedule 7 attached hereto are true, correct and complete with respect to such Purchaser on and as of the date of the Closing.

6.                                       UNDERTAKINGS.

6.1                                 Ordinary Course of Business.

From the Execution Date until the earlier of the Termination Date and the Closing, the Existing Shareholder shall cause each of the Group Companies to be conducted in the ordinary course of business and shall use its commercially reasonable efforts to maintain the present character and quality of the business, including without limitation, its present operations, physical facilities, working conditions, goodwill and relationships with lessors, licensors, suppliers, customers, employees and independent contractors.  Commencing with the execution and delivery of this Agreement and continuing until the earlier of the Termination Date and the Closing, no Group Company may take any of the actions specified in Section 7.2 of the Shareholders’ Agreement without satisfying the conditions as provided therein.

6.2                                 Exclusivity.

From the Execution Date until the earlier of the Termination Date and the Closing (the “Exclusivity Period”), the Group Companies agree not to (i) discuss the sale of any equity securities or any other instruments convertible into the equity securities of any Group Company with any third party, or (ii) to provide any information with respect to any Group Company to a third party in connection with a potential investment by such third party in any equity securities or any other instruments convertible into the equity securities of such Group Company, or (iii) to close any financing transaction of any equity securities or any other instruments convertible into the equity securities of any Group Company with any third party.

6.3                                 Share Incentive Plan.

The Parties acknowledge and agree that Schedule 9 sets forth a complete and correct list as of the Closing of restricted shares, share options, warrants, preemptive or antidilution rights or any other right to acquire, convert or exchange for securities of any Group Company, with or without consideration, granted by or on behalf of any Group Company to any of its current or former officers, directors, employees or consultants (the “Committed Options”).  The Committed Options have been granted under the share

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option plan of the Company approved by the shareholders of the parent company of the Company on 20 June 2008 with the number of shares of the Company reserved under such option plan not exceeding 96,000,000 (including all the shares which certain individual holders (or their respective designees, nominees or assignees) hold by exercising their respective options) (the “Share Plan”).

Each Purchaser will not take any action either in its capacity as a shareholder or director of the Company to alter the number of or terms of the Committed Options specifically set forth on Schedule 9, and will execute and deliver any and all documents reasonably requested by the Company to grant the Committed Options to the individuals set forth on Schedule 9, including without limitation any shareholder or Board action or consent, as long as such Committed Options are subject to the terms set forth in this Section 6.3 and on Schedule 9 and other customary provisions.

6.4                                 Filing of Restated Articles.

Within ten (10) calendar days following the Closing, the Restated Articles shall have been duly filed with the Registrar of Companies of the Cayman Islands.

6.5                                 Completion of Transfer Pricing Documentation.

The WFOE shall have completed and filed the relevant transfer pricing documentation with the competent PRC tax authority in accordance with the PRC Law for the transactions between the WFOE and the Domestic Companies (as applicable) within three (3) months following the Closing.

6.6                                 Governmental Licenses and Permits.

Tian Ying shall use its best efforts to obtain all necessary licenses and permits require under the applicable Law of the PRC as soon as practical after the Closing, including without limitation, the license for transmission of audio-video programs via internet （信息网络传播视听节目许可证, the “SARFT License”）, the permit for internet news service （互联网新闻信息服务许可证, the “Permit for Internet News Service”）, and the internet cultural operating license （互联网文化经营许可证, the “Cultural Operating License”）, the internet publication license （互联网出版许可证, the “Internet Publication License”, and together with the SARFT License and the Permit for Internet News Service, the “Licenses”）.

6.7                                 Control Documents.

Each of the Control Documents attached hereto as Exhibit B shall be executed and delivered as soon as practical after the Closing but in no event later than December 31, 2009.

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6.8                                 Non-Compete.

During the term of the Shareholder’s Agreement, the Existing Shareholder shall not and the Company shall cause the Existing Shareholder not to, either on their respective own account or in conjunction with or on behalf of any person, firm, company or organization, carry on or be engaged, concerned or interested directly or indirectly, in any territory where the Company or any of its Subsidiaries sells its products or carries on business, whether as principal, agent, shareholder, director, partner or otherwise in carrying on any business similar to or competing with the business of (i) value-added telecommunication services to mobile phone users and (ii) online media, video, advertisement services and related products and services, which are carried on or engaged in by the Company or any of its Subsidiaries as of the date of this Agreement.

6.9                                 Execution of New Employment Agreement.

Each current employee of the Domestic Companies or the WFOE shall enter into a new employment agreement with either the Domestic Company or the WFOE (where applicable) in the form and substance attached hereto as Exhibit J (the “New Employment Agreement”) upon the expiry of the existing employment agreement with such employee, provided that the parties to such existing employment agreement agree to the employment renewal. Each future employee of the Domestic Companies or the WFOE shall enter into the New Employment Agreement.

6.10                           Liquidation and Dissolution.

As soon as practicable following the Closing, and in any event within eighteen (18) months] following the Closing, the Existing Shareholder shall cause to have completed the process of liquidating and dissolving each of PHOENIXi Investment Limited, PHOENIXi INC and Guofeng On-line (Beijing) Information Technology Co., Ltd. (国凤在线（北京）信息技术有限公司), and shall provide documentary evidence of the foregoing acceptable to the Purchasers. The Existing Shareholder shall procure that any such liquidation and dissolution (i) shall not have any adverse effect to the operation of the Group Companies, and (ii) shall not cause any expenses to be borne by any Group Company.

6.11                           Application for Various Certificates.

Tian Ying shall cause its relevant branch companies in Tianjin and Guangzhou to obtain those certificates as provided in Section (1)(a)(v) of the Disclosure Schedule within thirty (30) days following the Closing.

Yi Feng shall cause its relevant branch companies in Harbin, Lanzhou, Nanjing, Wuhan and Chengdu to obtain those certificates as provided in Section (1)(b)(iv) of the Disclosure Schedule within thirty (30) days following the Closing.

6.12                           Transfer of General Internet Addresses.

As soon as practical following the Closing, the Company shall procure that all the general internet addresses (通用网址) registered in the name of CHEN Ming (陈明) in

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connection with the business operation of the Group Companies shall be duly transferred and registered in the name of Tian Ying, save for those to be transferred to Phoenix Satellite Television Company Limited or its designated nominees pursuant to Section 6.26.

6.13                           Proprietary Information and Inventions Assignment Agreements.

Within thirty (30) days following the Closing, each of the employees of the WFOE and the Domestic Companies shall have entered into a confidentiality and proprietary information agreement in the form and substance satisfactory and acceptable to the Purchasers that shall include provisions relating to non-disclosure, the assignment of inventions, non-solicitation and non-competition.

6.14                           Cease of Use of Pirated Software

As soon as practical after the Closing, each of the Group Companies shall use its best efforts to stop use of any pirated software by such Group Company and/or its employees.

6.15                           Implementation of the Option Exercising Plan.

As soon as practical after the Closing but in any event no later than 9 months after the Closing, the Company shall upon the consultation with all relevant parties work out a final plan acceptable to the Purchasers (the “Final Option Exercising Plan”) such that all the exercise of options after October 25, 2009 pursuant to the Share Plan shall be postponed to the consummation of the Qualified IPO and take all necessary actions to implement the Final Option Exercising Plan (including without limitation, amending the Share Plan (if necessary)).

6.16                           Settlement of Outstanding Related Party Transactions.

As soon as practical after the Closing, each Group Company and the Existing Shareholder shall have caused the related party transactions, including but not limited to (i) service fees of up to RMB 8 million payable by the WFOE to Phoenix Satellite Television Company Limited, (ii) service fees of up to RMB 5.5 million payable by the Domestic Company to Guofeng, and (iii) loan of up to RMB 2.08 million payable by Guofeng Online (Beijing) Information Technology Company Limited to Tian Ying, to be settled and discharged in a manner acceptable to the Purchasers.

6.17                           Director Agreement.

The Company shall procure that any new member of the Board of Directors shall enter into the Director Agreement immediately following the appointment and approval of such new member into the Board of Directors.

6.18                          Filing Information Update with MIIT.

As soon as practical after the Closing but in any event no later than 3 months after the Closing, the filling information of Tian Ying with the Ministry of Industry and

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Information Technology (“MIIT”) in connection with the operation of the website of Tian Ying shall be updated to reflect the change of the legal representative of Tian Ying from LIU Qinghua to QIAO Haiyan.

6.19                           MIIT Registration for Mobile Network Value-Added Telecommunication Services.

As soon as practical after the Closing but in any event no later than 12 months after the Closing, each of Tian Ying and Yi Feng shall complete all the relevant registrations (including ICP registration and telecom number registration) with relevant local counterparts of MIIT for their respective nation-wide mobile network value-added telecommunication services.

6.20                           Update of ICP License and Business License.

As soon as practical after the Closing but in any event no later than 4 months after the Closing, Tian Ying shall update its ICP License and business license to reflect the domain name of www.phoenixtv.com.cn.

6.21                           Annual Inspection of Tian Ying Branch.

As soon as practical after the Closing but in any event no later than 6 months after the Closing, Tian Ying shall cause its branch companies in Xi’an to complete the annual inspections by the competent administration of industry and commerce.

6.22                           License Update by Yi Feng.

As soon as practical after the Closing but in any event no later than 6 months after the Closing, the legal representative on Short Messaging Service Access Code Certificate (短消息类服务接入代码使用证书) of Yi Feng shall be updated to reflect the change of the legal representative of Yi Feng from SHANG Kena (尚可娜) to HE Yansheng (贺燕胜).

6.23                           Registration of Office Lease.

As soon as practical after the Closing but in any event no later than 3 months after the Closing, the WFOE and the Domestic Companies shall have the office lease agreements entered into with China National Service Corporation for Chinese Personnel Working Abroad (中国出国人员服务总公司) filed with the competent district Beijing Municipal Construction Committee.

6.24                           Compliance with Circular 75.

As soon as practical after the Closing but in any event no later than 30 days after the Closing, the Company shall have submitted an application with the State Administration of Foreign Exchange of the PRC (“SAFE”) as required pursuant to Circular 75 issued by SAFE on October 21, 2005, titled “Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special

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Purpose Vehicles”, effective as of November 1, 2005 (“Circular 75”), or any successor rule or regulation under PRC law, in relation to the shareholding of all the individual shareholders in the Company.

6.25                           Tax Arrangement.

Within 120 days after the Closing, the Company shall make its best efforts to make a proper tax arrangement acceptable to the Purchasers for the Committed Options with respect to the Key Employees of the Company to reduce their respectively tax burden to the extent as much as possible and in compliance with applicable Laws.

6.26                           Transfer of Domain Name.

As soon as practical following the Closing, the Company shall procure that the domain names, general internet addresses and the wireless internet addresses as set forth in Schedule 10 shall be duly transferred and registered in the name of Phoenix Satellite Television Company Limited or its designated nominees.

7.                                       CURE OF BREACHES; INDEMNITY.

7.1                                 In the event of: (a) any breach or violation of, or inaccuracy or misrepresentation in, any representation or warranty made by the Warrantors contained herein or any of the other Transaction Documents or (b) any breach or violation of any covenant or agreement by any of the Warrantors contained herein or any of the other Transaction Documents (each of (a) or (b), a “Breach”), the Existing Shareholder shall, jointly and severally, or cause the other Warrantors to, cure such Breach (to the extent that such Breach is curable) to the satisfaction of the Purchasers (it being understood that any cure shall be without recourse to cash or assets of any Group Companies).  Notwithstanding the foregoing, the Existing Shareholder shall also, jointly and severally, indemnify the Purchasers and their respective Affiliates, limited partners, members, stockholders, employees, agents and representatives (each, an “Indemnitee”) for any and all losses, liabilities, damages, liens, claims, obligations, penalties, settlements, deficiencies, costs and expenses, including without limitation reasonable advisor’s fees and other reasonable expenses of investigation, defense and resolution of any Breach paid, suffered, sustained or incurred by the Indemnitees (each, an “Indemnifiable Loss”), resulting from, or arising out of, or due to, directly or indirectly, any Breach. Provided, however, that the Existing Shareholder shall not in any event be liable under this Section 7.1 in respect of any early redemption of the Preferred Shares under the Transaction Documents, or any Breach or alleged Breach of any provision solely in connection with redemption of the Preferred Shares under the Transaction Documents.

7.2                                 Notwithstanding the foregoing, the Existing Shareholder shall, jointly and severally, indemnify and keep indemnified the Indemnitees at all times and hold them harmless against any and all Indemnifiable Losses resulting from, or arising out of, or due to, directly or indirectly, any claim for tax due that is settled by a Group Company, owed pursuant to an arbitral award or final judgment by a court of competent jurisdiction which has been made or may hereafter be made against any Group Company wholly or partly in respect of or in consequence of any event occurring or any income, profits or gains

14

earned, accrued or received by such Group Company on or before the Closing and any reasonable costs, fees or expenses incurred and other liabilities which such Group Company may properly incur in connection with the investigation, assessment or the contesting of any claim, the settlement of any claim for tax, any legal proceedings in which any Group Company claims for tax and in which an arbitration award or judgment is given for such Group Company and the enforcement of any such arbitration award or judgment whether or not such tax is chargeable against or attributable to any other person, provided, however, that the Existing Shareholder shall be under no liability in respect of taxation:

(a)                                 that is promptly cured without recourse to cash or other assets of any Group Company;

(b)                                to the extent that provision, reserve or allowance has been made for such tax in the audited consolidated financial statement of the Company;

(c)                                 if it has arisen in and relates to the ordinary course of business of the Group Companies;

(d)                                to the extent that the liability arises as a result only of a provision or reserve in respect of the liability made in the Financial Statement being insufficient by reason of any increase in rates of tax announced after the Closing with retrospective effect; and

(e)                                 to the extent that the liability arises as a result of legislation which comes into force after the Closing and which is retrospective in effect.

The survival period for any indemnity obligation relating to claims for tax matters arising under this Section 7.2 shall be the applicable statue of limitations for tax claims.

7.3                                 In the event that an Indemnitee suffers an Indemnifiable Loss as provided in Section 7.1 or 7.2 and the Existing Shareholder are either unwilling or unable to fulfill their obligations under Section 7.1 or 7.2 to indemnify the Indemnitees for the full amount of such Indemnifiable Loss within sixty (60) days of receipt of written notice thereof from the Purchasers, then the Company (or any other Warrantor selected by a majority in interest of the Indemnitees) shall indemnify the Indemnitees such that the Indemnitees shall receive the full amount of such Indemnifiable Loss. Any indemnification provided by the Warrantors other than the Existing Shareholder pursuant to this Section 7.3 shall not prejudice or otherwise affect the right of the Indemnitees to seek indemnification from the Existing Shareholder pursuant to Section 7.1 or 7.2; provided, however, that to the extent the Indemnitees are able to recover any Indemnifiable Loss from the Existing Shareholder, the Warrantors other than the Existing Shareholder shall not be obligated to indemnify the Indemnitees with respect to such amount.

7.4                                 If a Purchaser or other Indemnitee believes that it has a claim that may give rise to an obligation of any Warrantor pursuant to this Section 7, it shall give prompt notice thereof to the Warrantors and the other Purchasers stating specifically the basis on which such claim is being made, the material facts related thereto, and the amount of the claim

15

asserted. In the event of a third party claim against an Indemnitee for which such Indemnitee seeks indemnification from the Warrantors pursuant to this Section 7, no settlement shall be deemed conclusive with respect to whether there was an Indemnifiable Loss or the amount of such Indemnifiable Loss unless such settlement is consented to by the Existing Shareholder, which shall not be unreasonably withheld or delayed.  Any dispute related to this Section 7 shall be resolved pursuant to Section 8.15.

7.5                                 This Section 7 shall not be deemed to preclude or otherwise limit the Purchasers in any way the exercise of any other rights or pursuit of other remedies for any breach of this Agreement or any other Transaction Documents.

7.6                                 Notwithstanding any other provision contained herein, the Purchasers acknowledge and agree that absent fraud, gross negligence and/or willful misconduct by any of the Warrantors, the aggregate liability of the Warrantors under this Section 7 in respect of any Purchaser shall be limited to an amount equal to such Purchaser’s purchase price hereunder.

7.7                                 Notwithstanding any other provision contained herein, the Company shall not be liable in respect of a claim unless and until the amount recoverable from the Company in respect of that claim exceeds US$100,000, after which all claims starting from the first dollar shall be recoverable.

7.8                                 All indemnification obligations of the Warrantors under this Section 7 will terminate on the earlier of (i) four (4) years after the date of the Closing, and (ii) the completion of an initial public offering of the Ordinary Shares.

8.                                       MISCELLANEOUS.

8.1                                 Survival of Warranties.

Unless otherwise set forth in this Agreement, the representations and warranties of the Warrantors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company, until the earlier of (i) four (4) years after the Closing, and (ii) the closing of a Qualified IPO.

8.2                                 Confidentiality.

(a)                                  Disclosure of Terms.  The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby and thereby (collectively, the “Transaction Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except as permitted in accordance with the provisions set forth below.

16

(b)                                 Permitted Disclosures.  Notwithstanding the foregoing, the Company may disclose (i) the existence of the investment, and (ii) the Purchasers’ investment in the Company, solely to its bona fide prospective purchasers, employees, bankers, lenders, accountants, legal counsels and business partners, in each case only where such persons or entities are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 8.2; provided, that, the Company shall be able to disclose to a third party the fact that each Purchaser is an investor of the Company without the requirement for nondisclosure obligations.  Each Purchaser may disclose the existence of the investment and the Transaction Terms (i) to any Affiliate, partner, limited partner, former partner, potential partner or potential limited partner of the Purchaser or other third parties, and (ii) in any press conference, professional or trade publication, marketing materials or otherwise to the public, in each case as such Purchaser deems appropriate in its sole discretion after first consulting with the Company to avoid any inadvertent breaches of any applicable disclosure Laws and regulations of any jurisdiction, including without limitation the Hong Kong Stock Exchange fair disclosure regulations.  Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 8.2(c) below.  After any information is disclosed to the public by any Purchaser pursuant to this Section 8.2(b), any of the Company and the other Purchasers shall be entitled to disclose such information at its sole discretion; provided, that there shall be only one press release relating to the Purchasers’ investment in the Company.

(c)                                  Legally Compelled Disclosure.  In the event that any Party or its Affiliate is requested or becomes compelled (including without limitation, pursuant to any applicable tax, securities, or any applicable stock exchange listing rules (whether such listing rules have the force of law or not) or other Laws and regulations of any jurisdiction) to disclose the existence of this Agreement or content of any of the Transaction Terms, such party (the “Disclosing Party”) shall provide the other parties with prompt written notice of that fact and shall consult with the other parties regarding such disclosure.  At the request of another party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy.  In any event, the Disclosing Party shall furnish only that portion of the information that is required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(d)                                 Other Exceptions.  Notwithstanding any other provision of this Section 8.2, the confidentiality obligations of the parties shall not apply to: (i) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.

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(e)                                  Press Releases, Etc.  No announcements regarding a Purchaser’s investment in the Company may be made by any Party hereto in any press conference, professional or trade publication, marketing materials or otherwise to the public without the prior written consent of such Purchaser, provided, in the event that no Purchaser elects to issue a press release within thirty (30) days following the Closing pursuant to Section 8.2(b), then the Company shall have the right to issue a press release within sixty (60) days following the Closing disclosing that the Purchasers have invested in the Company provided that (i) the press release does not disclose the amount or terms of the investment; and (ii) the final form of the press release is approved in advance in writing by the Purchasers.  For the avoidance of doubt, notwithstanding anything to the contrary in this Section 8.2(e), in the event that any Party is requested or becomes compelled (including without limitation, pursuant to any applicable tax, securities, or any applicable stock exchange listing rules (whether such listing rules have the force of law or not) or other Laws and regulations of any jurisdiction) to make any announcements regarding a Purchaser’s investment in the Company in any press conference, professional or trade publication, marketing materials or otherwise to the public, the provision in Section 8.2(c) shall prevail.

(f)                                    Other Information.  The provisions of this Section 8.2 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby, provided, that notwithstanding any other provisions in this Section 8.2, exchanges of information between the Company and Intel Capital Corporation (“Intel”) (including without limitation, any exchanges of information with any Intel board observer designated by Intel) shall be governed exclusively by the corporate non-disclosure agreement (No. 7440965) (the “Non-Disclosure Agreement”) dated May 27, 2009 and entered into by and between the Company and Intel Corporation as long as the Non-Disclosure Agreement is in effect.

8.3                                 Transfer; Successors and Assigns.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Save as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

8.4                                 Governing Law.

This Agreement shall be governed by and construed in accordance with the Law of Hong Kong as to matters within the scope hereof, without regard to its principles of conflicts of laws.

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8.5                                 Counterparts; Facsimile.

This Agreement may be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6                                 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7                                 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been delivered by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after delivery by an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature pages, Schedule 1 or Schedule 2, as the case may be, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.7.

8.8                                 No Finder’s Fees.

Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.9                                 Fees and Expenses.

(a)                                  The Company shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.

(b)                                 The Company shall pay the legal costs and expenses incurred or to be incurred by the Purchasers, up to US$250,000 plus taxes and disbursements, including all

19

reasonable costs and expenses in conducting due diligence investigations on the Group Companies and in preparing, negotiating and executing all documentation by the outside legal counsel of the Purchasers, which may be deducted at the Purchasers election at Closing from the cash consideration payable by the Purchasers.

(c)                                  In the event that the Closing does not proceed as a result of a termination by the Purchasers in accordance with Section 1.4(a), (c) or (d), the Company shall bear all the legal costs and expenses incurred by or on behalf of the Purchasers in the preparation of the agreements(s) and all other documents.

8.10                           Attorney’s Fees.

If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled, as directed by the relevant court or tribunal.

8.11                           Amendments and Waivers.

Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company, the holders of a majority of the aggregate Ordinary Shares then in issue, and each of the Purchasers.  Any amendment or waiver effected in accordance with this Section 8.11 shall be binding upon the Company, the Existing Shareholder, the Purchasers, and each transferee of the Preferred Shares or the Conversion Shares and each future holder of all such securities.

8.12                           Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.13                           Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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8.14                           Entire Agreement.

This Agreement (including the Schedules and Exhibits hereto), the Restated Articles and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.15                           Dispute Resolution.

(a)                                  Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim.  Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation.  If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)                                 The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”).  There shall be three arbitrators.  The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration.  Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list.  The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong.  If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c)                                  The arbitration proceedings shall be conducted in English.  The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration.  However, if such rules are in conflict with the provisions of this Section 8.15, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.15 shall prevail.

(d)                                 The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(e)                                  Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

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(f)                                    The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g)                                 Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.16                           No Commitment for Additional Financing.

The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein.  In addition, the Company acknowledges and agrees that (i) no oral statements made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  Each Purchaser shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

8.17                           Rights Cumulative.

Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

8.18                           No Waiver.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

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8.19                           No Presumption.

The Parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

8.20                           Exculpation Among Purchasers.

Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Preferred Shares.

8.21                           Third Party Beneficiaries.

Each of the Indemnitees shall be a third party beneficiary of this Agreement with the full ability to enforce Section 7 of this Agreement as if it were a Party hereto.

8.22                           Use of “Intel” Name or Logo.

Without the prior written consent of Intel, and whether or not Intel is then a shareholder of the Company, neither the Group Company nor any other Purchaser shall use, publish or reproduce the name “Intel” or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

[Remainder of Page Intentionally Left Blank]

23

IN WITNESS WHEREOF, the Parties have executed this Preferred Share Purchase Agreement as of the date first written above.

COMPANY	PHOENIX NEW MEDIA LIMITED

	By:	/s/ Jiyan Wang
	Name:	Jiyan Wang
Capacity:

BVI CO	PHOENIX SATELLITE TELEVISION INFORMATION LIMITED

	By:	/s/ Keung Chui
	Name:	Keung Chui
	Capacity:	Director

SIGNATURE PAGE TO PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Preferred Share Purchase Agreement as of the date first written above.

DOMESTIC COMPANIES	BEIJING TIANYING JIUZHOU NETWORK TECHNOLOGY CO., LTD.

	By:	/s/ Ming Chen
	Name:	Ming Chen
Capacity:

YIFENG LIANHE (BEIJING) TECHNOLOGY CO., LTD.

	By:	/s/ Ming Chen
	Name:	Ming Chen
Capacity:

WFOE	FENGHUANG ON-LINE (BEIJING) INFORMATION TECHNOLOGY CO., LTD.

	By:	/s/ Shuang Liu
	Name:	Shuang Liu
Capacity:

SIGNATURE PAGE TO PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Preferred Share Purchase Agreement as of the date first written above.

EXISTING SHAREHOLDER	PHOENIX SATELLITE TELEVISION HOLDINGS LIMITED

	By:	/s/ Jiyan Wang
	Name:	Jiyan Wang

PHOENIX SATELLITE TELEVISION (B.V.I.) HOLDING LIMITED

	By:	/s/ Keung Chui
	Name:	Keung Chui

SIGNATURE PAGE TO PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Preferred Share Purchase Agreement as of the date first written above.

PURCHASERS:	MORNINGSIDE CHINA TMT FUND I, L.P.,		)
	a Cayman Islands exempted limited partnership		)
)
	By :		)
	MORNINGSIDE CHINA TMT, GP, L.P.,		)
	a Cayman Islands exempted limited partnership,		)
	its general partner		)
)
	By :		)
	TMT GENERAL PARTNER LTD.,		)
	a Cayman Islands limited company,		)
	its general partner		)
)
	in	on	)
)
)
)
	/s/ Raymond Tang		)
Director/Authorised Signatory

SIGNATURE PAGE TO PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Preferred Share Purchase Agreement as of the date first written above.

PURCHASERS:	MORNINGSIDE CHINA TMT FUND I, L.P.,		)
	a Cayman Islands exempted limited partnership		)
)
	By :		)
	MORNINGSIDE CHINA TMT, GP, L.P.,		)
	a Cayman Islands exempted limited partnership,		)
	its general partner		)
)
	By :		)
	TMT GENERAL PARTNER LTD.,		)
	a Cayman Islands limited company,		)
	its general partner		)
)
	in	on	)
)
)
)
	/s/ Jianming Shi		)
Director/Authorised Signatory

SIGNATURE PAGE TO PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Preferred Share Purchase Agreement as of the date first written above.

PURCHASERS:	INTEL CAPITAL CORPORATION

	By:	/s/ Michael J Scown

	Name:	Michael J Scown

	Title:	Authorised Signatory

SIGNATURE PAGE TO PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Preferred Share Purchase Agreement as of the date first written above.

PURCHASERS:	SIGNED for and on behalf of
BERTELSMANN ASIA INVESTMENTS AG

	By:	/s/ Erich Kalt
	Name:	Erich Kalt
	Title:	Authorized Signatory

SIGNATURE PAGE TO PREFERRED SHARE PURCHASE AGREEMENT

SCHEDULE AND EXHIBITS

Schedules

Schedule 1	Schedule of Purchasers

Schedule 2	Schedule of Existing Shareholder

Schedule 3	Definitions

Schedule 4	Schedule of Key Employees

Schedule 5	Representations and Warranties of the Warrantors

Schedule 6	Disclosure Schedule

Schedule 7	Representations and Warranties of the Purchasers

Schedule 8	Capitalization Table

Schedule 9	Option List

Schedule 10	List of Domain Names, General Internet Addresses and Wireless Internet Addresses to be transferred to Phoenix Satellite Television Company Limited

Exhibits

Exhibit A	Shareholders’ Agreement

Exhibit B	Control Documents

Exhibit C-1	Form of Offshore Legal Opinion

Exhibit C-2	Form of PRC Legal Opinion

Exhibit D	Form of Exclusive Cooperation Agreement

Exhibit E	Form of Restated Articles

Exhibit F	Form of Compliance Certificates

Exhibit G	Letter of Commitment and Non-Compete

Exhibit H	Form of Indemnification Agreement

Exhibit I	Form of Management Rights Letter

Exhibit J	Form of New Employment Agreement

SCHEDULE 1

SCHEDULE OF PURCHASERS

Purchasers	Number of Preferred Shares	Consideration

Morningside China TMT Fund I, L.P. Address for Notices: c/o 22/F, Hang Lung Centre, 2-20, Paterson Street, Causeway Bay, Hong Kong Fax: +852 2577 3509	62,400,000	US$	12,000,000

Intel Capital Corporation Address for Notices: Intel Capital Corporation c/o Intel Semiconductor Ltd. 32/F, Two Pacific Place 88 Queensway, Central Hong Kong Attn: APAC Portfolio Management Fax: +852 2240 3775 With an electronic copy to the following email address: APACportfolio@intel.com Principal Place of Business: 2200 Mission College Blvd. Santa Clara, CA 95052-8119	52,000,000	US$	10,000,000

Bertelsmann Asia Investments AG Address: Unit 2804-2805, SK Tower, 6A Jianguomenwai Avenue Chaoyang District, Beijing 100022, P.R. China	15,600,000	US$	3,000,000

Attn: Yu, Long (龙宇) Fax No.: (8610) 6563-0376 CC: Martin Dannhoff Address: Bertelsmann AG, Carl-Bertelsmann Straße 270, 33311 Gütersloh Fax No.: +49 (0) 52 41-80-9324
Total	130,000,000	25,000,000

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SCHEDULE 2

SCHEDULE OF EXISTING SHAREHOLDER

PHOENIX SATELLITE TELEVISION	PHOENIX SATELLITE TELEVISION (B.V.I.) HOLDING LIMITED
HOLDINGS LIMITED

Address for Notices:	Address for Notices:
No. 2-6 Dai King Street	No. 2-6 Dai King Street
Tai Po Industrial Estate	Tai Po Industrial Estate
Tai Po, N.T., Hong Kong	Tai Po, N.T., Hong Kong

Fax: 852 2200 8899	Fax: 852 2200 8899

SCHEDULE 3

DEFINITIONS

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common Control with such specified Person, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common Control with one or more general partners or managing members of, or shares the same management company with, such Person.

“Agreement” has the meaning ascribed to it in Preamble to this Agreement.

“Bertelsmann” means Bertelsmann Asia Investments AG, including its respective successors and permitted assigns.

“Breach” has the meaning set forth in Section 7.1.

“Board of Directors” means the Company’s Board of Directors.

“Budgets” has the meaning set forth in Section 2.2.

“Business Day” means any day, other than a Saturday, Sunday and public holidays in Hong Kong and Beijing on which the commercial banks in Hong Kong and Beijing are generally open for the conduct of regular banking business for the entire duration of normal banking hours.

“Circular 75” has the meaning ascribed to it in Section 2.10.

“Closing” has the meaning ascribed to it in Section 1.2(a).

“Closing Account” has the meaning ascribed to it in Section 1.1(b).

“Committed Options” has the meaning ascribed to it in Section 6.3.

“Company” has the meaning ascribed to it in the Preamble to this Agreement.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Company Law” means the Companies Law (2007 Revision) of the Cayman Islands, as amended.

“Confidential Information Agreements” has the meaning ascribed to it in Section 19 of Schedule 5.

“Contract” means a legally binding contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise or license.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Control Documents” means the following set of contracts in form and substance attached hereto as Exhibit B: the Loan Agreement, Exclusive Technical Consulting and Service Agreement, Equity Pledge Agreement, Call Option Agreement and Voting Trust Agreement to be entered into by the WFOE, either of the Domestic Companies and the relevant shareholders of the Domestic Companies (as applicable).

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Series A Preferred Shares.

“Convertible Securities” means, with respect to any specified Person, securities convertible or exchangeable into any shares of any class of such specified Person, however described and whether voting or non-voting.

“Directors” means the members of the Board of Directors.

“Disclosing Party” has the meaning ascribed to it in Section 8.2(c).

“Disclosure Schedule” has the meaning ascribed to it in Section 4.

“Domestic Companies” has the meaning ascribed to it in Preamble to this Agreement.

“Domestic Company” has the meaning ascribed to it in Preamble to this Agreement.

“Key Employee” means each of the Persons listed in Schedule 4.

“Employee Benefit Plans” has the meaning ascribed to it in Section 16.7 of Schedule 5.

“Employment Agreement” has the meaning ascribed to it in Section 2.22.

“Exclusivity Period” has the meaning ascribed to it in Section 6.2.

“Execution Date” shall mean the date of this Agreement.

“Existing Shareholder” has the meaning ascribed to such term in Preamble hereof.

“Financial Statements” shall mean the consolidated balance sheet, income statement and statement of cash flows, prepared in accordance with IFRS or PRC GAAP, as required by the context, and applied on a consistent basis throughout the periods indicated. “Governmental Authority” means the government of any nation, province, state, city, locality or other political

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subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

“Group Companies” means the Company, the BVI Co, the WFOE, (and as from the date on which the Control Documents take effect, but not before) each of the Domestic Companies and any other direct or indirect Subsidiary of any Group Company, whether in existence now or in the future, collectively, and “Group Company” means any one of them.  Notwithstanding the foregoing, Group Companies shall not include PHOENIXi Investment Limited, PHOENIXi INC and Guofeng On-line (Beijing) Information Technology Co., Ltd.(国凤在线 (北京) 信息技术有限公司).

“GC Product or Service” has the meaning ascribed to it in Section 8.7 of Schedule 5.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“HKIAC” has the meaning ascribed to it in Section 8.15(b).

“Indemnifiable Loss” has the meaning set forth in Section 7.1.

“Indemnitee” has the meaning set forth in Section 7.1.

“Intel” means Intel Capital Corporation, including its respective successors and permitted assigns.

“Intellectual Property” means all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, processes, compositions of matter, formulas, designs, inventions, proprietary rights, know-how and any other confidential or proprietary information owned or otherwise used by the Group Companies.

“Knowledge” including the phrase “to the Warrantors’ knowledge” shall mean the knowledge of the Warrantors after reasonable investigation.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge or other restriction or limitation.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Group Companies, taken as a whole.

“Material Agreements” has the meaning ascribed to such term in Section 10.1 of Schedule 5.

“Morningside” means Morningside China TMT Fund I, L.P., including its respective successors

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and permitted assigns.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

“Ordinary Share” has the meaning ascribed to in the Recitals to this Agreement, being an Ordinary Share of par value US$0.01 each in the share capital of the Company.

“Party” or “Parties” has the meaning set forth in the Preamble hereof.

“Permitted Liens” means (i) Liens for taxes not yet delinquent or the validity of which are being contested and (ii) Liens incurred in the ordinary course of business, which (x) do not in the aggregate materially detract from the value of the assets that are subject to such Liens and (y) were not incurred in connection with the borrowing of money.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” or “China” means the Peoples’ Republic of China, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preferred Share” has the meaning ascribed to it in Section 1.1, being a convertible Series A Preferred Share of par value of US0.01 each in the share capital of the Company.

“Projections” has the meaning ascribed to such term in Section 24 of Schedule 5.

“Public Official” means an employee of a Governmental Authority, a member of a political party, a political candidate, an officer of a public international organization, or an officer or employee of a state-owned enterprise, including a PRC state-owned enterprise.

“Public Software” has the meaning ascribed to it in Section 8.7 of Schedule 5.

“Purchasers” has the meaning ascribed to such term in Preamble hereof.

“Related Party Transaction” means any transaction between any Group Company on the one hand, and the Existing Shareholder, or any Affiliate of the Existing Shareholder on the other hand, other than transactions arising in the ordinary course of an employer/employee relationship.

“Reserve” or “Reservation” has the meaning ascribed to such term in Section 4 of Schedule 5.

“Restated Articles” has the meaning ascribed to such term in Section 2.14.

“Restricted Securities” has the meaning ascribed to such term in Section 5 of Schedule 7.

“RMB” means the Renminbi, the lawful currency of the PRC.

“SAFE” has the meaning ascribed to it in Section 2.12.

“SEC” means Securities and Exchange Commission of the United States of America.

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“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (or comparable Laws in jurisdictions other than the United States).

“Series A Director” has the meaning ascribed to such term in the Shareholders’ Agreement.

“Series A Preferred Shares” means the Preferred Shares.

“Shareholders’ Agreement” means the agreement proposed to be entered into among the Company, the Existing Shareholder, the Purchasers and certain other parties thereto, in the form of Exhibit A attached to this Agreement.

“Share Plan” has the meaning ascribed to such term in Section 6.3.

“Statement Date” has the meaning ascribed to it in Section 14 of Schedule 5 to this Agreement.

“Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the financial reporting standards adopted by the subject entity, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.  For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.

“Transaction Documents” means this Agreement, the Shareholders’ Agreement, and any other agreements, instruments or documents entered into in connection with this Agreement.

“Transaction Terms” has the meaning ascribed to such term in Section 8.2(a).

“US$” means the United States dollar, the lawful currency of the United States of America.

“Warrantors” has the meaning ascribed to such term in Section 4.

“WFOE” has the meaning ascribed to it in Preamble to this Agreement.

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SCHEDULE 4

SCHEDULE OF KEY EMPLOYEES

刘爽 — WFOE, CEO

李亚 - WFOE, COO&CFO

王炜 - WFOE, Vice President

王育林 - WFOE, Vice President

吴征- Chief Editor

吴华鹏- WFOE, Vice President

邹明- WFOE, Vice President

陈明- WFOE, Vice President

刘昕 - WFOE, Vice President

SCHEDULE 5

REPRESENTATIONS AND WARRANTIES OF

THE WARRANTORS

1.                                       Organization, Good Standing, Corporate Power and Qualification.

Each Group Company is a corporation duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation and except as set forth in Section 1 of the Disclosure Schedule, has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  Each Group Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.                                       Capitalization of the Company.

2.1                                 The authorized capital of the Company consists, immediately prior to the Closing, of:

(a)                                  870,000,000 Ordinary Shares, of which 322,345,437 shares are issued and outstanding, immediately prior to the Closing.  All of the outstanding Ordinary Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable securities laws. The Company holds no treasury shares.

(b)                                 130,000,000 Preferred Shares, of which 130,000,000 shares have been designated Series A Preferred Shares, none of which are issued and outstanding immediately prior to the Closing.  The rights, privileges and preferences of the Preferred Shares are as stated in the Restated Articles and as provided by the Company Law.

2.2                                 The Company has adopted the Share Plan.  The authorized share capital of the Company is sufficient for the issue of Ordinary Shares which fall to be issued upon exercise of options granted (including the Committed Options) and which may be granted to eligible persons under the Share Plan.

2.3                                 Schedule 8 sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Ordinary Shares, including, with respect to restricted Ordinary Shares, vesting schedule and repurchase price; (ii) issued and granted stock options; (iii) stock options not yet issued but reserved for issuance, including vesting schedule and exercise price; (iv) each series of Preferred Shares; and (v) warrants or stock purchase rights, if any.  Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in the Shareholders’ Agreement, and (C) the securities and rights described in Section 2.2 of this Schedule 5, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Ordinary Share or Series A Preferred Share, or any securities convertible into or exchangeable for Ordinary Share or Series A Preferred Share.

2.4                                 The Company is the sole legal and beneficial owner of one hundred percent (100%) of the equity interest of the BVI Co.  The BVI Co is the sole legal and beneficial owner of one hundred percent (100%) of the equity interest of the WFOE.

2.5                                 Section 2.5 of the Disclosure Schedule list the legal and beneficial owners of the Ordinary Shares of the Company.

2.6                                 Qiao Haiyan and Gao Ximin own fifty one percent (51%) and forty nine percent (49%) of the outstanding equity of Tian Ying respectively.

2.7                                 He Yansheng and Liu Yinxia own sixty percent (60%) and forty percent (40%) of the outstanding equity of Yi Feng respectively.

3.                                       Subsidiaries.

Except as set forth in Section 3 of the Disclosure Schedule and the Control Documents, the Company and each Group Company do not currently own or control, directly or indirectly, any interest in any other company, corporation, partnership, trust, joint venture, association, or other business entity.  Except as set forth in Section 3 of the Disclosure Schedule, neither the Company nor any Group Company is a participant in any joint venture, partnership or similar arrangement.

4.                                       Authorization.

All corporate action required to be taken by each Group Company’s board of directors and shareholders in order to authorize each respective Group Company to enter into the Transaction Documents to which each such Group Company is a party, and to issue the Preferred Shares at the Closing and the Conversion Shares, has been taken or will be taken prior to the Closing.  All action on the part of the officers of each Group Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of such Group Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Series A Preferred Shares has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by each Group Company, shall constitute valid and legally binding obligations of each Group Company, enforceable against each Group Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Shareholders’ Agreement and the Indemnification Agreement may be limited by applicable securities laws. The issuance of any Series A Preferred Shares or Conversion Shares is not subject to any preemptive rights or rights of first refusal, or if any such preemptive rights or rights of first refusal exist, waiver of such rights has been obtained from the holders thereof.  For the purpose only of this Agreement, “reserve,” “reservation” or similar words with respect to a specified number of Ordinary Shares or Series A Preferred Shares of the Company shall mean that the Company shall, and the

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Board of Directors shall procure that the Company shall, refrain from issuing such number of shares so that such number of shares will remain in the authorized but unissued share capital of the Company until the conversion rights of the holders of any Convertible Securities exercisable for such shares are exercised in accordance with the Restated Articles or otherwise.

5.                                       Valid Issuance of Shares.

5.1                                 The Preferred Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the this agreement, the Shareholders’ Agreement, applicable securities laws and liens or encumbrances created by or imposed by the Purchaser.  Subject in part to the accuracy of the representations of the Purchasers in Schedule 7 of this Agreement, the Preferred Shares will be issued in compliance with all applicable securities laws.  The Conversion Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable securities laws and liens or encumbrances created by or imposed by a Purchaser.  The Conversion Shares will be issued in compliance with all applicable securities laws.

5.2                                 All presently outstanding Ordinary Shares of the Company were duly and validly issued, fully paid and non-assessable, and are free and clear of any liens and free of restrictions on transfer (except for any restrictions on transfer under applicable securities laws) and have been issued in compliance in all material respects with the requirements of all applicable securities laws and regulations.

6.                                       Governmental Consents and Filings.

No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company is required in connection with the valid execution, delivery and consummation of the transactions contemplated by this Agreement, Shareholder’s Agreement or the offer, sale, issuance or reservation for issuance of the Series A Preferred Shares and the Ordinary Shares.

7.                                       Litigation.

Save as set out in the Section 7 of Disclosure Schedule,  there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Warrantors’ knowledge, currently threatened (i) against any Group Company or any officer, director or Employee of any Group Company that would either individually or in aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) to the Warrantors’ knowledge, that questions the validity of the Transaction Documents or the right of any Group Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents.  None of the Group Companies, and to the Warrantors’

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Knowledge, its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no action, suit, proceeding or investigation by any Group Company pending or which any Group Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Warrantors’) involving the prior employment of any of the Group Company’s employees, their services provided in connection with Group Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

8.                                       Intellectual Property.

8.1                                 Each Group Company owns or possesses sufficient legal rights to (i) all trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes and (ii) to the Warrantors’ knowledge, all patents and patent rights, as are necessary to the conduct of such Group Company’s business as now conducted and as presently proposed to be conducted, without any known conflict with, or infringement of, the rights of others. Section 8.1 of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property owned, licensed to or used by each Group Company, whether registered or not, and a complete and accurate list of all licenses granted by such Group Company to any third party with respect to any Intellectual Property.  To the Warrantors’ knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by any Group Company violates or will violate any license or infringe any intellectual property rights of any other party.

8.2                                 Except as set forth in Section 8.2.1 of the Disclosure Schedule, no Group Company has received any communications alleging that any Group Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.  Except as set forth in Section 8.2.2 of the Disclosure Schedule, each Group Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with such Group Company’s business.  To the Warrantors’ knowledge, it will not be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by a Group Company.  To the Warrantors’ Knowledge, each Employee has assigned to the Group Companies all intellectual property rights he or she owns that are related to the Group Companies’ business as now conducted.  Section 8.2.2 of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights and domain names of each Group Company.

8.3                                 Except as set forth in the Exclusive Cooperation Agreement as provided in Section 2.11, other than with respect to commercially available software products under standard end-

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user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the foregoing, nor is any Group Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

8.4                                 No proceedings or claims in which any Group Company alleges that any person is infringing upon, or otherwise violating, its Intellectual Property rights are pending, and none has been served, instituted or asserted by any Group Company.

8.5                                 To the Warrantors’ Knowledge, none of the employees of any Group Company is obligated under any Contract (including a Contract of employment), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company Group, or that would conflict with the business of any Group Company as presently conducted.  To the Warrantors’ Knowledge, it will not be necessary to utilize in the course of the any Group Company’s business operations any inventions of any of the employees of any Group Company made prior to their employment by the such Group Company, except for inventions that have been validly and properly assigned or licensed to such Group Company as of the date hereof.

8.6                                 Each Group Company has taken reasonable security measures that in the judgment of such Person are commercially prudent in order to protect the secrecy, confidentiality, and value of its material Intellectual Property.

9.                                       Compliance with Other Instruments.

None of the Group Companies is in violation or default (i) of any provisions of its Memorandum of Association (if any), Articles of Association or any other applicable constitutional document, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or, of any provision of statute, rule or regulation applicable to such Group Company, the violation of which would either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of any Group Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to any Group Company, which would either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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10.                                 Agreements; Actions.

10.1                           Save for the agreements set out in Section 10.1 of the Disclosure Schedule (the “Material Agreements”) and the Transaction Documents, there are no other agreements, understandings, instruments, contracts or proposed transactions to which any Group Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, any Group Company in excess of RMB400,000, (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from any Group Company, other than from or to another Group Company or from the Existing Shareholder to a Group Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect any Group Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by any Group Company with respect to infringements of proprietary rights.  All the Material Agreements are valid, binding and enforceable obligations of the parties thereto and the terms thereof have been complied with by the relevant Group Company in all material respects, and to the Warrantors’ Knowledge, by all the other parties thereto in all material respects.  There are to the Warrantors’ Knowledge, no circumstances likely to give rise to any material breach of such terms, no grounds for rescission, avoidance or repudiation of any of the Material Agreements which would have a Material Adverse Effect and no notice of termination or of intention to terminate has been received in respect of any Material Agreement.

10.2                           Save as set out in Section 10.2 of the Disclosure Schedule, the Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class of its share capital, and no Group Company has (i) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of RMB400,000, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses and trade receivables in the ordinary course of business, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business or otherwise envisaged in this Agreement.  For the purposes of Sections 10.1 and 10.2 of this Schedule 5 all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

10.3                           Except as set forth in Section 10.3 of the Disclosure Schedule, no Group Company is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation that is not a Group Company.

10.4                           Save as set out in Section 10.4 of the Disclosure Schedule or in connection with this Agreement and the other Transaction Documents, no Group Company has engaged in the past three (3) months in any discussion with any representative of any corporation, partnership, trust, joint venture, limited liability company, association or other entity, or any individual, regarding (i) a sale of all or substantially all of such Group Company’s assets, or (ii) any merger, consolidation or other business combination transaction of such Group Company with or into another corporation, entity or person.

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11.                                 Conflict of Interest.

11.1                           Other than (i) standard employee benefits generally made available to all employees, (ii) the Indemnification Agreement in favor of the Series A Director in the form attached hereto as Exhibit H, and (iii) the purchase of the Company’s share capital in accordance with applicable law, and the issuance of options to purchase the Company’s Ordinary Shares, in each instance, disclosed in Section 11.1 of the Disclosure Schedule, there are no agreements, understandings or proposed transactions between any Group Company and any of its officers, directors, consultants or Employees, or any Affiliate thereof, respectively.

11.2                           No Group Company is indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses.  None of the Group Companies’ directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to any Group Company or, (ii) to the Warrantors’ knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which any Group Company has a business relationship, or any firm or corporation which competes with any Group Company except that directors, officers or employees or shareholders of the Company may own shares in (but not exceeding one percent (1%) of the outstanding shares of) publicly traded companies that may compete with any Group Company.  To the Warrantors’ knowledge, none of the Group Companies’ employees or directors or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, interested in any contract with any Group Company. To the Warrantors’ knowledge, none of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Group Companies’ five (5) largest business relationship partners, service providers, joint venture partners, licensees and competitors.

12.                                 Rights of Registration and Voting Rights.

Except as provided in the Shareholders’ Agreement, no Group Company is under any obligation to register under the Securities Act or any other applicable securities laws, any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  To the Warrantors’ knowledge, except as contemplated in the Shareholders’ Agreement, no shareholder of any Group Company has entered into any agreements with respect to the voting of shares in the capital of the Company. Except as contemplated by or disclosed in the Transaction Documents, the Existing Shareholder is not a party to or does not have any knowledge of any agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the shares or securities of any Group Company.

13.                                 Absence of Liens.

Except as provided in Section 13 of the Disclosure Schedule, the property and assets owned by the Group Companies are free and clear of all mortgages, deeds of trust, liens,

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loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Group Companies’ ownership or use of such property or assets.  With respect to the property and assets it leases, each Group Company is in compliance with such leases in all material respects and, to the Warrantors’ knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

14.                                 Financial Statements.

Each of the Domestic Companies has delivered to the Purchasers its audited Financial Statements as of December 31, 2008 and for the fiscal year ended December 31, 2008 (the “Statement Date”) and its unaudited Financial Statements as of June 30, 2009 and for the 6 month period ended June 30, 2009.  The Financial Statements fairly present in all material respects the financial condition and operating results of such Domestic Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, such Domestic Company has no material liabilities or obligations, contingent or otherwise, as of the Statement Date, other than (i) liabilities incurred in the ordinary course of business subsequent to the Statement Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.  Each of the Domestic Companies maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

15.                                 Changes.

Since the Statement Date, except as set forth in Section 15 of the Disclosure Schedule or as contemplated by this Agreement or the Transaction Documents, there has not been:

(a)                                  any change in the assets, liabilities, financial condition or operating results of any Group Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect on a Group Company;

(b)                                 any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect on a Group Company;

(c)                                  any waiver or compromise by any Group Company of a valuable right or of a material debt owed to it;

(d)                                 any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by any Group Company, except in the ordinary course of business

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and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)                                  any material change to a material contract or agreement by which any Group Company or any of its assets is bound or subject;

(f)                                    any material change in any compensation arrangement or agreement with any Key Employee or director;

(g)                                 any resignation or termination of employment of any Key Employee of any Group Company;

(h)                                 any mortgage, pledge, transfer of a security interest in, or lien, created by any Group Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair such Company’s ownership or use of such property or assets;

(i)                                     any dividend, loans or guarantees made by any Group Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)                                     any declaration, setting aside or payment or other distribution in respect of any Group Company’s share capital, or any direct or indirect redemption, purchase, or other acquisition of any of such shares by any Group Company;

(k)                                  any sale, assignment or transfer of any Group Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)                                     receipt of notice that there has been a loss of, or material order cancellation by, any major customer of any Group Company;

(m)                               to the Warrantors’ knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally,  that could reasonably be expected to result in a Material Adverse Effect; or

(n)                                 any arrangement or commitment by the Company to do any of the things described in this Section 15.

16.                                 Employee Matters.

16.1                           As of November 9, 2009, the Group Companies employ 511 full-time employees and 52 part-time employees and engages three (3) consultants or independent contractors.

16.2                           To the Warrantors’ knowledge, no employee of any Group Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative

9

agency, that would materially interfere with such employee’s ability to promote the interest of the Group Companies or that would conflict with the Group Companies’ business.  Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Group Companies, nor the conduct of the business as now conducted and as presently proposed to be conducted, will, to the Warrantors’ knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

16.3                           No Group Company is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. Each Group Company has complied in all material respects with all applicable laws related to employment, including those related to wages, hours, worker classification, and collective bargaining, and the payment and withholding of taxes and other sums as required by law except where noncompliance with any applicable law would not result in a Material Adverse Effect. Each Group Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of such Group Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

16.4                           To the Warrantors’ knowledge, no Key Employee intends to terminate employment with any Group Company or is otherwise likely to become unavailable to continue as an employee, nor does any Group Company have a present intention to terminate the employment of any of the foregoing.  Except as set forth in Section 16.4 of the Disclosure Schedule or as required by law, upon termination of the employment of any such Key Employees, no severance or other payments will become due.  Except as set forth in Section 16.4 of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

16.5                           The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes and relevant offers of grant made pursuant to the Share Plan.

16.6                           Each former employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment, provided that the claimed amount (whether individually or in the aggregate) relating to any such claims by such former employee(s) exceeds US$100,000.

16.7                           Section 16.7 of the Disclosure Schedule sets forth each and every employee benefit plan maintained, established or sponsored by any Group Company, or in which any Group Company participates in or contributes to in any jurisdiction, including without

10

limitation, the PRC (the “Employee Benefit Plans”).  Save as set out in Section 16.6 of the Disclosure Schedule, there is no other pension, retirement, profit-sharing, deferred compensation, bonus, incentive or other employee benefit program, arrangement, agreement or understanding to which any Group Company contributes, is bound, or under which any employees or former employees (or their beneficiaries) are eligible to participate or derive a benefit. Each Group Company has made all required contributions under all the Employee Benefit Plans including without limitation all contributions required to be made under the PRC social insurance and housing schemes, and has complied in all material respects with all applicable laws of any jurisdiction, in relation to the Employee Benefit Plans.

16.8                           No Group Company is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Warrantors’ knowledge, has sought to represent any of the employees, representatives or agents of any Group Company.  There is no strike or other labor dispute involving any Group Company pending, or to the Warrantors’ knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

17.                                 Tax Matters.

17.1                           The provisions for taxes as shown on the balance sheet included in the Financial Statements are sufficient in all material respects for the payment of all accrued and unpaid applicable taxes of the Group Companies as of the date of each such balance sheet, whether or not assessed or disputed as of the date of each such balance sheet.  Except as set forth in Section 17 of the Disclosure Schedule, there have been no extraordinary examinations or audits of any tax returns or reports by any applicable Governmental Authority.  Except as set forth in Section 17 of the Disclosure Schedule, each Group Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed (to the extent applicable), all such returns are correct and complete, and each Group Company has paid all taxes that have become due, or regarding the Domestic Companies, have reflected such taxes in accordance with PRC GAAP as a reserve for taxes on the Financial Statements, except where the failure to make such payment would not cause a Material Adverse Effect.  There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

17.2                           To the Warrantors’ knowledge, no shareholder of any member of a Group Company, solely by virtue of its status as shareholder of such Group Company, have personal liability under local law for the debts and claims of such Group Company. There has been no communication from any tax authority relating to or affecting the tax classification of any member of the Company Group.

18.                                 Insurance.

Section 18 of the Disclosure Schedule provides a complete list of each Group Company’s insurance policies currently in effect. No Group Company has done or omitted to do or

11

suffered anything to be done or not to be done other than any acts in the ordinary course of business which has or would render any policies of insurance taken out by it or by any other person in relation to any of such Group Company’s assets void or voidable or which would result in an increase in the rate of premiums on the said policies and there are no claims outstanding and no circumstances which would give rise to any claim under any of such policies of insurance.

19.                                 Confidential Information and Invention Assignment Agreements.

As of October 31, 2009, except 223 employees, whose names are listed in Section 19 of the Disclosure Schedule, each current employee, consultant and officer of the Company or any Group Company has executed an agreement with the Company of Group Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”).  No current employee has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s Confidential Information Agreement.  The Company and any Group Company are not aware that any of their Key Employees is in violation thereof.

20.                                 Governmental and Other Permits.

Except as set forth in Section 20 of the Disclosure Schedule, each Group Company has all franchises, governmental permits, licenses and any similar authority necessary for the conduct of its business.  No Group Company is in default in any material respect under any of such franchises, governmental permits, licenses or other similar authority.

21.                                 Corporate Documents.

The memorandum of association, articles of association, and all other constitutional documents (or analogous constitutional documents) of each Group Company are in the form provided to the Purchasers.  The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

22.                                 Liabilities.

Except as set forth in Section 22 of the Disclosure Schedule or arising under the instruments set forth in Section 10 of the Disclosure Schedule, the Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) liabilities set forth in the Financial Statements, (ii) trade or business liabilities incurred in the ordinary course of business, and (iii) other liabilities that do not exceed US$50,000 in the aggregate.

12

23.                                 Compliance with Laws.

23.1                           Except as set forth in Section 20 and Section 23.1 of the Disclosure Schedule, each Group Company is in material compliance with all applicable Laws applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties.

23.2                           Except as set forth in Section 23.2 of the Disclosure Schedule, no event has occurred and no circumstance exists that to the Warrantors’ knowledge (i) may constitute or result in a violation by any Group Company, or a failure on the part of any Group Company to comply with any Law, or (ii) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for such violations or failures by a Group Company that, individually or in the aggregate, would not result in any Material Adverse Effect.

23.3                           No Group Company has received any written notice from any Governmental Authority regarding (i) any actual, alleged or likely material violation of, or material failure to comply with, any Law, or (ii) any actual, alleged or likely material obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

23.4                           To the Warrantors’ knowledge, none of the directors of any Group Company or the Key Employees has been (i) subject to voluntary or involuntary petition under any applicable bankruptcy Laws or any applicable insolvency Law or the appointment of a manager, receiver, fiscal agent or similar officer by a court for his or her business or property, or any partnership in which he or she was a general partner or any corporation or business association of which he or she was an executive officer; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any applicable securities, commodities, or unfair trade practices Law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

24.                                 Disclosure; Projections.

The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Preferred Shares, including certain of the Company’s financial projections (the “Projections”), each of which were prepared in good faith. To the Warrantors’ knowledge, no representation or warranty of any Warrantor contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

13

25.                                 Use of Proceeds Plan and Budget.

The Company has delivered to the Purchasers on or before the Closing the Budgets in accordance with Section 2.2.  Such Business Plan was prepared in good faith based upon assumptions and projections which the Existing Shareholder believes are reasonable and not materially misleading.

26.                                 Related Party Transactions.

Except as set forth in Section 26 of the Disclosure Schedule, there are no Related Party Transactions.  No related party is indebted to the any Group Company, nor is such Group Company indebted (or committed to make loans or extend or guarantee credit) to any related party.  No related party has any direct or indirect ownership in any business entity with which any Group Company is affiliated or with which such Group Company has a business relationship, or any business entity that competes with such Group Company.

27.                                 Entire Business.

There are no material facilities, services, assets or properties shared with any entity other than the Group Company which are used in connection with the business of each of the Domestic Companies.

28.                                 Compliance with Export and Trade Laws.

Each Group Company is in full compliance with all applicable United States and foreign government laws and regulations concerning the exportation of any products, technology, technical data and services, including those administered by, without limitation, the United States Department of Commerce, the United States Department of State, and the United States Department of the Treasury.  Each Group Company is also in full compliance with United States and international economic and trade sanctions, including those administered by the Office of Foreign Assets Control (“OFAC”) within the United States Department of the Treasury.  Each Group Company is also in full compliance with the anti-boycott regulations administered by the United States Department of Commerce, the Foreign Corrupt Practices Act, and all laws and regulations administered by the Bureau of Customs and Border Protection in the United States Department of Homeland Security.

29.                                 No Restricted Persons.

No investor, shareholder, partner, officer, director or employee of any Group Company is identified on any of the following documents: (1) the Office of Foreign Assets Control of the United States Department of the Treasury list of “Specially Designated Nationals and Blocked Persons” (“SDNs”); (2) the Bureau of Industry and Security of the United States Department of Commerce “Denied Persons List”, “Entity List” or “Unverified List”; (3) the Office of Defense Trade Controls of the United States Department of State “List of Debarred Parties”; (4) the Financial Sanctions Unit of the Bank of England “Consolidated List”; (5) the Solicitor General of Canada’s “Anti-Terrorism Act Listed Entities”; (6) the Australian Department of Foreign Affairs and Trade “Charter of the United Nations

14

(Anti-terrorism - Persons and Entities) List”; (7) the United Nations Security Council Counter-Terrorism Committee “Consolidated List”; or (8) European Union Commission Regulation No. 1996/2001 of October 11, 2001.  No Group Company is involved in business arrangements or otherwise engages in transactions with or involving countries subject to economic or trade sanctions imposed by the United States Government, or with or involving SDNs or Cuban nationals in violation of the regulations maintained by OFAC.

15

SCHEDULE 6

DISCLOSURE SCHEDULE

DISCLOSURE SCHEDULE

November 9, 2009

This Disclosure Schedule is made and given pursuant to Section 4 of the Preferred Share Purchase Agreement dated as of November 9, 2009 (the “Purchase Agreement”) by and among PHOENIX NEW MEDIA LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”); the purchasers listed on Schedule 1 in the Purchase Agreement (each a “Purchaser” and together the “Purchasers”); the Persons listed on Schedule 2 in the Purchase Agreement (collectively, the “Existing Shareholder”); PHOENIX SATELLITE TELEVISION INFORMATION LIMITED, a company organized and existing under the Laws of the British Virgin Islands (the “BVI Co”); BEIJING TIANYING JIUZHOU NETWORK TECHNOLOGY CO., LTD., a domestic company duly incorporated and validly existing under the Laws of the PRC (“Tian Ying”); YI FENG LIAN HE (BEIJING) TECHNOLOGY CO., LTD., a domestic company duly incorporated and validly existing under the Laws of the PRC (“Yi Feng”); and FENGHUANG ON-LINE (BEIJING) INFORMATION TECHNOLOGY CO., LTD., a wholly owned foreign enterprise incorporated under the Laws of the PRC (the “WFOE”) whose equity is 100% owned by the BVI Co., and should be considered an integral part of the Purchase Agreement.

Unless the context otherwise requires, all capitalized terms that are used herein but not otherwise defined shall have the meanings attributed to them in the Purchase Agreement.

The section numbers in this Disclosure Schedule correspond to the section numbers on Schedule 5 of the Purchase Agreement; provided, however, that any information disclosed herein under any section number shall be deemed disclosed and incorporated into any other sections hereof only to the extent that it is reasonably manifestly apparent from a reading of the disclosure that such disclosure is applicable to such other sections, and a specific cross reference shall be included.

The headings contained in this Disclosure Schedule are included for convenience only and are not intended to limit the effect of the disclosures contained in this Disclosure Schedule or to expand the scope of the information required to be disclosed in this Disclosure Schedule.

Section 1

(a)                                  Tian Ying

(i)                                     Tian Ying hasn’t obtained (i) License for Transmission of Audio-Video Programs Via Internet （信息网络传播视听节目许可证）, (ii) Internet

Culture Operating License （互联网文化经营许可证）, (iii) Permit for Internet News Service （互联网新闻信息服务许可证）, and (iv) License for Publication Via Internet （互联网出版许可证）.

(ii)                                  The legal representative on Short Messaging Service Access Code Certificate （短消息类服务接入代码使用证书） has not been changed from LIU Qinghua （刘庆华） to QIAO Haiyan （乔海燕）.

(iii)                               The status of filings with 31 provincial branches of Ministry of Industry and Information Technology of the People’s Republic of China (“MIIT”) by Tian Ying in relation to the ICP registration and telecom number registration has been set forth in Exhibit 1 Status of Registration with Local Branches of MIIT attached hereto.

(iv)                              The following branches of Tian Ying have not obtained the certificates set forth opposite each branch:

Branch	Certificate
Guangzhou Branch	Organizational Institute Code Certificate State Tax Certificate Local Tax Certificate
Tianjin Branch	State Tax Certificate

(v)                                 The business license of Xi’an Branch of Tian Ying is still under annual inspection for year 2008 by local administration for commerce and industry.

(b)                                 Yi Feng

(i)                                     The legal representative on Short Messaging Service Access Code Certificate （短消息类服务接入代码使用证书） has not been changed from SHANG Kena （尚可娜） to HE Yansheng （贺燕胜）.

(ii)                                  The status of filings with 31 provincial branches of MIIT by Yi Feng in relation to the ICP registration and telecom number registration has been set forth in Exhibit 1 Status of Registration with Local Branches of MIIT attached hereto.

(iii) The following branches of Yi Feng have not obtained the certificates set forth opposite each branch:

Branch	Certificate
Harbin Branch	State Tax Certificate
Wuhan Branch	State Tax Certificate
Nanjing Branch	Organizational Institute Code Certificate State Tax Certificate Local Tax Certificate
Lanzhou Branch	Organizational Institute Code Certificate State Tax Certificate Local Tax Certificate

Section 2.6

Please refer to Exhibit 2.6 Shareholders of the Company.

Section 3

A list of Group Companies and its Subsidiaries has been set forth in Exhibit 3 Group Companies and its Subsidiaries attached hereto.

Section 7

(a)                                  OPG Human Resources Limited (“OPG”) initiated a lawsuit to the High Court of the Hong Kong Special Administrative Region against Phoenix Satellite Television Holdings Limited (“Phoenix Holdings”) and the Company on May 7, 2009. OPG alleged that Phoenix Holdings and the Company infringe their copyright on certain articles and photos originally published on Oriental Daily News （东方日报）, the Sun （太阳报） and/or on.cc by publishing the same on “ifeng.com” without license or authority and claimed for, inter alia, an order for payment of damages and an injunction. OPG accepted the compensation in the amount of HK$180,180 made to the High Court by Phoenix Holdings, subject to the parties’ agreement on other terms of settlement. In addition, Phoenix Holdings and the Company will pay the legal costs incurred by OPG up till the date of the signing of the settlement agreement or the date when the court made an order to such effect, the exact amount of which is yet to be ascertained and to be taxed by the court if not agreed. The litigation fee occurred as of October 30, 2009 in the aggregate amount of HK$226,183.40 and the compensation in amount of HK$180,180 have reflected in the financial statement of the Company.

(b)                            Tian Ying is considering to initiate some lawsuits against several internet companies, including, 新浪, 土豆, 网易, 优酷, 56, OPENV, 爆米花, 讲座网, 白

看网络电视 and 网络电视, in relation to the claim the infringement upon copyright of videos by such companies.

(c)                                  Tian Ying initiated a lawsuit to the People’s Court of Haidian District of Beijing (“Haidian Court”) against Ku6 (Beijing) Information Technology Co., Ltd. (“Ku6 Beijing”) claiming for the infringement of copyright of Tian Ying by Ku6 Beijing. A judgment was made by Haidian Court on December 20, 2008, which requires Ku6 Beijing to pay RMB90,000 for the economic loss of Tian Ying on account of such copyright infringement.

On the above case, the First Intermediate People’s Court of Beijing made a judgment of second instance which rejected the appeal raised by Ku6 Beijing’s appealing, and sustained the original judgment on August 7, 2009.

Section 8.1

(a)                                  A list of all Intellectual Property owned by each Group Company has been set forth in the Exhibit 8.1(a) List of Intellectual Property Owned by Each Group Company attached hereto.

(b)                                 Phoenix Satellite Television Co., Ltd. (“Phoenix Television”) has issued a Letter of Authorization on November 4, 2008, pursuant to which, Phoenix Television authorized Tian Ying to use all Phoenix Satellite’s trademarks on the internet and wireless business. All of the trademarks licensed to Tian Ying are set forth in the Exhibit 8.1(b) List of Intellectual Property Licensed to Each Group Company attached hereto.

(c)                                  Phoenix Television has issued a Statement on November 30, 2008, pursuant to which, Phoenix Television acknowledges that Tian Ying is entitled to use its domain name “www.phoenixtv.com” and take the responsibility of internet business of the Phoenix Satellite, including the business of mobile internet, stream media, IPTV, mobile TV and other derivative business, and has the exclusive right to conduct the business of live internet video and the video on demand for Phoenix Satellite. The licensed programs are set forth in the Exhibit 8.1 (b) List of Intellectual Property Licensed to Each Group Company attached hereto.

(d)                                 The other license agreements in relation to the license granted by the Group Company or to the Group Company are listed in the Material Contracts. Please refer to Exhibit 10.1(a) List of Content License Agreements hereto.

Section 8.2.1

None.

Section 8.2.2

Certain software programs in some of the Group Company’s computers used by some of its employees may be pirate copies. Please refer to Exhibit 8.2.2 List of the Software hereto.

Section 8.3

Certain content license agreements have been entered into with third parties by the Group Companies. Please refer to Section 10.1 (a).

Section 8.4

Please refer to Section 7(c).

Section 10.1

(a)                                  A list of the Content License Agreements is attached hereto as Exhibit 10.1(a) List of Content License Agreements.

(b)                                 A list of account payable and receivable Business Contract of Tian Ying and Yi Feng is attached hereto as Exhibit 10.1 (b) List of Business Contracts.

Section 10.2

None.

Section 10.3

None.

Section 10.4

None.

Section 11.1

(a)                                  Each of the Group Companies has respectively made to its employees standard employee benefits in compliance with the applicable Laws, including, without limitation, salaries, endowment insurance, medical insurance, unemployment insurance, maturity insurance, work injury insurance and housing fund.

(b)                                 A list with regard to the purchase of the Company’s share capital in accordance with the issuance of options to purchase the Company’s Ordinary Shares is attached as Exhibit 11.1 List of Option Shares hereto.

Section 13

None.

Section 15

Since the Statement Date, WANG Cheng （王成）, a former vice president, has resigned from the WFOE on March 18, 2009.

Section 16.4

None.

Section 16.6

None.

Section 16.7

Please refer to Section 11.1.

Section 18

None.

Section 19

As of October 31, 2009, 223 employees of WFOE, Tian Ying and Yi Feng have not executed the Confidential Information Agreements, a list of which has been set forth in Exhibit 19 List of Employees with No Confidential Information Agreement attached hereto.

Section 20

Please refer to Section 1.

Section 22

None.

Section 23.1

(a)                                  The 20 individual shareholders of the Company as listed in the Exhibit 2.6 Shareholders of the Company hereto, who are all PRC residents, have not completed the registration with the Beijing Branch of the SAFE in accordance with the requirements of Circular 75.

(b)                                 WFOE, Tian Ying and Yi Feng have entered into a lease agreement with China National Service Corporation for Chinese Personnel Working Abroad（中国出国人员服务总公司） (“CNSC”) dated December 30, 2008 regarding the lease of the premises located at Floor 16, Fortune Tower, No. 4, East Huixin Street, Chaoyang District, Beijing. Such lease agreement has not been registered with the local real estate registration authorities.

(c)                                  There is no lease agreement entered into by Tian Ying and Yi Feng with regard to registered address of each of its branches.

Section 23.2

None.

Section 23.3

(a)                                  Beijing Administration for Commerce and Industry, Chaoyang Branch (“Chaoyang AIC”) issued a Notice on Rectification to the WFOE, Tian Ying, Yi Feng respectively on October 15, 2008, according to which Chaoyang AIC requested the WFOE, Tian Ying and Yi Feng conduct their respective business in their registered address.

(b)                                 Beijing Administration for Commerce and Industry, Daxing Branch (“Daxing AIC”) issued a Notice on Rectification on March 9, 2009, according to which Daxing AIC requested Yi Feng conduct its business in its registered address in Daxing District.

Pursuant to the Business License issued by Chaoyang AIC on May 11, 2009, Yi Feng has changed the registered address as “Floor 16, Fortune Tower, No. 4, East Huixin Street, Chaoyang District, Beijing, the PRC”.

Section 26

The Company has issued a written statement which states that there still exist three related party transactions, including but not limited to (i) service fees of up to RMB 8 million payable by the WFOE to the BVI Co, and (ii) service fees of up to RMB 5.5 million payable by Tian Ying to Guofeng Online (Beijing) Information Technology Company Limited (“Guofeng Online”), and (iii) loan of up to RMB 2.08 million payable by Guofeng Online to Tian Ying.

Exhibit 1 Status of Registration with Local Branches of MIIT

A.            ICP Registration

Status	Tian Ying	Yifeng
	Beijing	Beijing
No filing form	Jiangsu	Jiangsu
	Hunan	Hunan
Tibet
	Shanxi	Tianjin
	Inner Mongolia	Hebei
	Jilin	Shanxi
	Heilongjiang	Inner Mongolia
	Fujian	Liaoning
	Jiangxi	Jilin
	Henan	Heilongjiang
	Hubei	Shanghai
	Guangxi	Zhejiang
	Hainan	Anhui
	Chongqing	Fujian
	Yunnan	Jiangxi
	Guizhou	Shandong
Legal representative not updated	Tibet	Henan
	Gansu	Hubei
Guangdong
Guangxi
Hainan
Chongqing
Sichuan
Yunnan
Guizhou
Shaanxi
Gansu
Ningxia
Qinghai
Xinjiang

B.            Telecom Number Registration

	Tian Ying	Yifeng
No filing form	Tianjin	Tianjin
	Heilongjiang	Shanxi
	Shandong	Liaoning
	Henan	Heilongjiang
	Hubei	Henan
	Sichuan	Guangxi
	Tibet	Hainan
	Shaanxi	Yunnan

	Tian Ying	Yifeng
	Qinghai	Tibet
Qinghai
	Beijing	Hebei
	Hebei	Inner Mongolia
	Inner Mongolia	Jilin
	Liaoning	Shanghai
	Jilin	Jiangsu
	Shanghai	Zhejiang
	Jiangsu	Jiangxi
	Zhejiang	Shandong
Legal representative not updated	Anhui	Hunan
	Fujian	Guangdong
	Jiangxi	Chongqing
	Hunan	Xinjiang
	Guangdong	Anhui
	Chongqing	Gansu
Guizhou
Gansu
Ningxia
Xinjiang
Beijing
Fujian
Hubei
Not filed	None	Sichuan
Guizhou
Shaanxi
Ningxia

Exhibit 2.6 Shareholders of the Company

Shareholder	ID Number	Ordinary Shares
Phoenix Satellite Television (B.V.I) Holding Limited	N/A	320,000,000
KOU Zhipeng （寇志鹏）	150203197408010056	340,000
LAN Bo （兰波）	422802197809060031	3,500
WANG Cheng （王成）	321027197606105710	1,240,000
LIu Dan （刘丹）	110103198208020665	2,250
KE Wenxing （柯文兴）	450203198402271058	15,000
XU Xinxin （徐欣欣）	410423198302259018	16,500
WU Zhaohui （吴兆辉）	372925198110206914	3,750
HAN Xu （韩旭）	110108198103126836	28,000
ZHOU Xiaolei （周晓磊）	110105198107048610	150,000
SUN Yanna （孙艳娜）	150204198502010029	2,625
HUANG Rui （黄睿）	350102198105022834	11,250
XIA Minghua （夏明华）	342622196508114059	2,625
ZHANG Wei （张维）	220521198204067423	15,125
XU Xueling （许雪玲）	431081197812070823	18,000
ZHANG Xueqin （张学勤）	230502198405191546	937
CHEN Tao （陈涛）	110111198011288238	3,500
ZHANG Jiantao （张剑涛）	410482760307105	450,000
YANG Guang （杨光）	11010519781106007X	18,000
SHU Yan （舒妍）	530102198211153727	1,875
WU Le （伍乐）	513001197712250632	22,500
Total		322,345,437

Exhibit 3 Group Companies and their Subsidiaries

Company Name	Shareholding
Phoenix New Media Limited 凤凰新媒体有限公司	Phoenix Satellite Television (B.V.I) Holding Limited: 99.27%; 20 domestic individuals: 0.73%
Phoenix Satellite Television Information Limited 凤凰资讯有限公司	Phoenix New Media Limited: 100%
PHOENIXi Investment Limited (in liquidation)	Phoenix Satellite Television Information Limited: 94.3% Mark Wong: 5.7%
PHOENIXi INC	PHOENIXi Investment Limited: 100%
Guofeng On-line (Beijing) Information Technology Co., Ltd. 国凤在线（北京）信息技术有限公司	PHOENIXi Investment Limited: 100%
凤凰在线（北京）信息技术有限公司	Phoenix Satellite Television Information Limited:100%
北京天盈九州网络技术有限公司	Mr. QIAO Haiyan:51%; Mr. GAO Ximin:49%.
怡丰联合（北京）科技有限责任公司	Mr. HE Yansheng:60%; Ms. LIU Yinxia:40%

Exhibit 8.1(a) List of Intellectual Property Owned By Each Group Company

A. Domain Name, General Internet Address and Wireless Internet Address

Name or Address	Proprietor	Term
Domain Names
phoenixtv.cn	Tian Ying	2009.3.13-2010.3.17
phoenixtv.com	Phoenix Television	1997.3.16-2010.3.17
phoenixtv.com.cn	Tian Ying	2000.7.26-2010.7.26
phoxtv.cn	Tian Ying	2004.3.4-2010.3.4
phoxtv.com	Tian Ying	2004.3.18-2010.3.18
phoxtv.net	Tian Ying	2004.3.18-2010.3.18
phxtv.cn	Tian Ying	2009.3.13-2010.3.17
phxtv.com.cn	Tian Ying	2005.7.26-2010.7.26
phxtv.net.cn	Tian Ying	2005.7.26-2010.7.26
ifeng.com	Tian Ying	2007.7.25-2013.10.26
ifeng.mobi	Tian Ying	2007.8.7-2013.8.7
凤凰卫视﹒中国	Tian Ying	2000.11.6-2010.2.12
凤凰卫视﹒公司	Tian Ying	2000.11.6.2010.2.12
凤凰卫视﹒网络	Tian Ying	2000.11.6-2010.2.12
凤凰卫视控股﹒公司	Tian Ying	2007.2.15-2010.2.15
凤凰卫视控股﹒网络	Tian Ying	2007.2.15-2010.2.15
凤凰卫视控股﹒中国	Tian Ying	2007.2.15-2010.2.15
凤凰卫视控股有限公司﹒网络	Tian Ying	2007.2.15-2010.2.15
凤凰卫视控股有限公司﹒中国	Tian Ying	2007.2.15-2010.2.15
凤凰卫视控股有限公司﹒公司	Tian Ying	2007.2.15-2010.2.15
General Internet Address
凤凰俱乐部	Tian Ying	2004.2.26-2010.2.26
凤凰商城	Tian Ying	2004.2.26-2010.2.26
凤凰书屋	Tian Ying	2004.2.26-2010.2.26
凤凰网	Tian Ying	2001.8.3-2010.12.19
凤凰卫视	Tian Ying	2001.8.3-2010.12.19
凤凰新媒体	Tian Ying	2009.3.5-2010.3.5
凤凰影视	Tian Ying	2003.6.24-2010.3.6
凤凰语音	Tian Ying	2004.2.27-2010.2.27
凤凰在线	Tian Ying	2008.12.11-2009.12.11
Wireless Internet Address
凤凰博客	陈明	2006.4.29-2010.4.29

Name or Address	Proprietor	Term
凤凰短信	陈明	2006.4.29-2010.4.29
凤凰宽频	陈明	2006.4.29-2010.4.29
凤凰卫视	陈明	2006.4.29-2010.4.29
凤凰无线	陈明	2006.4.29-2010.4.29
凤凰新媒体	陈明	2007.1.31-2010.1.31
凤凰在线	陈明	2006.4.29-2010.4.29
鳳凰	陈明	2007.2.13-2010.2.13
鳳凰博客	陈明	2007.2.13-2010.2.13
鳳凰短信	陈明	2007.2.13-2010.2.13
鳳凰寬頻	陈明	2007.2.13-2010.2.13
鳳凰無線	陈明	2007.2.13-2010.2.13
鳳凰線上	陈明	2007.2.13-2010.2.13
鳳凰新媒體	陈明	2007.1.31-2010.1.31
移动凤凰台	陈明	2007.2.13-2010.2.13
移动凤凰站	陈明	2007.2.13-2010.2.13
移動鳳凰台	陈明	2007.2.13-2010.2.13
移動鳳凰站	陈明	2007.2.13-2010.2.13

B.            Computer Software Copyright Registration Certificate

Name	Proprietor	Registration No.	Date of First Publication	Issue Date
End-use Phoenix Information Issuance Software developed by Palmar Phoenix V1.0.01 （掌中凤凰开发的终端凤凰信息发布软件 V1.0.01）	Tian Ying	2005SR16146	2005.9.20	2005.12.30
Phoenix Mobile TV Cell Phone Network Software V1.0 （凤凰移动台手机网络版软件 V1.0）	Tian Ying	2007SRBJ0386	2006.12.16	2007.3.16

Exhibit 8.1(b) List of Intellectual Property Licensed to Each Group Company

A. Trademark

(a)           Trademark Registration Certificates

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Reg. No.	Expiration Date

1		Phoenix Chi Word Logo	China	38	Phoenix Satellite Television Trademark Limited	1097565	2017.9.6

2		Phoenix Chi Word Logo	China	38	Phoenix Satellite Television Trademark Limited	1085971	2017.8.20

3		Phoenix InfoNews Logo	China	38	Phoenix Satellite Television Trademark Limited	1959047	2013.2.13

4		Phoenix Movie Logo	China	38	Phoenix Satellite Television Trademark Limited	1987948	2012.12.13

5		Phoenix Network Logo	China	9	Phoenix Satellite Television Trademark Limited	3139875	2013.5.27

6		Phoenix Network Logo	China	16	Phoenix Satellite Television Trademark Limited	3139874	2017.8.27

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Reg. No.	Expiration Date

7		Phoenix Network Logo	China	28	Phoenix Satellite Television Trademark Limited	3139873	2014.2.20

8		Phoenix Network Logo	China	35	Phoenix Satellite Television Trademark Limited	3139872	2013.8.6

9		Phoenix Network Logo	China	37	Phoenix Satellite Television Trademark Limited	3139871	2014.2.13

10		Phoenix Network Logo	China	38	Phoenix Satellite Television Trademark Limited	1097572	2017.9.6

11		Phoenix Network Logo	China	39	Phoenix Satellite Television Trademark Limited	3139870	2013.6.27

12		Phoenix Network Logo	China	41	Phoenix Satellite Television Trademark Limited	3139869	2013.8.20

13		Phoenix Network Logo	China	42	Phoenix Satellite Television Trademark Limited	3139868	2013.9.6

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Reg. No.	Expiration Date

14		Phoenix Network Logo	China	41	Phoenix Satellite Television Trademark Limited	3300821	2013.12.20

(b)           Notice for Acceptance of Trademark Registration

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Application No.	Application Date

1		Miss Chinese Cosmos - Chi Word Logo	China	38	Phoenix Satellite Television Trademark Limited	5452238	2006.6.30

2		Miss Chinese Cosmos - Chi Word Logo	China	41	Phoenix Satellite Television Trademark Limited	5452239	2006.6.30

3	MISS CHINESE COSMOS PAGEANT	Miss Chinese Cosmos - Eng Word Logo	China	38	Phoenix Satellite Television Trademark Limited	5452240	2006.6.30

4	MISS CHINESE COSMOS PAGEANT	Miss Chinese Cosmos - Eng Word Logo	China	41	Phoenix Satellite Television Trademark Limited	5452241	2006.6.30

5		Miss Chinese Cosmos - Lady Logo	China	38	Phoenix Satellite Television Trademark Limited	5452242	2006.6.30

6		Miss Chinese Cosmos - Lady Logo	China	41	Phoenix Satellite Television Trademark Limited	5452243	2006.6.30

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Application No.	Application Date

7		Miss Chinese Cosmos - Word & Logo	China	38	Phoenix Satellite Television Trademark Limited	5452244	2006.6.30

8		Miss Chinese Cosmos - Word & Logo	China	41	Phoenix Satellite Television Trademark Limited	5452245	2006.6.30

9		Phoenix Chi Word Logo	China	41	Phoenix Satellite Television Trademark Limited	5614889	2006.9.18

10		Phoenix Movie (New) Chi Logo	China	38	Phoenix Satellite Television Trademark Limited	6645330	2008.4.8

11		Phoenix Movie (New) Chi Logo	China	41	Phoenix Satellite Television Trademark Limited	6645449	2008.4.8

12		Phoenix Movie (New) Eng Logo	China	38	Phoenix Satellite Television Trademark Limited	6645332	2008.4.8

13		Phoenix Movie (New) Eng Logo	China	41	Phoenix Satellite Television Trademark Limited	6645331	2008.4.8

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Application No.	Application Date

14		Phoenix Network Logo	China	41	Phoenix Satellite Television Trademark Limited	5614891	2006.9.18

15		Phoenix Network Logo & Chi/Eng Word	China	1	Phoenix Satellite Television Trademark Limited	5892215	2007.2.5

16		Phoenix Network Logo & Chi/Eng Word	China	2	Phoenix Satellite Television Trademark Limited	5892214	2007.2.5

17		Phoenix Network Logo & Chi/Eng Word	China	3	Phoenix Satellite Television Trademark Limited	5892213	2007.2.5

18		Phoenix Network Logo & Chi/Eng Word	China	4	Phoenix Satellite Television Trademark Limited	5892212	2007.2.5

19		Phoenix Network Logo & Chi/Eng Word	China	5	Phoenix Satellite Television Trademark Limited	5892211	2007.2.5

20		Phoenix Network Logo & Chi/Eng Word	China	6	Phoenix Satellite Television Trademark Limited	5892210	2007.2.5

21		Phoenix Network Logo & Chi/Eng Word	China	7	Phoenix Satellite Television Trademark Limited	5892209	2007.2.5

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Application No.	Application Date

22		Phoenix Network Logo & Chi/Eng Word	China	8	Phoenix Satellite Television Trademark Limited	5892208	2007.2.5

23		Phoenix Network Logo & Chi/Eng Word	China	10	Phoenix Satellite Television Trademark Limited	5892207	2007.2.5

24		Phoenix Network Logo & Chi/Eng Word	China	11	Phoenix Satellite Television Trademark Limited	5892206	2007.2.5

25		Phoenix Network Logo & Chi/Eng Word	China	12	Phoenix Satellite Television Trademark Limited	5892205	2007.2.5

26		Phoenix Network Logo & Chi/Eng Word	China	13	Phoenix Satellite Television Trademark Limited	5892204	2007.2.5

27		Phoenix Network Logo & Chi/Eng Word	China	14	Phoenix Satellite Television Trademark Limited	5892203	2007.2.5

28		Phoenix Network Logo & Chi/Eng Word	China	15	Phoenix Satellite Television Trademark Limited	5892202	2007.2.5

29		Phoenix Network Logo & Chi/Eng Word	China	17	Phoenix Satellite Television Trademark Limited	5892201	2007.2.5

30		Phoenix Network Logo & Chi/Eng Word	China	18	Phoenix Satellite Television Trademark Limited	5892225	2007.2.5

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Application No.	Application Date

31		Phoenix Network Logo & Chi/Eng Word	China	19	Phoenix Satellite Television Trademark Limited	5892224	2007.2.5

32		Phoenix Network Logo & Chi/Eng Word	China	20	Phoenix Satellite Television Trademark Limited	5892223	2007.2.5

33		Phoenix Network Logo & Chi/Eng Word	China	21	Phoenix Satellite Television Trademark Limited	5892222	2007.2.5

34		Phoenix Network Logo & Chi/Eng Word	China	22	Phoenix Satellite Television Trademark Limited	5892221	2007.2.5

35		Phoenix Network Logo & Chi/Eng Word	China	23	Phoenix Satellite Television Trademark Limited	5892190	2007.2.5

36		Phoenix Network Logo & Chi/Eng Word	China	24	Phoenix Satellite Television Trademark Limited	5892189	2007.2.5

37		Phoenix Network Logo & Chi/Eng Word	China	25	Phoenix Satellite Television Trademark Limited	5892188	2007.2.5

38		Phoenix Network Logo & Chi/Eng Word	China	26	Phoenix Satellite Television Trademark Limited	5892187	2007.2.5

39		Phoenix Network Logo & Chi/Eng Word	China	27	Phoenix Satellite Television Trademark Limited	5892186	2007.2.5

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Application No.	Application Date

40		Phoenix Network Logo & Chi/Eng Word	China	29	Phoenix Satellite Television Trademark Limited	5892185	2007.2.5

41		Phoenix Network Logo & Chi/Eng Word	China	30	Phoenix Satellite Television Trademark Limited	5892184	2007.2.5

42		Phoenix Network Logo & Chi/Eng Word	China	31	Phoenix Satellite Television Trademark Limited	5892183	2007.2.5

43		Phoenix Network Logo & Chi/Eng Word	China	32	Phoenix Satellite Television Trademark Limited	5892182	2007.2.5

44		Phoenix Network Logo & Chi/Eng Word	China	33	Phoenix Satellite Television Trademark Limited	5892181	2007.2.5

45		Phoenix Network Logo & Chi/Eng Word	China	34	Phoenix Satellite Television Trademark Limited	5892200	2007.2.5

46		Phoenix Network Logo & Chi/Eng Word	China	36	Phoenix Satellite Television Trademark Limited	5892199	2007.2.5

47		Phoenix Network Logo & Chi/Eng Word	China	40	Phoenix Satellite Television Trademark Limited	5892198	2007.2.5

48		Phoenix Network Logo & Chi/Eng Word	China	44	Phoenix Satellite Television Trademark Limited	5892197	2007.2.5

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Application No.	Application Date

49		Phoenix Network Logo & Chi/Eng Word	China	45	Phoenix Satellite Television Trademark Limited	5892196	2007.2.5

50		Phoenix New Media	China	9	Phoenix Satellite Television Trademark Limited	6882738	2008.8.5

51		Phoenix New Media	China	16	Phoenix Satellite Television Trademark Limited	6882737	2008.8.5

52		Phoenix New Media	China	35	Phoenix Satellite Television Trademark Limited	6882736	2008.8.5

53		Phoenix New Media	China	38	Phoenix Satellite Television Trademark Limited	6882755	2008.8.5

54		Phoenix New Media	China	41	Phoenix Satellite Television Trademark Limited	6882754	2008.8.5

55		Phoenix New Media	China	42	Phoenix Satellite Television Trademark Limited	6882753	2008.8.5

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Application No.	Application Date

56		ifeng.com	China	9	Phoenix Satellite Television Trademark Limited	6882744	2008.8.5

57		ifeng.com	China	16	Phoenix Satellite Television Trademark Limited	6882743	2008.8.5

58		ifeng.com	China	35	Phoenix Satellite Television Trademark Limited	6882742	2008.8.5

59		ifeng.com	China	38	Phoenix Satellite Television Trademark Limited	6882741	2008.8.5

60		ifeng.com	China	41	Phoenix Satellite Television Trademark Limited	6882740	2008.8.5

61		ifeng.com	China	42	Phoenix Satellite Television Trademark Limited	6882739	2008.8.5

62		ifeng	China	9	Phoenix Satellite Television Trademark Limited	6882730	2008.8.5

63		ifeng	China	16	Phoenix Satellite Television Trademark Limited	6882729	2008.8.5

64		ifeng	China	35	Phoenix Satellite Television Trademark Limited	6882728	2008.8.5

65		ifeng	China	38	Phoenix Satellite Television Trademark Limited	6882727	2008.8.5

66		ifeng	China	41	Phoenix Satellite Television Trademark Limited	6882726	2008.8.5

No.	Trademark	Trademark Logo	Country	Class	Proprietor	Application No.	Application Date

67		ifeng	China	42	Phoenix Satellite Television Trademark Limited	6882745	2008.8.5

B.            Programs Licensed by Phoenix Television

凰凰资讯台

《股市直通》	《问答神州》	《时事辩论会》＊	《香港话你知》	《财经点对点》
《新闻今日谈》＊	《金石财经》＊	《记者再报告》＊	《新闻大破解》＊	《风笵大国民》＊
《股市风向标》＊	《台湾一周重点》

凰凰中文台

《走读大中华》＊	《我的中国心》＊	《美女私房菜》	《名人博物馆》	《世纪大讲堂》
《锵锵三人行》	《凤凰太空站》	《问答神州》＊	《智慧东方》	《风云对话》
《一虎一席谈》	《大放送》＊	《中国记忆》	《南方记事》＊	《大剧院零距离》＊
《文涛拍案》＊	《名人面对面》＊	《鲁豫有约》＊	《时事开讲》＊	《开卷八分钟》＊
《娱乐大风暴》＊	《时事亮亮点》	《解码陈文茜》	《震海听风录》	《石评大财经》
《骇客赵少康》	《凤凰全球连线》＊	《凤凰大视野》＊	《腾飞中国》	《天桥云裳》
《财经正前方》＊	《社会能见度》＊	《品味点》＊	《军情观察室》	《冷暖人生》＊

*: Excluding all the music in the programs or episodes and data authorized by the third parties or any episodes or materials which are not produced by Phoenix Satellite itself.

Exhibit 8.2.2 List of the Software

1.     Microsoft windows (including Windows XP, Windows Vista, 2003 Server);

2.     VMWare;

3.     Oracle, Oracle BIEE, Microsoft SQL Server;

4.     Microsoft office (including Word, Excel, PowerPoint, Outlook, Project, Vision);

5.     Ultra Edit;

6.     Server U (FTP Server);

7.     Microsoft Visual studio 2008/2005

8.     Adobe Flex/Flash 8

9.     TortoiseCVS

10.   Adobe Photoshop, Dreamweaver, Fireworks, CS4

11.   Adobe Acrobat 9 Pro

12.   Winrar

13.   CoreDRAW

14.   Acdsee

15.   Axure Pro 5

16.   Snagit 9

17.   HyperSnap

18.   Cuteftp, FlashFXP

19.   RealVNC, SecureCRT

20.   UltraISO,Nero

21.   Nod32

22.   IBM Tivoli SANergy

23.   EstreamEye Tools

24.   ProCoder 3

25.   Helix.Mobile.Producer.v11

26.   MPEG Video Wizard

27.   Vegas7.0 / 8.0

28.   Adobe Premiere

29.   Edius pro4.6

30.   After Effect

31.   3Dmax

Exhibit 10.1(a) List of Content License Agreements

A.                                    Tian Ying

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
1	上海映脉文化传播有限公司	RMB150,000	2009.1.6	2010.1.5	License of Pictures Use
2	上海第一财经传媒有限公司	RMB150,000	2009.2.4	One Year	License of Information Use
3	山东经济观察报报业有限公司	RMB100,000	2009.2.5	One Year	License of Information Use
4	上海二十一世纪信息技术服务有限公司	RMB900,000	2009.6.5	Three Years	License of Information Use
5	派博在线（北京）科技有限责任公司	RMB150,000	2008.8.5	2009.12.5	License of Information Use
6	环球时报社	RMB100,000	2009.7.6	2010.3.1	License of Information Use
7	北京京视传媒有限公司	RMB20,000	2009.5.1	One Year	Purchase of Video
8	解放军报社互联网络宣传部	RMB100,000	2009.8.12	2011.9.1	License of Information Use
9	深圳华闻在线网络有限公司	RMB400,000	2009.9.3	2010.8.31	License of Information Use
10	人民网发展有限公司	RMB400,000	2008.8.6	2009.8.5 (under the extension negotiation)	License of Information Use
11	北京英信联信息谘询公司	RMB50,000	2008.8.14	2011.8.31	License of Information Use

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
12	北京东星视讯科技有限公司	RMB80,000	2008.12.10	2009.12.31	License of Information Use
13	证券日报社	RMB40,000	2008.9.11	One Year (under the extension negotiation)	License of Information Use
14	北京中新网信息科技有限公司	RMB1,995,000	2009.9.16	2012.8.23	License of Information Use
15	北京汉华易美图片有限公司	RMB400,000	2009.8.31	2010.8.3	License of Information Use
16	北京青年报网际传播技术有限公司	Not Applicable	2008.12.25	One Year	License of Information Use
17	北京和讯在线信息谘询服务有限公司	Not Applicable	2008.8.15	One Year and automatically renewed for one year	License of Information Use
18	新营销杂志社	Not Applicable	2008.8.21	One Year and automatically renewed for one year	License of Information Use
19	北京千诺广告有限公司	Not Applicable	2008.8.27	One Year and automatically renewed for one year	License of Information Use
20	《首席财务官》杂志社	Not Applicable	2008.8.20	One Year and automatically renewed for one year	License of Information Use
21	《环球企业家》杂志社	Not Applicable	2008.12.8	One Year	License of Information Use
22	《中国经济周刊》杂志社	Not Applicable	2008.9.11	One Year and automatically renewed for one year	License of Information Use

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
23	《上海国资》杂志社	Not Applicable	2008.11.5	One Year	License of Information Use
24	上海欧肯网络技术有限公司	Not Applicable	2008.12.22	2009.12.31	License of Information Use
25	北京精锐世博广告有限公司	Not Applicable	2008.9.19	One Year and automatically renewed for one year	License of Information Use
26	《新财经》杂志社	Not Applicable	2008.9.19	One Year and automatically renewed for one year	License of Information Use
27	北京华夏时报传媒广告有限公司	Not Applicable	2008.9.9	One Year and automatically renewed for one year	License of Information Use
28	深圳财讯广告有限公司（《成功营销》杂志社）	Not Applicable	2008.8.26	One Year and automatically renewed for one year	License of Information Use
29	上海理财网络信息有限公司（第一理财网）	Not Applicable	2008.8.27	One Year and automatically renewed for one year	License of Information Use
30	传奇故事杂志社	Not Applicable	2008.9.10	2009.9.9 (under the extension negotiation)	License of Information Use
31	《商务周刊》杂志社	Not Applicable	2009.4.9	One Year	License of Information Use
32	深圳市名驹汽车技术有限公司	Not Applicable	2009.4.16	One Year	License of Information Use
33	湖南华声在线网络传播有限公司	Not Applicable	2009.4.14	One Year	License of Information Use
34	广州市盈智计算机科技有限公司	Not Applicable	2009.3.28	One Year	License of Information Use

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
35	新闻出版报社	Not Applicable	2009.4.1	Two Years	License of Information Use
36	《北大商业评论》编辑部	Not Applicable	2009.5.5	One Year	License of Information Use
37	纳税人报社	Not Applicable	2009.5.6	One Year	License of Information Use
38	美速通商务谘询上海有限公司（北京）分公司	Not Applicable	2009.4.30	One Year	License of Information Use
39	广东太平洋互联网信息服务有限公司	Not Applicable	2009.5.11	2010.5.10	License of Information Use
40	企业家天地杂志社	Not Applicable	2009.6.11	One Year	License of Information Use
41	长江商学院	Not Applicable	2009.6.17	One Year	License of Information Use
42	北京动讯国际文化传媒有限公司	Not Applicable	2009.6.5	One Year	License of Information Use
43	《WTO经济导刊》杂志社	Not Applicable	2009.6.11	One Year	License of Information Use
44	北京东方国能广告有限公司	Not Applicable	2009.5.25	One Year	License of Information Use
45	亚洲财讯（北京）网络技术有限公司	Not Applicable	2009.1.13	One Year	License of Information Use
46	北京天意华鼎元广告有限公司	Not Applicable	2009.2.13	One Year	License of Information Use
47	北京智德典康电子商务有限公司	Not Applicable	2009.2.5	One Year	License of Infonnation Use

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
48	中青联合传媒文化有限公司	Not Applicable	2009.2.3	One Year	License of Information Use
49	时装杂志社	Not Applicable	2009.2.12	One Year	License of Information Use
50	北京车之家信息技术有限公司	Not Applicable	2009.2.2	2010.2.1	License of Information Use
51	广告时代传媒有限公司	Not Applicable	2009.2.26	One Year	License of Information Use
52	北京卓众出版有限公司	Not Applicable	2009.2.16	One Year	License of Information Use
53	北京商讯天下科技有限公司	Not Applicable	2009.3.12	One Year	License of Information Use
54	爱奇清科（北京）信息科技有限公司	Not Applicable	2009.3.12	One Year	License of Information Use
55	北京翰之龙广告有限公司	Not Applicable	2009.3.18	One Year	License of Information Use
56	中国经济年鉴社	Not Applicable	2009.3.18	One Year	License of Information Use
57	深圳市股市动态分析杂志社有限公司	Not Applicable	2008.10.31	One Year	License of Information Use
58	北京创融投资顾问有限公司	Not Applicable	2009.3.24	One Year	License of Information Use
59	中国消费者报社	Not Applicable	2009.3.27	One Year	License of Information Use
60	北京万华共创广告有限公司	Not Applicable	2009.3.27	One Year	License of Information Use
61	《时尚旅游》杂志社	Not Applicable	2009.3.30	One Year	License of Information Use

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
62	金万车（北京）信息技术有限公司（万车网）	Not Applicable	2009.2.10	One Year	License of Information Use
63	长江龙新媒体有限公司	Ads Income Shared Pro Rata	2009.3.2	One Year	License of Information Use
64	湖北广播电视总台电视卫星频道	Not Applicable	2009.2.28	2009.12.31	License of Information Use
65	浙江卫视	Not Applicable	2009.4.9	One Year	License of Information Use
66	中国船舶信息中心	Not Applicable	2009.4.1	2009.10.31	License of Information Use
67	齐鲁电视台	Not Applicable	2009.4.3	One Year	License of Information Use
68	上海侨报	Not Applicable	2009.6.9	2011.6.8	License of Information Use
69	上海易及文化传播有限公司	RMB8,000	2009.4.25	2009.12.31	License of Information Use
70	海蠂时代数码科技（北京）有限公司	Not Applicable	2009.7.17	One Year	License of Information Use
71	北京财讯广告有限公司	Not Applicable	2009.3.23	2010.3.22	License of Information Use
72	法制晚报社	RMB205,000	2009.8.20	2012.8.31	License of Information Use
73	百视通网络电视技术发展有限责任公司	RMB1,600,000	2008.12.17	2010.12.31	License of Program Use
74	上海激动通信有限公司	RMB1,100,000	Not Indicated	2010.5	License of Program Use

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
75	中国移动通信集团广东有限公司	RMB1,440,000	2009.5.15	2009.12.31	License of Program-using
76	中国移动通信有限公司	RMB66,000,000	2008.12.12	2009.10.31	License of Multimedia Messenger Use
77	北京我乐信息科技有限公司	RMB50,000	2009.3.31	2009.12.31	License of Program Use
78	贵州丹华信科技发展有限公司	RMB150,000	2008.11.10	2009.11.15	License of Program Use
79	上海激动网络有限公司	RMB42,600	2008.12.11	Two Years	License of Program Use
80	上海聚力传媒技术有限公司	RMB100,000	2009.1.1	2009.12.31	License of Program Use
81	北京悠视亘动科技有限公司	RMB250,000	2009.4.20	2010.4.19	License of Program Use
82	上海东方宽频传播有限公司	RMB1,100,000	2008.6.30	2010.6.30	License of Program Use
83	香港凤凰周刊有限公司	RMB2,880,000	Not Indicated	2009.12.31	License of Phoenix Weekly
84	北京大陆桥文化发展有限责任公司	RMB285,000	2008.4.15	Two Years	License of Program Use
85	北京中青在线网络信息技术有限公司	RMB100,000	Not Indicated	2011.8.14	License of Information Use
86	ACN Newswire Department, JCN K.K.	Not Applicable	2009.8.10	2010.8.9	License of Information Use
87	上海东壹文化传播有限公司	Not Applicable	2009.7.23	2010.7.22	License of Information Use

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
88	中国商人杂志社	Not Applicable	2009.8.18	2010.8.17	License of Information Use
89	成都先锋文化传媒有限公司	Free	2009.8.7	2010.7.31	License of Content Use
90	《国企》杂志社	Not Applicable	2009.9.16	2010 . 9.15	License of Content Use
91	江苏董事会文化传媒有限公司	Not Applicable	2009.6.5	2010.6.4	License of Content Use
92	广州观点信息咨询服务有限公司	Not Applicable	2009.7.13	2010.7.12	License of Content Use
93	上海证券信息有限公司	RMB100,000	2009.5.10	2010.4.30	License of Information Use
94	上海钢电子商务股份有限公司	Not Applicable	2009.9.2	2010.9.1	License of Information Use
95	世界知识出版社	Not Applicable	2009.7.29	2010.7.31	License of Information Use
96	《中国周刊》社有限公司	Not Applicable	2009.7.10	2010.7.9	License of Information Use
97	大连泰隆海运信息有限公司	Not Applicable	2009.7.9	2010.7.8	License of Information Use
98	中国报道杂志社	Not Applicable	2009.6.22	One year	License of Information Use
99	《中国科技财富》杂志社	Not Applicable	2009.7.13	2010.7.12	License of Information Use
100	上海峰禾文化传僠有限公司	Not Applicable	2009.5.25	2010.5.24	License of Information Use
101	北京互联网周刊服务有限公司	Not Applicable	2009.8.12	2010.7.31	License of Information Use
102	京华时报社（京华网）	Not Applicable	2009.7.29	2010.7.31	License of Information Use

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
103	人民网发展有限公司	Not Applicable	2009.9.9	2010.12.31	License of Pictures Use
104	信息早报	Not Applicable	2009.8.20	2010.8.19	License of Information Use
105	出版商务周报	Not Applicable	2009.7.10	2010.7.9	License of Information Use
106	北京润点游戏软件技术研发有限公司	Not Applicable	2009.8.25	2010.9.1	License of Movie Programs
107	北京玖富时代投资顾问有限公司	Not Applicable	2009.8.18	2010.8.17	License of Content Use
108	华夏经纬网络信息科技有限公司	Not Applicable	2009.8.20	2011.8.19	License of Information Use
109	北京网讯财通科技有限公司	Not Applicable	2009.7.1	2010.7.1	License of Information Use
110	四川新闻网站	RMB40,000	2009.10.12	2010.9.30	License of News Content
111	国联证券股份有限公司	Not Applicable	2009.8.20	2010.8.19	License of Information Use
112	国广东方网络（北京）有限公司	RMB70,000	2009.8.20	2011.8.31	License of Content Use
113	天治基金管理有限公司	Not Applicable	2009.9.3	2010.9.2	License of Information Use
114	上海好买信投资管理有限公司	Not Applicable	2009.8.13	2010.8.12	License of Content Use
115	南京派诺文化传播有限公司	Not Applicable	2009.10.15	2010.10.14	License of Information Use
116	北京康凯信息咨询有限责任公司	RMB150,000	2009.6.15	2010.6.14	License of Information Use

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
117	文汇读书周报	Not Applicable	2009.9.1	2010.8.19	License of Information Use
118	晨星资讯（深圳）有限公司	Not Applicable	2009.8.5	One Year	License of Information Use
119	深圳市汽车导报杂志社有限公司	Not Applicable	2009.7.6	One Year	License of Information Use
120	经济参考报社	Not Applicable	2009.9.14	One Year	License of Information Use
121	潇湘晨报社	RMB12,000	2009.8.10	2010.8.14	License of Content Use
122	广州力矩资讯科技有限公司	Not Applicable	2009.8.5	One Year	License of Information Use
123	北京恩德森国际咨询服务有限公司	Not Applicable	2009.9.11	One Year	License of Information Use
124	西本新干线股份有限公司	Not Applicable	2009.9.12	One Year	License of Information Use
125	路透有限公司	USD1,220	2009.8.11	2010.8.30	License of Picture Use
126	杭州顶点财经网络传媒有限公司	Not Applicable	2009.7.24	One Year	License of Information Use
127	合肥飞友网络科技有限公司	Not Applicable	2009.8.12	2010.7.31	License of Information Use
128	上海激动网络有限公司	RMB170,000	2009.9.25	2011.9.27	License of Program Use
129	华夏视联控股有限公司	RMB400,000	2009.9.1	2010.12.31	License of Program Use
130	中国科学院声学研究所	RMB30,000	2009.8.17	2012.8.14	License of Program Use

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
131	北京搜狐新媒体信息技术有限公司	RMB700,000	2009.8.4	2011.7.31	License of Program Use
132	永大数位动力股份有限公司	USD84,000	2009.9.15	2011.8.31	License of Program Use
133	中国电信股份有限公司江苏分公司	RMB500,000	2009.10.12	One Year	License of Program Use
134	北京网尚文化传播有限公司	RMB200,000	2009.9.2	2010.9.3	License of Program Use
135	北京赛金传媒科技有限公司	RMB220,000	2009.8.31	2010.8.31	License of Program Use
136	中国画报出版社	Not Applicable	2009.7.24	One Year	License of Content Use
137	杭州骏基信息技术有限公司	Not Applicable	2009.8.17	One Year	License of Information Use
138	深圳市今日投资财经资讯有限公司	Not Applicable	2009.9.29	One Year	License of Information Use
139	广东科德投资顾问有限公司	Not Applicable	2009.9.24	One Year	License of Information Use
140	《能源》杂志社	Not Applicable	2009.9.22	One Year	License of Information Use

B. Yi Feng

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
1	新华通讯社北京分社	RMB150,000	2008.10.23	2009.9.9	License of

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
				(under the extension negotiation)	Information Use

Exhibit 10.1(b) List of Business Contracts

A. Tian Ying

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
Account Receivable
1	浙江贝因美科工贸股份有限公司	RMB2,520,000	2009.5.14	2010.5.9	Advertising
2	深圳市大赢家网络有限公司	RMB576,000	2009.4.3	2009.10.21	Advertising
3	华研联合（北京）生物有限公司	RMB1,000,000	2008.3.31	2010.3.31	Advertising
4	凡客诚品（北京）科技有限公司	RMB1,488,000	2009.5	2009.12.31	Advertising
5	深圳市广益博联广告有限公司	RMB3,500,000	2008.6.30	2009.12.31	Advertising
6	深圳市华锐新联广告有限公司	RMB1,000,000	2008.9.1	2009.12.31	Advertising
7	北京华夏采风文化传播有限公司	RMB720,000	2008.12.31	2009.12.31	Advertising
8	北京金盟邦广告有限公司	RMB2,700,000	2008.9.28	2009.12.31	Advertising
9	浙江金色凤凰影视广告传播有限公司	RMB2,000,000	2008.9.1	2009.12.31	Advertising
10	北京九合尚品科技有限公司	RMB1,500,000	2009.4.2	2009.12.31	Advertising
11	上海麦顿生物科技有限公司	RMB1,000,000	2008.11.28	2009.12.31	Advertising
12	成都瑞赢天下网络科技有限公司	RMB450,000	2008.11.3	2009.12.1	Advertising
13	上海好耶广告有限公司	RMB492,000	2009.3.25	2009.12.31	Advertising
14	富恩德（北京）粮食产业投资基金	RMB1,000,000	2009.6.25	One Year	Programming

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
	管理公司
15	北京爱迪泰乐科技有限公司	Calculated by the actual sales amount	2009.3	2010.3.31	Cooperation of Value-added Service regarding IVR
16	大道信通（北京）科技发展有限公司	Calculated by the actual sales amount	2009.4.1	2010.3.31	Cooperation of Cooperation of Value-added Service
17	北京深白天地数字娱乐文化传播有限公司	Calculated by the actual sales amount	2009.1.20	2009.12.31	Cooperation of Value-added Service
18	北京星尚传媒科技有限公司	Calculated by the actual sales amount	2009.2.17	2010.1.31	Cooperation of Va1ue-added Service
19	北京中文在线文化发展有限公司	Calculated by the actual sales amount	2009.5.13	2010.5.12	Cooperation of Platform Operation
20	中国电信股份有限公司四川分公司	Calculated by the actual sales amount	2009.5.22	2009.12.31	Cooperation of Program Operation
21	北京智博联创教育科技有限公司	Calculated by the actual sales amount	2009.1.7	2010.1.8	Cooperation of Program Operation
22	中经网数据有限公司	Calculated by the actual sales amount	2008.12.5	2009.12.19	Cooperation of Program Operation
23	中国电信股份有限公司广东分公司	Calculated by the actual sales amount	2009.4.1	2009.12.31	Cooperation of TV Column
24	中国电信股份有限公司广东分公	Calculated by	2009.2.16	2009.12.31	Cooperation of Star

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
	司	the actual sales amount			Phoenix Platform
25	中国联合网络通信有限公司北京市分公司	Calculated by the actual sales amount	2009.7.1	2010.4.1	Cooperation of Program Operations
26	中国移动通信集团北京有限公司	Calculated by actual performance	2008.8.1	Not Indicated	Cooperation of Campus Digital Business
27	中国移动通信集团北京有限公司	Calculated by the actual sales amount	Not Indicated	2009.10.31	Cooperation of Messenger Business
28	中国移动通信集团北京有限公司	Calculated by the actual sales amount	Not Indicated	2009.10.30	Cooperation of Program Operations
29	中国移动通信集团广东有限公司	Calculated by the actual sales amount	2008.11.5	2009.12.31	Cooperation of Mobile Newspaper
30	中国移动通信集团四川有限公司	Calculated by the actual sales amount	2009.2.10	2010.2.9	Cooperation of Wireless Music
31	卓望信息技术（北京）有限公司	Calculated by the actual sales amount	2009.8.1	2010.7.31	Cooperation of Content Resources
32	陕西公众信息产业有限公司	Calculated by the actual sales amount	2009.9.29	2010.9.19	Cooperation of Content Resources
33	中国移动通信有限公司	Calculated by the actual sales amount	2009.3.23	2009.12.31	Cooperation of WAP Service

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
34	中国移动通信集团江苏有限公司	Calculated by the actual sales amount	2009.10.12	2010.9.20	Cooperation of SP Products
35	中国移动通信集团湖南有限公司	Calculated by the actual sales amount	2008.3.14	2009.12.31	Cooperation of Coloring Ring Back Tone
36	中国移动通信集团广东有限公司湛江分公司	Calculated by the actual sales amount	2009.9.7	2010.12.31	Cooperation of Arrangement for Fan’s Club
Account Payable
37	中国出口人员服务总公司	RMB 6,249,566.50 per year	2008.5.15	2011.6.30	Lease of Office
38	中国电信集团北京市电信有限公司	RMB18,000 per month	2008.4.20	Two years	Lease of Digital Circuit
39	北京蓝汛通信技术有限责任公司	Not Indicated	2009.5.1	One year	Supplemental Agreement for CDN Service
40	上海帝联信息科技发展有限公司	RMB120 per Megabyte per Month	2009.4.23	2009.12.31	CDN Service
41	上海网宿科技股份有限公司	RMB50 per Megabyte per Month within China; RMN280 per Megabyte per Month overseas	2009.2.1	2010.1.31	CDN Service

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
42	中国电信集团北京市电信有限公司	RMB172,000 per Month	2008.5.15	Two Years	IDC Service
43	北京通融通信息技术有限公司	Calculated by the actual sales amount	2009.8.3	2010.7.31	Online Payment Service
44	中国移动通信集团北京有限公司	Calculated by the actual leased IDC business	2008.7.1	Not Indicated	Lease of IDC Business
45	中国移动通信集团北京有限公司	Calculated by the actual leased IDC business	2008.11.13	Not Indicated	Lease of IDC Business
46	中国电信股份有限公司广东增值业务平台运营中心	RMB240,000	2009.5.28	2009.12.31	Purchase of License of Active Customer
47	北京润点游戏软件技术研发有限公司	A position for advertisement equal to RMB 1,000,000	2009.8.25	2010.9.1	License of Program Use

B.            Yi Feng

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
1	北京天意华鼎元广告有限公司	Calculated by the actual sales amount	Not Indicated	One Year	Cooperation of Value-added Service
2	深圳市瓦尔雷斯科技开发有限公	Calculated by the actual sales	Not Indicated	Three Years	Cooperation of Value-added Service

No.	Party	Amount (RMB)	Date of Execution	Date of Termination	Simple Summary
	司	amount
3	北京中文在线文化发展有限公司	Calculated by the actual sales amount	2008.12.10	2009.11.19	Cooperation of Value-added Service
4	中国移动通信有限公司	Calculated by the actual sales amount	2009.6.24	2009.11.1	Cooperation of Mobile Value-added Service
5	中国电信股份有限公司增值业务运营中心	Calculated by the actual sales amount	Not Indicated	2010.6.30	Cooperation of Mobile Value-added Service
6	中国移动通信集团北京有限公司	Calculated by the actual sales amount	Not Indicated	2009.11.30	Cooperation of Mobile Value-added Service
7	中国移动通信集团北京有限公司	Calculated by the actual sales amount	2009.7.1	2010.6.30	Cooperation of Mobile Value-added Service
8	北京群立时代科技有限公司	Calculated by the actual sales amount	2009.7.1	2010.6.30	Cooperation of Value-added Service

Exhibit 11.1 List of Option Shares

			OPTION 1	OPTION 2	OPTION 3	OPTION 4
姓名(中 文)	员工编 号		授予日钥	授予日期	授予日期	授予日期	期权到期日	入职日期	底价US$	080704授予 数量	0811授予数 量	090731授予 数量	090916授予数 量	总授予数量	失效期权数量	可行使期权数 量	行使期权数 量	未归属性期权 数量
Name (Chinese)	Staff No.		Grant Date		Grant Date	Grant Date	Expriy Date	Entry Date	Exercise Price					Total Granted	Lapsed Granted	Vested Balance	Exercised Granted	Unvested Balance
刘爽	1		2008.07.04				2018.5.25	2005.11.11	$0.03215	12,000,000.00				12,000,000.00	0.00	11,250,000.00	0.00	750,000.00
李亚	2		2008.07.04			2009.09.15	2018.5.25	2006.06.15	$0.03215	8,800,000.00			3,080,000.00	11,880,000.00	0.00	7,150,000.00	0.00	4,730,000.00
刘可心	3		2008.07.04				2018.5.25	2000.01.01	$0.03215	6,000,000.00				6,000,000.00	0.00	5,625,000.00	0.00	375,000.00
王成	4		2008.07.04				2018.5.25	2006.06.14	$0.03215	5,200,000.00				5,200,000.00	3,960,000.00	0.00	1,240,000.00	0.00
吴征	5		2008.07.04			2009.09.15	2018.5.25	2007.03.19	$0.03215	4,000,000.00			800,000.00	4,800,000.00	0.00	2,500,000.00	0.00	2,300,000.00
邹明	6		2008.07.04			2009.09.15	2018.5.25	2000.01.01	$0.03215	3,000,000.00			600,000.00	3,600,000.00	0.00	2,812,500.00	0.00	787,500.00
陈明	7		2008.07.04			2009.09.15	2018.5.25	2000.01.01	$0.03215	3,000,000.00			600,000.00	3,600,000.00	0.00	2,812,500.00	0.00	787,500,00
吴华鹏	8	‘	2008.07.04			2009.09.15	2018.5.25	2007.09.10	$0.03215	2,400,000.00			480,000.00	2,880,000.00	0.00	1,200,000.00	0.00	1,680,000.00
黄晓燕	161		2008,07.04			2009.09.15	2018.5.25	2006.04.17	$0.03215	1,080,000.00			216,000.00	1,296,000.00	0.00	945,000.00	0.00	351,000.00
罗笛	325		2008.07.04				2018.5.25	2006.06.28	$0.03215	1,080,000.00				1,080,000.00	0.00	877,500.00	0.00	202,500.00
林强	267		2008.07.04				2018.5.25	2008.01.08	$0.03215	1,080,000.00				1,080,000.00	1,080,000.00	0.00	0.00	0.00
张先锋	45		2008.07.04			2009.09.15	2018.5.25	2006.02.13	$0.03215	1,050,000.00			210,000.00	1,260,000.00	0.00	918,750.00	0,00	341,250.00
陈苏	313		2008.07.04			2009.09.15	2018.5.25	2000.04.01	$0.03215	840,000.00			168,000.00	1,008,000.00	0.00	787,500.00	0.00	220,500.00
传泗航	51		2008.07.04			2009.09.15	2018.5.25	2006.07.19	$0.03215	840,000.00			168,000.00	1,008,000.00	0.00	682,500.00	0.00	325,500.00
乔海燕	187		2008.07.04			2009.09.15	2018.5.25	2000.01.01	$0.03215	720,000.00			144,000.00	864,000.00	0.00	675,000.00	0.00	189,000.00
朱子南	269		2008.07.04			2009.09.15	2018.5.25	2007.03.20	$0.03215	720,000.00			144,000.00	864,000.00	0.00	450,000.00	0.00	414,000.00
张磊	268		2008.07,04				2018.5.25	2007.06.04	$0.03215	720,000.00				720,000.00	720,000.00	0.00	0.00	0.00
寇志鹏	314		2008.07.04				2018.5.25	2006.08.18	$0.03215	680,000.00				680,000.00	340,000.00	0.00	340,000.00	0.00
姚宁	207		2008.07.04			2009.09.15	2018.5.25	2006.07.05	$0.03215	600,000.00			120,000.00	720,000.00	0.00	487,500.00	0.00	232,500.00
张剑涛	208		2008.07.04			2009.09.15	2018.5.25	2006.07.05	$0.03215	600,000.00				600,000.00	150,000.00	0.00	450,000.00	0.00
宋丽杰	270		2008.07.04			2009.09.15	2018.5.25	2008.02.14	$0.03215	550,000.00			110,000.00	660,000.00	0.00	206,250.00	0.00	453,750.00
高喜敏	330		2008.07.04			2009.09.15	2018.5.25	2008.01.15	$0.03215	540,000.00			108,000.00	648,000.00	0.00	236,250.00	0.00	411,750.00
方宁	331		2008.07.04			2009.09.15	2018.5.25	2005.08.03	$0.03215	480,000.00			72,000.00	552,000.00	0,00	450,000.00	0.00	102,000.00
郑红	123		2008.07.04			2009.09.15	2018.5.25	2005.04.21	$0.03215	480,000.00			72,000.00	552,000.00	0.00	450,000.00	0.00	102,000.00
张勇	206		2008.07.04			2009.09.15	2018.5.25	2007.01.04	$0.03215	480,000.00			22,000.00	502,000.00	0.00	330,000.00	0.00	172,000.00
严伟锋	275		2008.07.04			2009.09.15	2018.5.25	2002.01.01	$0.03215	460,000.00			69,000.00	529,000.00	0.00	431,250.00	0.00	97,750.00
赵文平	276		2008.07,04			2009.09.15	2018.5.25	2006.01.15	$0.03215	440,000.00			66,000.00	506,000.00	0.00	412,500.00	0.00	93,500.00
张振宇	315		2008.07.04				2018.5.25	2008.05.26	$0.03215	440,000.00				440,000.00	440,000.00	0.00	0.00	0.00
费有文	277		2008,07.04			2009.09.15	2018.5.25	2007.04.02	$0.03215	420,000.00			63,000.00	483,000.00	0.00	262,500.00	0.00	220,500.00
廖怀南	124		2008.07.04			2009.09.15	2018.5.25	2006.06.01	$0.03215	400,000.00			100,000.00	500,000.00	0.00	325,000.00	0.00	175,000.00
李鸣	150		2008.07.04			2009.09.15	2018.5.25	2007.05.14	$0.03215	400,000.00			60,000.00	460,000.00	0.00	225,000.00	0.00	235,000.00
杨迪	9		2008.07.04			2009.09.15	2018.5.25	2006.03.08	$0.03215	360,000.00			54,000.00	414,000.00	0.00	315,000.00	0.00	99,000.00
赵云	209		2008.07.04			2009.09.15	2018.5.25	2007.01.04	$0.03215	350,000.00			200,000.00	550,000.00	0.00	240,625.00	0.00	309,375.00
袁博	10		2008.07.04			2009.09.15	2018.5.25	2006.04.10	$0.03215	280,000.00			20,000.00	300,000.00	0,00	245,000.00	0.00	55,000.00
刘亮	11		2008.07.04			2009.09.15	2018.5.25	2006.05.15	$0.03215	280,000.00			20,000.00	300,000.00	0.00	227,500.00	0.00	72,500.00

赵亮	52	2008.07.04			2018.5.25	2004.08.25	$0.03215	200,000.00			200,000.00	200,000.00	0.00	0.00	0.00
周晓磊	255	2008.07.04			2018.5.25	2006.04.17	$0.03215	200,000.00			200,000.00	50,000.00	0.00	150,000.00	0.00
史雪怡	256	2008.07.04		2009.09.15	2018.5.25	2006.08.16	$0.03215	200,000.00		100,000.00	300,000.00	0.00	150,000.00	0.00	150,000.00
陈鸣	317	2008.07.04		2009.09.15	2018.5.25	2006.09.11	$0.03215	200,000.00		30,000.00	230,000.00	0.00	150,000.00	0.00	80,000.00
骆超	278	2008.07.04		2009.09.15	2018.5.25	2008.05.26	$0.03215	200,000.00		100,000.00	300,000.00	040	62,500.00	0.00	237,500.00
曾明	290	2008.07.04		2009.09.15	2018.5.25	2007.12.29	$0,03215	150,000.00		20,000.00	170,000.00	0.00	65,625.00	0.00	104,375.00
汤艳	79	2008.07.04			2018.5.25	2004.02.23	$0.03215	100,000.00			100,000.00	0.00	93,750.00	0.00	6,250.00
刘革章	211	2008.07.04			2018.5.25	2006.08.03	$0.03215	120,000.00			120,000.00	0,00	90,000.00	0.00	30,000.00
郑长水	205	2008.07.04		2009.09.15	2018.5.25	2007.03.06	$0.03215	120,000.00		18,000.00	138,000.00	0.00	75,000.00	0.00	63,000.00
尚小伟	210	2008.07.04	2009.07.31	2009.09.15	2018.5.25	2000.07.01	$0.03215	120,000.00	300,000.00	60,000.00	480,000.00	0.00	112,500.00	0.00	367,500.00
吴德强	166	2008.07.04		2009.09.15	2018.5.25	2008.01.02	$0.03215	100,000.00		10,000.00	110,000.00	0.00	43,750.00	0.00	66,250.00
胡涛	132	2008.07.04			2018.5.25	2005.05.16	$0.03215	100,000.00			100,000.00	0.00	93,750.00	0.00	6,250.00
陆文龙	134	2008.07.04		2009.09.15	2018.5.25	2005.07.01	$0.03215	100,000.00		10,000.00	110,000.00	0.00	93,750.00	0.00	16,250.00
樊苏	216	2008.07.04			2018.5.25	2003.07.01	$0.03215	100,000.00			100,000.00	0.00	93,750.00	0.00	6,250.00
曹丰	73	2008.07.04			2018.5.25	2006.01.16	$0.03215	100,000.00			100,000.00	0.00	93,750.00	0.00	6,250.00
宫能慧	165	2008.07.04			2018.5.25	2007.08.27	$0.03215	100,000.00			100,000.00	100,000.00	0.00	0.00	0.00
李岚	82	2008.07.04		2009.09.15	2018.5.25	2006.09.06	$0.03215	100,000.00		20,000.00	120,000.00	0.00	75,000.00	0.00	45,000.00
忻敏洁	13	2008.07.04		2009.09.15	2018.5.25	2007.05.10	$0.03215	100,000.00		20,000.00	120,000.00	0.00	56,250.00	0.00	63,750,00
赵小川	14	2008.07.04		2009.09.15	2018.5.25	2007.05.21	$0.03215	100,000.00		20,000.00	120,000.00	0.00	56,250.00	0.00	63,750,00
李景会	12	2008.07.04		2009.09.15	2018.5.25	2007.05.23	$0.03215	100,000.00		20,000.00	120,000.00	0.00	56,250.00	0.00	63,750.00
陈国栋	76	2008.07.04		2009.09.15	2018.5.25	2007.05.04	$0.03215	100,000.00		10,000.00	110,000.00	0.00	62,500.00	0.00	47,500.00
曾雪封	167	2008.07.04		2009.09.15	2018.5.25	2007.06.18	$0.03215	100,000.00		10,000.00	110,000.00	0.00	56,250.00	0.00	53,750.00
吴海鹏	188	2008.07.04		2009.09.15	2018.5.25	2000.01.01	$0.03215	100,000.00		10,000.00	110,000.00	0.00	93,750.00	0.00	16,250.00
陈海莉	181	2008.07.04		2009.09.15	2018.525	2008.05.26	$0.03215	90,000.00		13,500.00	103,500.00	0.00	28,125.00	0.00	75,375.00
胡楠	78	2008.07.04			2018.5.25	2005.03.21	$0.03215	80,000.00		10,000.00	90,000.00	0.00	75,000.00	0.00	15,000.00
郑星火	133	2008.07.04			2018.5.25	2007.03.19	$0.03215	80,000.00			80,000.00	0.00	50,000.00	0.00	30,000.00
陈俊杰	61	2008.07.04			2018.5.25	2007.03.21	$0.03215	80,000.00			80,000.00	0.00	50,000.00	0.00	30,000.00
孙晓慧	212	2008.07.04			2018.5.25	2007.06.04	$0.03215	80,000.00			80,000.00	0.00	45,000.00	0.00	35,000,00
郭岚	318	2008.07.04			2018.5.25	2008.01.15	$0.03215	80,000.00			80,000.00	0.00	35,000.00	0.00	45,000.00
贺燕胜	335	2008.07.04			2018.5.25	2006.08.28	$0.03215	60,000.00			60,000.00	0.00	45,000.00	0.00	15,000.00
伍乐	80	2008.07.04			2018.5.25	2008.03.12	$0.03215	60,000.00			60,000.00	37,500.00	0.00	22,500.00	0.00
侯春艳	285	2008.07.04		2009.09.15	2018.5.25	2008.05.26	$0.03215	50,000.00		80,000.00	130,000.00	0.00	15,625.00	0.00	114,375.00
许志勇	77	2008.07.04		2009.09.15	2018.5.25	2005.05.09	$0.03215	40,000.00		10,000.00	50,000.00	0.00	37,500.00	0.00	12,500.00
陈洋	127	2008.07.04		2009.09.15	2018.5.25	2003.09.01	$0.03215	40,000.00		20,000.00	60,000.00	0.00	37,500.00	0.00	22,500.00
李增华	62	2008.07.04			2018.5.25	2006.12.06	$0.03215	40,000.00			40,000.00	0.00	27,500.00	0.00	12,500.00
黄晓静	213	2008.07.04		2009.09.15	2018.5.25	2007.12.03	$0.03215	40,000.00		60,000.00	100,000.00	0.00	17,500.00	0.00	82,500.00
王建新	59	2008.07.04		2009.09.15	2018.5.25	2008.05.26	$0.03215	35,000.00		10,000.00	45,000.00	0.00	10,937.50	0.00	34,062.50
韩旭	231	2008.07.04			2018.5.25	2004.11.29	$0.03215	32,000.00			32,000.00	4,000.00	0,00	28,000.00	0.00
刘延清	63	2008.07.04			2018.5.25	2007.11.19	$0.03215	32,000.00			32,000.00	0.00	14,000.00	0.00	18,000.00

彭远文	53	2008.07.04	2009.09.15	2018.5.25	2007.12.17	$0.03215	32,000.00	68,000.00	100,000.00	0.00	14,000.00	0.00	86,000.00
陈雪婷	131	2008.07.04		2018.5.25	2007.06.11	$0.03215	32,000.00		32,000.00	0.00	18,000.00	0.00	14,000.00
许晨曦	64	2008.07.04		2018.5.25	2007.09.04	$0.03215	32,000.00		32,000.00	0.00	16,000.00	0.00	16,000.00
窦海兵	291	2008.07.04		2018.5.25	2008.03.19	$0.03215	32,000.00		32,000.00	0.00	12,000.00	0.00	20,000.00
林琳	333	2008.07.04	2009.09.15	2018.5.25	2006.11.27	$0.03215	30,000.00	10,000.00	40,000.00	0.00	20,625.00	0.00	19,375.00
白云	65	2008.07.04		2018.5.25	2007.01.15	$0.03215	30,000.00		30,000.00	0.00	20,625.00	0.00	9,375.00
窦红媛	328	2008.07.04		2018.5.25	2004.12.07	$0.03215	24,000.00		24,000.00	0.00	22,500.00	0.00	1,500.00
解文娟	68	2008.07.04		2018.5.25	2004.02.23	$0.03215	24,000.00		24,000.00	0.00	22,500.00	0.00	1,500.00
张贤芝	153	2008.07.04		2018.5.25	2000.03.01	$0.03215	24,000.00		24,000.00	0.00	22,500.00	0.00	1,500.00
霍吉和	102	2008.07.04		2018.5.25	2006.11.13	$0.03215	24,000.00		24,000.00	0.00	16,500.00	0.00	7,500.00
闵荣生	329	2008.07.04		2018.5.25	2006.12.06	$0.03215	24,000.00		24,000.00	0.00	16,500.00	0.00	7,500.00
许雪玲	232	2008.07.04		2018.5.25	2006.05.17	$0.03215	24,000.00		24,000.00	6,000.00	0.00	18,000.00	0.00
郑美娜	67	2008.07.04		2018.5.25	2006.06.01	$0.03215	24,000.00		24,000.00	0.00	19,500.00	0.00	4,500.00
杨光	215	2008.07.04		2018.5.25	2006.07.10	$0.03215	24,000.00		24,000.00	6,000.00	0.00	18,000,00	0.00
刘林	66	2008.07.04		2018.5.25	2006.08.23	$0.03215	24,000.00		24,000.00	0.00	18,000,00	0.00	6,000.00
柯文兴	295	2008.07.04		2018.5.25	2006.09.25	$0.03215	24,000.00		24,000.00	9,000.00	0.00	15,000.00	0.00
杨俊杰	296	2008.07.04		2018.5.25	2006.09.29	$0.03215	24,000.00		24,000.00	0.00	18,000.00	0.00	6,000.00
胡中道	293	2008.07.04		2018.5.25	2007.01.02	$0.03215	24,000.00		24,000.00	0.00	16,500.00	0.00	7,500.00
程邓时	288	2008.07.04		2018.5.25	2007.10.22	$0.03215	24,000.00		24,000.00	0.00	12,000.00	0.00	12,000.00
胡伟琪	287	2008.07.04		2018.5.25	2007.10.24	$0.03215	24,000.00		24,000.00	0.00	12,000.00	0.00	12,000.00
熊德超	279	2008.07.04		2018.5.25	2007.11.05	$0.03215	24,000.00		24,000.00	24,000.00	0.00	0.00	0.00
李泓冰	320	2008.07.04	2009.09.15	2018.5.25	2007.02.28	$0.03215	24,000.00	10,000,00	34,000.00	0.00	15,000.00	0.00	19,000.00
王滔涛	319	2008.07.04		2018.5.25	2007.04.02	$0.03215	24,000.00		24,000.00	24,000.00	0.00	0.00	0.00
徐欣欣	294	2008.07.04		2018.5.25	2006.07.17	$0.03215	24,000.00		24,000.00	7,500.00	0.00	16,500.00	0.00
王姣艳	286	2008.07.04		2018.5.25	2007.07.24	$0.03215	24,000.00		24,000.00	0.00	13,500.00	0.00	10,500.00
张健男	283	2008.07.04		2018.5.25	2007.09.17	$0.03215	24,000.00		24,000.00	0.00	12,000.00	0.00	12,000.00
刘伟	289	2008.07.04		2018.5.25	2007.09.17	$0.03215	24,000.00		24,000.00	0.00	12,000.00	0.00	12,000.00
叶涛	280	2008.47.04		2018.5.25	2007.09.24	$0.03215	24,000.00		24,000.00	0.00	12,000.00	0.00	12,000.00
刘星	54	2008.07.04	2009.09.15	2018.5,25	2008.02.15	$0.03215	24,000.00	10,000.00	34,000.00	0.00	9,000.00	0.00	25,000.00
严彬	103	2008.07.04	2009.09.15	2018.5.25	2008.03.10	$0.03215	22,400.00	52,000.00	74,400.00	0.00	8,400.00	0.00	66,000.00
李萌	35	2008.07.04		2018.5.25	2006.04.17	$0.03215	22,000.00		22,000.00	0.00	19,250.00	0.00	2,750,00
张维	18	2008.07.04		2018.5.25	2006.09.25	$0.03215	22,000.00		22,000.00	6,875.00	0.00	15,125.00	0.00
陈楠	38	2008.07.04		2018.5.25	2003.04.01	$0.03215	20,000.00		20,000.00	20,000.00	0.00	0.00	0.00
陈卓	163	2008.07.04		2018.5.25	2005.10.08	$0.03215	20,000.00		20,000.00	0.00	18,750.00	0.00	1,250.00
王敏	176	2008.07.04		2018.5.25	2004.06.14	$0.03215	20,000.00		20,000.00	0.00	18,750.00	0.00	1,250.00
石冰	154	2008.07.04		2018.5.25	2005.01.10	$0.03215	20,000.00		20,000.00	0.00	18,750.00	0.00	1,250.00
李厦	83	2008.07.04		2018.5.25	2006.10.08	$0.03215	20,000.00		20,000.00	0.00	15,000,00	0.00	5,000.00
赵然	233	2008.07.04		2018.5.25	2006.04.03	$0.03215	20,000.00		20,000.00	0.00	17,500.00	0.00	2,500.00
王迎军	241	2008.07.04		2018.5.25	2006.06.19	$0.03215	20,000.00	.	20,000.00	0.00	16,250.00	0.00	3,750.00

朱斌	218	2008.07.04		2018.5.25	2006.07.26	$0.03215	20,000.00		20,000.00	0.00	16,250.00	0.00	3,750.00
王心远	139	2008.07.04		2018.5.25	2006.07.31	$0.03215	20,000.00		20,000.00	0.00	16,250.00	0.00	3,750.00
闫静	151	2008.07.04		2018.5.25	2006.08.14	$0.03215	20,000.00		20,000.00	0.00	15,000.00	0.00	5,000.00
蔡琪	323	2008.07.04		2018.5.25	2006.08.27	$0.03215	20,000.00		20,000.00	0.00	15,000.00	0.00	5,000.00
叶凌锋	242	2008.07.04		2018.5.25	2007.01.15	$0.03215	20,000.00		20,000.00	0.00	13,750.00	0.00	6,250.00
湛立芳	129	2008.07.04		2018.5.25	2007.01.08	$0.03215	20,000.00		20,000.00	0.00	13,750.00	0.00	6,250.00
陈君	106	2008.07.04		2018.5.25	2007.03.19	$0.03215	20,000.00		20,000.00	0.00	12,500.00	0.00	7,500.00
黄睿	135	2008.07.04		2018.5.25	2007.03.28	$0.03215	20,000.00		20,000.00	8,750.00	0.00	11,250.00	0.00
罗孔富	81	2008.07.04		2018.5.25	2007.06.01	$0.03215	20,000.00		20,000.00	0.00	11,250.00	0.00	8,750.00
唐茂琳	37	2008.07.04		2018.5.25	2007.06.25	$0.03215	20,000.00		20,000.00	0.00	11,250.00	0.00	8,750.00
王玉玺	217	2008.07.04		2018.5.25	2007.07.26	$0.03215	20,000.00		20,000.00	20,000.00	0.00	0.00	0.00
周小娟	164	2008.07.04	2009.09.15	2018.5.25	2007.09.03	$0.03215	20,000.00	10,000.00	30,000.00	0.00	10,000.00	0.00	20,000.00
温迪	284	2008.07.04		2018.5.25	2008.03.24	$0.03215	20,000.00		20,000.00	0.00	7,500.00	0.00	12,500.00
孙立	282	2008.07.04		2018.5.25	2008.03.25	$0.03215	20,000.00		20,000.00	0.00	7,500.00	0.00	12,500.00
赵信	155	2008.07.04		2018.5.25	2007.12.26	$0.03215	19,000.00		19,000.00	0.00	8,312.50	0.00	10,687.50
郭敏	104	2008.07.04		2018.5.25	2007.02.07	$0.03215	19,000.00		19,000.00	0.00	11,875.00	0.00	7,125.00
唐毓瑨	105	2008.07.04		2018.5.25	2007.05.08	$0.03215	19,000.00		19,000.00	0.00	10,687.50	0.00	8,312.50
杨剑飞	219	2008.07.04		2018.5.25	2006.12.12	$0.03215	16,000.00		16,000.00	0.00	11,000.00	0.00	5,000.00
赵岑	234	2008.07.04		2018.5.25	2006.07.20	$0.03215	16,000.00		16,000.00	0.00	13,000.00	0.00	3,000.00
葛炜	128	2008.07.04		2018.5.25	2007.12.03	$0.03215	16,000.00		16,000.00	0.00	7,000.00	0.00	9,000.00
佛海强	220	2008.07.04		2018.5.25	2007.07.02	$0.03215	16,000.00		16,000.00	0.00	9,000.00	0.00	7,000.00
王单	327	2008.07.04		2018.5.25	2000.09.01	$0.03215	15,200.00		15,200.00	0.00	14,250.00	0.00	950.00
黄婷	336	2008.07.04		2018.5.25	2000.03.01	$0.03215	15,200.00		15,200.00	0.00	14,250.00	0.00	950.00
刘佳	337	2008.07.04	2009.09.15	2018.5.25	2007.06.18	$0.03215	15,200.00	10,000.00	25,200.00	0.00	8,550.00	0.00	16,650.00
王海文	240	2008.07.04		2018.5.25	2008.03.12	$0.03215	14,000.00		14,000.00	0.00	5,250.00	0.00	8,750.00
傅文涛	111	2008.07.04		2018.5.25	2007.08.02	$0.03215	13,000.00		13,000.00	0.00	6,500.00	0.00	6,500.00
许韬	225	2008.07.04		2018.5.25	2007.10.23	$0.03215	12,000.00		12,000.00	0.00	6,000.00	0.00	6,000.00
周鑫华	223	2008.07.04		2018.5.25	2007.10.08	$0.03215	12,000.00		12,000.00	0.00	6,000.00	0.00	6,000.00
章海华	226	2008.07.04		2018.5.25	2007.11.15	$0.03215	12,000.00		12,000.00	12,000.00	0.00	0.00	0.00
陈吉朝	227	2008.07.04		2018.5.25	2007.12.10	$0.03215	12,000.00		12,000.00	0.00	5,250.00	0.00	6,750.00
胡恒	257	2008.07.04		2018.5.25	2007.04.16	$0.03215	12,000.00		12,000.00	12,000.00	0.00	0.00	0.00
黄卫	244	2008.07.04		2018.5.25	2007.06.26	$0.03215	12,000.00		12,000.00	0.00	6,750.00	0.00	5,250.00
胡男	245	2008.07.04		2018.5.25	2007.06.28	$0.03215	12,000.00		12,000.00	0.00	6,750.00	0.00	5,250.00
罗小迪	221	2008.07.04		2018.5.25	2008.01.28	$0.03215	12,000.00		12,000.00	0.00	5,250.00	0.00	6,750.00
朱玉华	224	2008.07.04		2018.5.25	2008.01.06	$0.03215	12,000.00		12,000.00	12,000.00	0.00	0.00	0.00
郭玉明	55	2008.07.04		2018.5.25	2008.03.17	$0.03215	12,000.00		12,000.00	0.00	4,500.00	0.00	7,500.00
刘小章	222	2008.07.04		2018.5.25	2008.03.21	$0.03215	12,000.00		12,000.00	0.00	4,500.00	0.00	7,500.00
胡晓翔	60	2008.07.04		2018.5.25	2008.05.26	$0.03215	12,000.00		12,000.00	0.00	3,750.00	0.00	8,250.00
何振林	75	2008.07.04		2018.5.25	2008.05.26	$0.03215	12,000.00		12,000.00	0.00	3,750.00	0.00	8,250.00

刘旻玥	39	2008.07.04	2018.5.25	2007.10.15	$0.03215	11,000.00	11,000.00	11,000.00	0.00	0.00	0.00
范春笛	36	2008.07.04	2018.5.25	2008.05.04	$0.03215	11,000.00	11,000.00	0.00	3,437.50	0.00	7,562.50
梁晶军	87	2008.07.04	2018.5.25	2007.10.10	$0.03215	10,000.00	10,000.00	10,000.00	0.00	0.00	0.00
王超	237	2008.07.04	2018.5.25	2006.11.06	$0.03215	8,000.00	8,000.00	8,000.00	0.00	0.00	0.00
李恒	246	2008.07.04	2018.5.25	2006.07.10	$0.03215	8,000.00	8,000.00	8,000.00	0.00	0.00	0.00
张源	258	2008.07.04	2018.5.25	2006.09.04	$0.03215	8,000.00	8,000.00	8,000.00	0.00	0.00	0.00
党钊	259	2008.07.04	2018.5.25	2007.10.08	$0.03215	8,000.00	8,000.00	0.00	4,000.00	0.00	4,000.00
陈涛	236	2008.07.04	2018.5.25	2007.09.03	$0.03215	8,000.00	8,000.00	4,500.00	0.00	3,500.00	0.00
王媛	229	2008.07.04	2018.5.25	2008.02.25	$0.03215	8,000.00	8,000.00	8,000.00	0.00	0.00	0.00
吕策	230	2008.07.04	2018.5.25	2008.02.29	$0.03215	8,000.00	8,000.00	8,000.00	0.00	0.00	0.00
张明浩	235	2008.07.04	2018.5.25	2008.04.28	$0.03215	8,000.00	8,000.00	8,000.00	0.00	0.00	0.00
许燕淞	302	2008.07.04	2018.5.25	2005.07.20	$0.03215	6,000.00	6,000.00	0.00	5,625.00	0.00	375.00
吕鹏	189	2008.07.04	2018.5.25	2000.01.01	$0.03215	6,000.00	6,000.00	0.00	5,625.00	0.00	375.00
于晓	190	2008.07.04	2018.5.25	2005.04.25	$0.03215	6,000.00	6,000.00	0.00	5,625.00	0.00	375.00
孟欢欢	183	2008.07.04	2018.5.25	2006.10.08	$0.03215	6,000.00	6,000.00	0.00	4,500.00	0.00	1,500.00
张琳琳	191	2000.07.04	2018.5.25	2006.10.08	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
李秀龙	299	2008.07.04	2018.5.25	2006.12.11	$0.03215	6,000.00	6,000.00	0.00	4,125.00	0.00	1,875.00
吴兆辉	85	2008.07.04	2018.5.25	2006.12.11	$0.03215	6,000.00	6,000.00	2,250.00	0.00	3,750.00	0.00
李惠	136	2008.07.04	2018.5.25	2006.03.01	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
杨蔚	300	2008.07.04	2018.5.25	2006.03.13	$0.03215	6,000.00	6,000.00	0.00	5,250.00	0.00	750.00
杨涛	310	2008.07.04	2018.5.25	2006.04.03	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
梅文惠	175	2008.07.04	2018.5.25	2006.06.01	$0.03215	6,000.00	6,000.00	0.00	4,875.00	0.00	1,125.00
兰波	152	2008.07.04	2018.5.25	2006.07.10	$0.03215	6,000.00	6,000.00	2,500.00	0.00	3,500.00	0.00
杨免	126	2008.07.04	2018.5.25	2006.09.20	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
樊荣	301	2008.07.04	2018.5.25	2006.09.04	$0.03215	6,000.00	6,000.00	0.00	4,500.00	0.00	1,500.00
孟文婷	116	2008.07.04	2018.5.25	2007.01.29	$0.03215	6,000.00	6,000.00	0.00	4,125.00	0.00	1,875.00
王文静	143	2008.07.04	2018.5.25	2007.10.10	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
韩可	157	2008.07.04	2018.5.25	2007.10.23	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
段文博	142	2008.07.04	2018.5.25	2007.10.29	$0.03215	6,000.00	6,000.00	0.00	2,625.00	0.00	3,375.00
印权斌	108	2008.07.04	2018.5.25	2007.10.31	$0.03215	6,000.00	6,000.00	0.00	2,625.00	0.00	3,375.00
刘烜	238	2008.07.04	2018.5.25	2007.11.07	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
李中元	89	2008.07.04	2018.5.25	2007.12.12	$0.03215	6,000.00	6,000.00	0.00	2,625.00	0.00	3,375.00
刘桂海	19	2008.07.04	2018.5.25	2007.12.17	$0.03215	6,000.00	6,000.00	0.00	2,625.00	0.00	3,375.00
王佐亚	119	2008.07.04	2018.5.25	2007.12.17	$0.03215	6,000.00	6,000.00	0.00	2,625.00	0.00	3,375.00
陈西埜	30	2008.07.04	2018.5.25	2007.12.24	$0.03215	6,000.00	6,000.00	0.00	2,625.00	0.00	3,375.00
张涛	186	2008.07.04	2018.5.25	2007.12.26	$0.03215	6,000.00	6,000.00	0.00	2,625.00	0.00	3,375.00
卢健	24	2008.07.04	2018.5.25	2007.12.03	$0.03215	6,000.00	6,000.00	0.00	2,625.00	0.00	3,375.00
王琳琳	27	2008.07.04	2018.5.25	2007.03.14	$0.03215	6,000.00	6,000.00	0.00	3,750.00	0.00	2,250.00
王苏贞	140	2008.07.04	2018.5.25	2007.03.15	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00

李琪	184	2008.07.04	2018.5.25	2007.03.19	$0.03215	6,000.00	6,000.00	0.00	3,750.00	0.00	2,250.00
张珺楠	168	2008.07.04	2018.5.25	2007.03.26	$0.03215	6,000.00	6,000.00	0.00	3,750.00	0.00	2,250.00
吴姝	180	2008.07.04	2018.5.25	2007.03.29	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
李枢民	156	2008.07.04	2018.5.25	2007.04.25	$0.03215	6,000.00	6,000.00	0.00	3,750.00	0.00	2,250.00
高望	141	2008.07.04	2018.5.25	2007.05.28	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
梁悦	185	2008.07.04	2018.5.25	2007.05.09	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
孙净	107	2008.07.04	2018.5.25	2007.06.20	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
郜家明	86	2008.07.04	2018.5.25	2007.06.04	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
刘彦昆	322	2008.07.04	2018.5.25	2007.06.07	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
王磊	137	2008.07.04	2018.5.25	2007.06.07	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
李碧芬	326	2008.07.04	2018.5.25	2007.07.02	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
孙有新	15	2008.07.04	2018.5.25	2007.07.24	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
徐亚文	84	2008.07.04	2018.5.25	2007.07.09	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
丁世民	28	2008.07.04	2018.5.25	2007.08.13	$0,03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
赵宇	16	2008.07.04	2018.5.25	2007.08.20	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
杨婷	173	2008.07.04	2018.5.25	2007.08.20	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
王媛媛	178	2008.07.04	2018.5.25	2007.08.20	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
阳杰	174	2008.07.04	2018.5.25	2007.08.28	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
杨玉鑫	182	2008.07.04	2018.5.25	2007.08.29	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
张锐	40	2008.07.04	2018.5.25	2007.08.06	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
孙艳娜	158	2008.07.04	2018.5.25	2007.08.06	$0.03215	6,000.00	6,000.00	3,375.00	0.00	2,625.00	0.00
刘丹	177	2008.07.04	2018.5.25	2007.09.10	$0.03215	6,000.00	6,000.00	3,750.00	0.00	2,250.00	0.00
李倩	144	2008.07.04	2018.5.25	2007.09.13	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
彭昱	23	2008.07.04	2018.5.25	2007.09.17	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
高鸽	120	2008.07.04	2018.5.25	2007.09.27	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
李曼	171	2008.07.04	2018.5.25	2007.09.03	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
夏明华	88	2008.07.04	2018.5.25	2007.09.06	$0.03215	6,000.00	6,000.00	3,375.00	0.00	2,625.00	0.00
西望	22	2008.07.04	2018.5.25	2008.01.07	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
阴祖婷	25	2008.07.04	2018.5.25	2008.02.25	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
张羽翼	271	2008.07.04	2018.5.25	2008.02.26	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
童锁	272	2008.07.04	2018.5.25	2008.02.26	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
陈泰然	169	2008.07.04	2018.5.25	2008.02.28	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
喻文磊	292	2008.07.04	2018.5.25	2008.03.10	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
吕倩	316	2008.07.04	2018.5.25	2008.03.10	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
周俊峰	324	2008.07.04	2018.5.25	2008.03.11	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
舒研	298	2008.07.04	2018.5.25	2008.03.13	$0.03215	6,000.00	6,000.00	4,125.00	0.00	1,875.00	0.00
任子建	29	2008.07.04	2018.5.25	2008.03.24	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
王珺	321	2008.07.04	2018.5.25	2008.03.03	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
冯佳	43	2008.07.04	2018.5.25	2008.04.01	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00

李宁	31	2008.07.04	2018.5.25	2008.04.02	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
田茂伟	44	2008.07.04	2018.5.25	2008.04.23	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
曹茜	34	2008.07.04	2018.5.25	2008.04.28	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
陈曦	32	2008.07.04	2018.5.25	2008.04.07	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
詹浩淼	33	2008.07.04	2018.5.25	2008.04.07	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
刘钰	297	2008.07.04	2018.5.25	2008.05.19	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
潘凯	309	2008.07.04	2018.5.25	2008.05.19	$0.03215	6,000.00	6,000.00	0.00	I,875.00	0.00	4,125.00
施蕾蕾	21	2008.07.04	2018.5.25	2008.05.19	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
邓玉生	179	2008.07.04	2018.5.25	2008.05.19	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
赵青	311	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
杨明	312	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
孙勇	26	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
李淼	41	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
佟晨	42	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
罗伊丽	260	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
常鹏飞	170	2008.07.04	2018.5.25	2008.05.04	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
吕强	71	2008.07.04	2018.5.25	2008.01.29	$0.03215	5,500.00	5,500.00	0.00	2.406.25	0.00	3,093.75
鲍娟	70	2008.07.04	2018.5.25	2008.03.10	$0.03215	5,500.00	5,500.00	0.00	2,062.50	0.00	3,437.50
王平伟	91	2008.07.04	2018.5.25	2008.03.10	$0.03215	5,500.00	5,500.00	0.00	2,062.50	0.00	3,437.50
何帆	130	2008.07.04	2018.5.25	2008.03.10	$0.03215	5,500.00	5,500.00	0.00	2,062.50	0.00	3,437.50
张兆旸	125	2008.07.04	2018.5.25	2008.03.03	$0.03215	5,500.00	5,500.00	5,500.00	0.00	0.00	0.00
郁晨	117	2008.07.04	2018.5.25	2008.05.26	$0.03215	5,500.00	5,500.00	0.00	1,718.75	0.00	3,781.25
吴育娇	261	2008.07.04	2018.5.25	2007.05.18	$0.03215	4,000.00	4,000.00	4,000.00	0.00	0.00	0.00
强春牛	264	2008.07.04	2018.5.25	2007.05.08	$0.03215	4,000.00	4,000.00	4,000.00	0.00	0.00	0.00
刘蔚	265	2008.07.04	2018.5.25	2007.06.01	$0.03215	4,000.00	4,000.00	4,000.00	0.00	0.00	0.00
张梦楠	338	2008.07.04	2018.5.25	2007.06.11	$0.03215	4,000.00	4,000.00	4,000.00	0.00	0.00	0.00
申么歌	334	2008.07.04	2018.5.25	2007.07.02	$0.03215	4,000.00	4,000.00	0.00	2,250.00	0.00	1,750.00
杨杨	262	2008.07.04	2018.5.25	2007.07.20	$0.03215	4,000.00	4,000.00	4,000.00	0.00	0.00	0.00
武岭	263	2008.07.04	2018.5.25	2007.09.20	$0.03215	4,000.00	4,000.00	0.00	2,000.00	0.00	2,000.00
董礼	332	2008.07.04	2018.5.25	2008.04.15	$0.03215	4,000.00	4,000.00	0.00	1,500.00	0.00	2,500.00
于晶晶	49	2008.07.04	2018.5.25	2007.09.06	$0.03215	3,600.00	3,600.00	0.00	1,800.00	0.00	1,800.00
傅艳	110	2008.07.04	2018.5.25	2008.02.15	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00
田园园	113	2008.07.04	2018.5.25	2008.03.10	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00
梁男	159	2008.07.04	2018.5.25	2008.03.13	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00
吕健	109	2008.07.04	2018.5.25	2008.03.17	$0.03215	3,600.00	3,600.00	0.00	1,350.00	0.00	2,250.00
张羿迪	112	2008.07.04	2018.5.25	2008.03.24	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00
邱斌	150	2008.07.04	2018.5.25	2008.03.26	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00
万成国	114	2008.07.04	2018.5.25	2008.04.28	$0.03215	3,600.00	3,600.00	0.00	1,350.00	0.00	2,250.00
邓东升	115	2008.07.04	2018.5.25	2008.05.23	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00

邵磊	273	2008.07.04	2018.5.25	2007.09.03	$0.03215	3,400.00	3,400.00	0.00	1,700.00	0.00	1,700.00
黄平辉	306	2008.07.04	2018.5.25	2008.01.11	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
丘文辉	145	2008.07.04	2018.5.25	2008.01.04	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
胡修已	90	2008.07.04	2018.5.25	2008.02.18	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
张学勤	92	2008.07.04	2018.5.25	2008.02.25	$0.03215	3,000.00	3,000.00	2,063.00	0.00	937.00	0.00
李璨	121	2008.07.04	2018.5.25	2008.02.25	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
徐盼	122	2008.07.04	2018.5.25	2008.02.27	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
吴丹	146	2008.07.04	2018.5.25	2008.02.29	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
孔悦	94	2008.07.04	2018.5.25	2008.03.10	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
陈炜	147	2008.07.04	2018.5.25	2008.03.10	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
张航靓	303	2008.07.04	2018.5.25	2008.03.17	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
李岩	48	2008.07.04	2018.5.25	2008.03.21	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
石鑫	249	2008.07.04	2018.5.25	2008.03.24	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
张猛	307	2008.07.04	2018.5.25	2008.03.31	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
李雨嘉	93	2008.07.04	2018.5.25	2008.03.31	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
贺庆	96	2008.07.04	2018.5.25	2008.04.21	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
王肖楠	50	2008.07.04	2018.5.25	2008.04.07	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
李志愿	95	2008.07.04	2018.5.25	2008.04.07	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
徐岳	192	2008.07.04	2018.5.25	2008.04.09	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
陶跃海	274	2008.07.04	2018.5.25	2008.05.12	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
毛佑军	148	2008.07.04	2018.5.25	2008.05.12	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
任斌	304	2008.07.04	2018.5.25	2008.05.19	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
孙霆	308	2008.07.04	2018.5.25	2008.05.19	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
孙毅	100	2008.07.04	2018.5.25	2008.05.19	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
陶学钢	99	2008.07.04	2018.5.25	2008.05.20	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
汪敏	97	2008.07.04	2018.5.25	2008.05.22	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
邵振华	305	2008.07.04	2018.5.25	2008.05.23	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
彭婷	98	2008.07.04	2018.5.25	2008.05.23	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
袁贺娟	46	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
丁锐	47	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
郑冠楠	56	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
戴耀邦	69	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
邢丛	72	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
张增龙	118	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
王喧	101	2008.07.04	2018.5.25	2008.05.04	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
樊鑫	149	2008.07.04	2018.5.25	2008.05.06	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
吴迪	253	2008.07.04	2018.5.25	2006.12.15	$0.03215	1,200.00	1,200.00	1,200.00	0.00	0.00	0.00
曹雅静	195	2008.07.04	2018.5.25	2007.01.04	$0.03215	1,200.00	1,200.00	0.00	825.00	0.00	375.00
李宗臣	199	2008.07.04	2018.5.25	2007.12.21	$0.03215	1,200.00	1,200.00	0.00	525.00	0.00	675.00

邱磊	198	2008.07.04				2018.5.25	2007.02.10	$0.03215	1,200.00				1,200.00	0.00	750.00	0.00	450.00
李响	196	2008.07.04				2018.5.25	2007.02.05	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
林海山	197	2008.07.04				2018.5.25	2007.02.09	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
徐文卿	266	2008.07.04				2018.5.25	2007.05.28	$0.03215	1,200.00				1,200.00	0.00	675.00	0.00	525.00
段琳娜	250	2008.07.04				2018.5.25	2007.05.08	$0.03215	1,200.00				1,200.00	0.00	675.00	0.00	525.00
罗启宏	252	2008.07.04				2018.5.25	2007.06.27	$0.03215	1,200.00				1,200.00	0.00	675.00	0.00	525.00
宋晓培	202	2008.07.04				2018.5.25	2007.07.12	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
公岩	204	2008.07.04				2018.5.25	2007.07.13	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
曹力力	203	2008.07.04				2018.5.25	2007.07.31	$0.03215	1,200.00				1,200.00	0.00	675.00	0.00	525.00
王振兴	248	2008.07.04				2018.5.25	2008.04.01	$0.03215	1,200.00				1,200.00	0.00	450.00	0.00	750.00
袁嵩	254	2008.07.04				2018.5.25	2008.04.10	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
孙腾	194	2008.07.04				2018.5.25	2008.04.14	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
吕彬	200	2008.07.04				2018.5.25	2008.04.14	$0.03215	1,200.00				1,200.00	0.00	450.00	0.00	750.00
张剑	201	2008.07.04				2018.5.25	2008.04.14	$0.03215	1,200.00				1,200.00	0.00	450.00	0.00	750.00
林欢欢	251	2008.07.04				2018.5.25	2008.04.21	$0.03215	1,200.00				1,200.00	0.00	450.00	0.00	750.00
戴晶	239	2008.07.04				2018.5.25	2008.04.07	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
孙春红	193	2008.07.04				2018.5.25	2008.05.26	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
陈艳茹	247	2008.07.04				2018.5.25	2008.05.26	$0.03215	1,200.00				1,200.00	0.00	375.00	0.00	825.00
邸宏伟	57		2008.11.05		2009.09.15	2018.5.25	2008.11.05	$0.03215		560,000.00		112,000.00	672,000.00	0.00	0.00	0.00	672,000.00
宫相涛	58		2008.11.19			2018.5.25	2008.11.19	$0.03215		45,000.00			45,000.00	45,000.00	0.00	0.00	0.00
谭不	138		2008.11.18			2018.5.25	2008.11.18	$0.03215		240,000.00			240,000.00	0.00	0.00	0.00	240,000.00
单岩平	162		2008.11.26			2018.5.25	2008.11.26	$0.03215		80,000.00			80,000.00	80,000.00	000	0.00	0.00
李小鸣	172		2008.11.26		2009.09.15	2018.5.25	2008.11.26	$0.03215		400,000.00		40,000.00	440,000.00	0.00	0.00	0.00	440,000.00
张海颖	214		2008.11.27			2018.5.25	2008.11.27	$0.03215		40,000.00			40,000.00	40,000.00	0.00	0.00	0.00
孙振	228		2008.11.28			2018.5.25	2008.11.28	$0.03215		9,000.00			9,000.00	0.00	0.00	0.00	9,000.00
杨岸	339			2009.07.31	2009.09.15	2018.5.25	2009.02.01	$0.03215			400,000.00	40,000.00	440,000.00	0.00	0.00	0.00	440,000.00
王炜	340			2009.07.31	2009.09.15	2018.5.25	2009.01.04	$0.03215			2,500,000.00	500,000.00	3,000,000.00	0.00	0.00	0.00	3,000,000.00
李红蕾	341			2009.07.31	2009.09.15	2018.5.25	2009.01.12	$0.03215			259,200.00	30,000.00	289,200.00	0.00	0.00	0.00	289,200.00
刘听	342			2009.07.31	2009.09.15	2018.5.25	2009.02.09	$0.03215			1,600,000.00	320,000.00	1,920,000.00	0.00	0.00	0.00	1,920,000.00
孙仁龙	343			2009.07.31		2018.5.25	2009.02.16	$0.03215			400,000.00		400,000.00	0.00	0.00	0.00	400,000.00
吕小静	344			2009.07.31	2009.09.15	2018.5.25	2009.03.06	$0.03215			259,200.00	30,000.00	289,200.00	0.00	0.00	0.00	289,200.00
陈红娟	345			2009.07.31	2009.09.15	2018.5.25	2009.04.01	$0.03215			94,500.00	20,000.00	114,500.00	0.00	0.00	0.00	114,500.00
王育林	346			2009.07.31		2018.5.25	2009.03.16	$0.03215			3,100,000.00		3,100,000.00	0.00	0.00	0.00	3,100,000.00
王俊锋	348			2009.07.31	2009.09.15	2018.5.25	2009.05.18	$0.03215			402,500.00	50,000.00	452,500.00	0.00	0.00	0.00	452,500.00
郝静	349			2009.07.31	2009.09.15	2018.5.25	2009.07.01	$0.03215			402,500.00	50,000.00	452,500.00	0.00	0.00	0.00	452,500.00
杨浩	350			2009.07.31		2018.5.25	2009.07.01	$0.03215			24,000.00		24,000.00	0.00	0.00	0.00	24,000.00
池小燕	351			2009.07.31	2009.09.15	2018.5.25	2009.07.10	$0.03215			165,600.00	30,000.00	195,600.00	0.00	0.00	0.00	195,600.00
李志文	352			2009.07.31	2009.09.15	2018.5.25	2009.02.13	$0.03215			32,000.00	4,800.00	36,800.00	0.00	0.00	0.00	36,800.00
吴嘉宜	353			2009.07.31	.	2018.5.25	2009.03.11	$0.03215			32,000.00		32,000.00	0.00	0.00	0.00	32,000.00

高磊	354	2009.07.31		2018.5.25	2009.03.17	$0.03215			32,000.00		32,000.00	0.00	0.00	0.00	32,000.00
辛淼	355	2009.07.31		2018.5.25	2009.04.27	$0.03215			14,000.00		14,000.00	0.00	0.00	0.00	14,000.00
刘嵩	356	2009.07.31		2018.5.25	2008.07.24	$0.03215			100,000.00		100,000.00	0.00	31,250.00	0.00	68,750.00
胡津南	357	2009.07.31	2009.09.15	2018.5.25	2009.03.16	$0.03215			16,000.00	20,000.00	36,000.00	0.00	0.00	0.00	36,000.00
田启林	358	2009.07.31		2018.5.25	2009.04.07	$0.03215			14,000.00		14,000.00	0.00	0.00	0.00	14,000.00
王允	359	2009.07.31		2018.5.25	2008.07.09	$0.03215			48,000.00		48,000.00	0.00	15,000.00	0.00	33,000.00
刘晓波	360	2009.07.31		2018.5.25	2009.02.11	$0.03215			32,000.00		32,000.00	0.00	0.00	0.00	32,000.00
韩少珑	361	2009.07.31		2018.5.25	2009.05.08	$0.03215			35,000.00		35,000.00	0.00	0.00	0.00	35,000.00
吴伟	362	2009.07.31		2018.5.25	2009.05.08	$0.03215			35,000.00		35,000.00	0.00	0.00	0.00	35,000.00
孙靖	363	2009.07.31		2018.5.25	2009.05.25	$0.03215			35,000.00		35,000.00	0.00	0.00	0.00	35,000.00
王莉	364	2009.07.31		2018.5.25	2009.06.08	$0.03215			28,000.00		28,000.00	0.00	0.00	0.00	28,000.00
范新红	365	2009.07.31	2009.09.15	2018.5.25	2009.07.25	$0.03215			24,000.00	96,000.00	120,000.00	0.00	0.00	0.00	120,000.00
刘松涛	366	2009.07.31	2009.09.15	2018.5.25	2009.06.22	$0.03215			168,000.00	25,200.00	193,200.00	0.00	0.00	0.00	193,200.00
张思川	367	2009.07.31		2018.5.25	2009.04.12	$0.03215			8,400.00		8,400.00	0.00	0.00	0.00	8,400.00
陈晔	368	2009.07.31	2009.09.15	2018.5.25	2009.07.29	$0.03215			24,000.00	10,000.00	34,000.00	0.00	0.00	0.00	34,000.00
刘红志	369		2009.09.15	2018.5.25	2009.05.25	$0.03215				14,000.00	14,000.00	0.00	0.00	0.00	14,000.00
李磊	370		2009.09.15	2018.5.25	2009.06.08	$0.03215				14,000.00	14,000.00	0.00	0.00	0.00	14,000.00
何庆宇	371		2009.09.15	2018.5.25	2009.07.25	$0.03215				9,600.00	9,600.00	0.00	0.00	0.00	9,600.00
肖建华	372		2009.09.15	2018.5.25	2009.06.22	$0.03215				8,400.00	8,400.00	0.00	0.00	0.00	8,400.00
钱得文	373		2009.09.15	2018.5.25	2009.04.12	$0.03215				8,400.00	8,400.00	0.00	0.00	0.00	8,400.00

							67,000,000.00	1,374,000.00	10,584,900.00	10,029,900.00	88,988,800.00	7,672,463.00	46,820,187.50	2.345,437.00	32,150,712.50

Exhibit 19 List of Employees with No Confidential Information Agreement

A. WFOE

编号	部门	员工	身份证
1	财务部	舒芳	532201198304300029
2		陈玉梅	110223197511270022
3	人力资源	张萌	110102198111230085
	部
4	行政法律	元鹏	371202198511022119
5	部	徐帆	110108198611250024
6		雷刚	513623198106176714
7	市场部	秦颖	230103198010233240
8		黄硕	110106198707020044
9		王遥	110108198202156037
10		蓝莹	130902198211240184
11		刘巍	431121198506067339
12	技术部	李连生	211004197911153313
13		曹宇鹏	612730198610010037
14		周伟伟	360124198405200057
15		王治江	211004198210121815
16		潘峰	642221198007070053
17		厉锟	420381198310162734
18		刘宇	110102198706181537
19		王伟利	13052819831106081X
20		魏文超	411023198505232535
21		惠晓鸥	21010219840129442X
22		张丽涛	132530198009091512
23		杨帆	210703198110172288
24		杨明	422101198212150018
25		李通	613323198507036014

编号	部门	员工	身份证
26		徐光杰	371122198207070618
27		王欢	420606198408111026
28		付岗	362203197801184950
29		李良新	362102197906120038
30		张明	220203198303053917
31		赵国选	150430197411130171
32		杨宁	130981198307311018
33		戴琳	320103198408032029
34		李萌	11010219861004305X
35		牛立伟	130184198410293570
36		张彦强	130529198306212299
总计人数		36

B. Tian Ying

编
号	部门	员工	身份证
1	广告部	除巧花	659001197909105726
2		邓晓萌	11010819880427222X
3		刘丹青	51340119841016062X
4		徐勃	360103198610140012
5		刘倩	11011119841110862X
6		蒋淑平	110223197708038163
7		曹冉	320302198011300026
8		廖征远	110108198406179732
9		阎菲	110102198105152722
10		王雷霆	429001197901040435
11		高晟	120107198508304536
12		戚伟	110102198603270828
13		万美子	110103198003040929

编
号	部门	员工	身份证
14		徐雁	370203197901157626
15		刘卉	120101198409192024
16		张瑞	110102198102113322
17		崔艳	310110198608144422
18		姜婷婷	310109198703253023
19		李晓晨	310112197911022119
20		夏侯彩平	360521198401011040
21		尹慧轩	440301198110292528
22		张雪	110105198411187316
23		黄凯茵	440103198610173324
24		向重羲	512301197609130283
25		臧文娟	370303198704183120
26		杨飞	654126198104214311
27		韩颖	510214198209210865
28		庄晓宁	42010719830306332X
29		徐子按	440102198501146515
30		谢勉	445302198303270318
31		潘璐	511124198210221922
32		奚佳	310109198601224061
33		甘艺	420103198007082811
34		王玉洁	510504198504170927
35		徐维维	310106197804133246
36		高太军	152102197605220917
37	互联纲部	王璐	110102198101032344
38		金子	230102198303271025
39		周翔	65010219811117451X
40		孟祥武	231083198505045417
41		周沙	131181198502121073

编
号	部门	员工	身份证
42		陈彬	360313198610050010
43		史晗	420704198408180323
44		王涛	370828198012075019
45		袁宗澍	430104198008013517
46		杨帅	330501198610040015
47		赵宁	130633198908120826
48		黄鸣	510811198608280418
49		张恒	130683198403240332
50		缪汶	352231198612150012
51		高蕾	130822198612254560
52		周磊	520202198209295519
53		马翠	371121198401051027
54		高欣艺	420106198605304049
55		王勇	43062319821205673X
56		蔡信	510105198011032272
57		王然	110102198707072340
58		杨涛	120107198402063033
59		刘月	220104198005241822
60		黄胜	452523198205027412
61		王伟	110223197511240579
62		张园园	370503198212173525
63		薛建宇	110108198002195736
64		刘鑫	413026198502033638
65		李晓梦	440301198203312321
66		梁悦	110108198510010080
67		余楠	110108198606134926
68		程天	450204198207140040
69		谢毅	110108198702167226

编
号	部门	员工	身份证
70		徐婷	110107198208100388
71		张佳	130503198602080020
72		戴子冉	110102198203250828
73		王姝蕲	510703198311100441
74		韩阳	230204198705311227
75		鲍丽燕	330725198304160627
76		郗望	110102198706240031
77		金亮	110103198107280919
78		何凡	120103198704045142
79		周建春	510102197402210474
80		陈书娣	421023198302010029
81		陈书娣	421023198302010029
82		张哲	330103198303131612
83	商业频道	全明	110108198011102730
84		张颖	110224198312020523
85		杨磊	420684198111181516
86		陈伟	429005198505260030
87		付竟思	21050219820623188X
88		王丽娟	130103198509110625
89		丁焕朗	413022198001100550
90		陈昊	110102198503090416
91		李靓	420103198107233736
92		卜瑶函	110101198611240024
93		吴亮	230722198412140030
94		张云	440106198210281827
95		吴飞	522701197808290320
96		耿亮	370702198105082243
97		王克田	342401198310234959

编 号	部门	员工	身份证
98		王方涛	412322198301158418
99		兰丽娜	210302730704062
100		马德俊	220283198503030316
101		贺益专	430903198506016312
102		韩锋年	659001198201071633
103		王丹	130927198406230020
104		欧阳卉	360103198410281224
105		于溪楠	110104198102050838
106		陈璐	420503198403191827
107		冯骁	532126198412300036
108		洪沁	321181198606268622
109		张杨	370782198505010275
110	言论守则部	滕继川	220183198607010015
111		张未博	610321198601039778
总计人数		111

C. Yi Feng

编号	部门	员工	身份证
1	无线部	阴丽	320203197912180320
2		王林	142402198103170015
3		唐峰	110108198405152730
4		于爽	110111198201080614
5		乔琪	231024198410280027
6		付畅	110111198404038651
7		王振红	110109198003071520
8		杨乐	430204198308014015
9		范爽	210124198704013427
10		叶霖	11010819850324142X

编号	部门	员工	身份证
11		赵锦娥	110111198305011226
12		郭欣玲	130826198403245321
13		迟东京	110101198605041512
14		李明泽	210682198310040714
15		胡宁邯	130403198705251528
16		路浩	110102198303100819
17		房昕	152921197811220021
18		李委霖	432502198110287611
19		戈剑	420115198208210117
20		张军	370523198310081654
21		马倩	431003198108066586
22		张同意	11022419800828281X
23		杜志力	410702198309122019
24		徐文宇	23210319830515631X
25		李佳林	612301198002070737
26		姜斌	430102198607100011
27		侯宁	411324198104160027
28		安健	320106198201191611
29		刘明尧	239004198109290631
30		田苏妃	321181198105261529
31		张森	210103198104094524
32		岳建敏	350322198108087752
33		冯超明	450404198103130615
34		孙力	640102197809101519
35		杨勤	420500197107201118
36		陈仲恩	350103198407063953
37		潘文宇	360103197709130717
38		徐云川	512902197801260036
39		龙志东	140102197609260015

编号	部门	员工	身份证
40		何琳珈	430403198301081025
41		李卓伟	410781198408116525
42		倪媛媛	110108198411202722
43		周晓航	110105198704210065
44		赵薇	110101197904240525
45		曹吉峰	22010219840611141X
46		彭福顺	371327198602030651
47		董俊	210103198107260321
48		陈琪	510108197907053628
49		郭志勇	110102197701280814
50		刘凌之	420583198708221523
51	渠道营销部	高坡	110227198107020072
52		刘伟	362425198009170014
53		陶佳	310105198211191625
54		谢蜜	640103197909080328
55		管海根	332603197812256290
56		任涛	21040419801225241X
57		马良文	371121197902240016
58		杜琨	130404198202210325
59		王晓伟	13048119790901377X
60		魏林	11010219830314335X
61		王洋	130202197804187427
62		罗俊丽	130124198510264527
63		屈菁	610103197504273644
64		徐洪峰	370628198009202514
65	互联网部－	滕林	220524198110020199
66	流媒体中心	李占生	130222198101301617
67		李刚	140105198403070535
68		范继辉	132201198407070014

编号	部门	员工	身份证
69		郑涵方	412301198308304017
70		蔡佩	440583198311161626
71		张伟嘉	431028198308080072
72		顿语眉	421004198309180021
73		杨沙沙	210283198405051920
74		刘锋	35020319771203405X
75		马超	110102198511251531
76		邝光荣	360724198405141512
总计人数		76

SCHEDULE 7

REPRESENTATIONS AND WARRANTIES OF

THE PURCHASERS

Each Purchaser, severally and not jointly, represents and warrants to the Company that the statements contained in this Schedule 7 attached hereto are true, correct and complete with respect to such Purchaser as of the Closing.

1.                                       Authorization.

Such Purchaser has full power, authority and legal capacity to enter into, deliver and perform the Transaction Documents.  The Transaction Documents to which the Purchaser is a party, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Shareholders’ Agreement may be limited by applicable securities laws.

2.                                       Compliance with other Instruments.

The execution, delivery and performance by such Purchaser of the Transaction Documents does not and will not contravene, breach or violate the terms of any agreement, document or instrument to which such Purchaser is a party or by which any of such Purchaser ‘s assets or properties are bound.

3.                                       Disclosure of Information.

Such Purchaser has had an opportunity to discuss the Group Companies’ business, management, financial affairs and the terms and conditions of the offering of the Preferred Shares with the Group Companies’ management and has had an opportunity to review the Group Companies’ facilities. The foregoing, however, does not limit or modify the representations and warranties of the Warrantors in Section 4 of this Agreement, or the right of the Purchasers to rely thereon save as set forth in the Disclosure Schedule.

4.                                       Purchase Entirely for Own Account.

This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Preferred Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Preferred Shares. The Purchaser has not been formed for the specific purpose of acquiring the Preferred Shares.

5.                                       Restricted Securities.

The Purchaser understands that the Preferred Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Preferred Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Preferred Shares or the Conversion Shares for resale except as set forth in the Shareholders’ Agreement.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Preferred Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.  The Purchaser understands that this offering is not intended to be part of the public offering, and that Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

6.                                       No Public Market.

The Purchaser understands that no public market now exists for the Preferred Shares or the Conversion Shares, and that the Company has made no assurances that a public market will ever exist for the Preferred Shares or the Conversion Shares.

7.                                       Legends.

The Purchaser understands that the Preferred Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

7.1                                 “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

2

7.2                                 Any legend set forth in, or required by, the other Transaction Documents.

7.3                                 Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

7.4                                 Each Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Schedule 7.  The Company shall not be required to (i) transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

8.                                       Accredited Investor.

8.1                                 Each Purchaser is (a) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect, or (b) not an accredited investor and (i) is not a “U.S. Person” as defined in Regulation S of the Securities Act and is not purchasing the Preferred Shares for the account or benefit of any such U.S. Person, and (ii) was outside the United States at the time the buy order for the Preferred Shares was originated (a “Non-U.S. Purchaser”).  If other than an individual, each Purchaser also represents either (a) it has not been organized for the purpose of acquiring the Preferred Shares or (b) if it has been organized for the purpose of acquiring the Preferred Shares, that all the equity owners of such entity are either (x) accredited investor or (y) non-accredited investors and (i) not U.S. Persons as defined in Regulation S of the Securities Act and are not purchasing the Preferred Shares for the account or benefit of any such U.S. Person(s), and (ii) were outside the United States at the time the buy order for the Preferred Shares was originated..

8.2                                 Each Purchaser is a professional investor as defined in the Securities and Futures Ordinance, Chapter 571 of the Laws of Hong Kong.

9.                                       Domicile.

The office or offices of each Purchaser in which its principal place of business is located is either (i) outside the United States of America or (ii) expressly set forth in Schedule 1 as being the principal place of business of such Purchaser.

10.                                 Tax Liability, Legal Representation.

Each Purchaser understands its own tax consequences with respect to this investment and the transactions contemplated by this Agreement.  Each Purchaser has not relied on any statements or representations of the Company or any of its agents with respect to any tax matters.  Each Purchaser understands that each such Purchaser (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  Each Purchaser acknowledges that it has been advised to consult with its own legal counsel in connection with this investment.

3

SCHEDULE 8

CAPITALIZATION TABLE

	Pre-Closing			Post Closing
	Ordinary Shares	Series A Preferred Shares	%	Ordinary Shares	Series A Preferred Shares	%
PHOENIX SATELLITE TELEVISION (B.V.I.) HOLDING LIMITED	320,000,000	N/A	76.9231%	320,000,000	N/A	58.6081%
Kou Zhipeng	340,000	N/A	0.0817%	340,000	N/A	0.0623%
Lan Bo	3,500	N/A	0.0008%	3,500	N/A	0.0006%
Wang Cheng	1,240,000	N/A	0.2981%	1,240,000	N/A	0.2271%
Liu Dan	2,250	N/A	0.0005%	2,250	N/A	0.0004%
Ke Wenxing	15,000	N/A	0.0036%	15,000	N/A	0.0027%
Xu Xinxin	16,500	N/A	0.0040%	16,500	N/A	0.0030%
Wu Zhaohui	3,750	N/A	0.0009%	3,750	N/A	0.0007%
Han Xu	28,000	N/A	0.0067%	28,000	N/A	0.0051%
Zhou Xiaolei	150,000	N/A	0.0361%	150,000	N/A	0.0275%

	Pre-Closing			Post Closing
	Ordinary Shares	Series A Preferred Shares	%	Ordinary Shares	Series A Preferred Shares	%
Sun Yanna	2,625	N/A	0.0006%	2,625	N/A	0.0005%
Huang Rui	11,250	N/A	0.0027%	11,250	N/A	0.0021%
Xia Minghua	2,625	N/A	0.0006%	2,625	N/A	0.0005%
Xu Xueling	18,000	N/A	0.0043%	18,000	N/A	0.0033%
Zhang Wei	15,125	N/A	0.0036%	15,125	N/A	0.0028%
Zhang Xueqin	937	N/A	0.0002%	937	N/A	0.0002%
Chen Tao	3,500	N/A	0.0008%	3,500	N/A	0.0006%
Zhang Jiantao	450,000	N/A	0.1082%	450,000	N/A	0.0824%
Yang Guang	18,000	N/A	0.0043%	18,000	N/A	0.0033%
Shu Yan	1,875	N/A	0.0005%	1,875	N/A	0.0003%
Wu Le	22,500	N/A	0.0054%	22,500	N/A	0.0041%
Other Reserved Share Plan	93,654,563	N/A	22.5131%	93,654,563	N/A	17.1529%
Morningside	N/A	N/A	N/A	N/A	62,400,000	11.4286%
Intel	N/A	N/A	N/A	N/A	52,000,000	9.5238%
Bertelsmann	N/A	N/A	N/A	N/A	15,600,000	2.8571%
Total	416,000,000		100.000%	546,000,000		100.0000%

2

SCHEDULE 9

OPTION LIST

		OPTION 1	OPTION 2	OPTION 3	OPTION 4
姓名（中 文）	员工编 号	授予日期	授予日期	授予日期	授予日期	期权到期日	入职日期	底价US$	080704授予 数量	0811授予数 量	090731授予 数量	090915授予数 量	总授予数量	失效期权数量	可行使期权数 量	行使期权数 量	未归属性期权 数量
Name (Chinese)	Staff No.	Grant Date		Grant Date	Grant Date	Expiry Date	Entry Date	Exercise Price					Total Granted	Lapsed Granted	Vested Balance	Exercised Granted	Unvested Balance
刘爽	1	2008.07.04				2018.5.25	2005.11.11	$0.03215	12,000,000.00				12,000,000.00	0.00	11,250,000.00	0.00	750,000.00
李亚	2	2008.07.04			2009.09.15	2018.5.25	2006.06.15	$0.03215	8,800,000.00			3,080,000.00	11,880,000.00	0.00	7,150,000.00	0.00	4,730,000.00
刘可心	3	2008.07.04				2018.5.25	2000.01.01	$0.03215	6,000,000.00				6000,000.00	0.00	5,625,000.00	0.00	375,000.00
王成	4	2008.07.04				2018.5.25	2006.06.14	$0.03215	5,200,000.00				5,200,000.00	3,960,000.00	0.00	1,240,000.00	0.00
吴征	5	2008.07.04			2009.09.15	2018.5.25	2007.03.19	$0.03215	4,000,000.00			800,000.00	4,800,000.00	0.00	2,500,000.00	0.00	2,300,000.00
邹明	6	2008.07.04			2009.09.15	2018.5.25	2000.01.01	$0.03215	3,000,000.00			600,000.00	3,600,000.00	0.00	2,812,500.00	0.00	787,500.00
陈明	7	2008.07.04			2009.09.15	2018.5.25	2000.01.01	$0.03215	3,000,000.00			600,000.00	3,600,000.00	0.00	2,812,500.00	0.00	787,500.00
吴华鹏	8	2008.07.04			2009.09.15	2018.5.25	2007.09.10	$0.03215	2,400,000.00			480,000.00	2,880,000.00	0.00	1,200,000.00	0.00	1,680,000.00
黄晓燕	161	2008.07.04			2009.09.15	2018.5.25	2006.04.17	$0.03215	1,080,000.00			216,000.00	1,296,000.00	0.00	945,000.00	0.00	351,000.00
罗笛	325	2008.07.04				2018.5.25	2006.06.28	$0.03215	1,080,000.00				1,080,000.00	0.00	877,500.00	0.00	202,500.00
林强	267	2008.07.04				2018.5.25	2008.01.08	$0.03215	1,080,000.00				1,080,000.00	1,080,000.00	0.00	0.00	0.00
张先锋	45	2008.07.04			2009.09.15	2018.5.25	2006.02.13	$0.03215	1,050,000.00			210,000.00	1,260,000.00	0.00	918,750.00	0.00	341,250.00
陈苏	313	2008.07.04			2009.09.15	2018.5.25	2000.04.01	$0.03215	840,000.00			168,000.00	1,008,000.00	0.00	787,500.00	0.00	220,500.00
传泗航	51	2008.07.04			2009.09.15	2018.5.25	2006.07.19	$0.03215	840,000.00			168,000.00	1,008,000.00	0.00	682,500.00	0.00	325,500.00
乔海燕	187	2008.07.04			2009.09.15	2018.5.25	2000.01.01	$0.03215	720,000.00			144,000.00	864,000.00	0.00	675,000.00	0.00	189,000.00
朱子南	269	2008.07.04			2009.09.15	2018.5.25	2007.03.20	$0.03215	720,000.00			144,000.00	864,000.00	0.00	450,000.00	0.00	414,000.00
张磊	268	2008.07.04				2018.5.25	2007.06.04	$0.03215	720,000.00				720,000.00	720,000.00	0.00	0.00	0.00
寇志鹏	314	2008.07.04				2018.5.25	2006.08.18	$0.03215	680,000.00				680,000.00	340,000.00	0.00	340,000.00	0.00
姚宁	207	2008.07.04			2009.09.15	2018.5.25	2006.07.05	$0.03215	600,000.00			120,000.00	720,000.00	0.00	487,500.00	0.00	232,500.00
张剑涛	208	2008.07.04			2009.09.15	2018.5.25	2006.07.05	$0.03215	600,000.00				600,000.00	150,000.00	0.00	450,000.00	0.00
宋丽杰	270	2008.07.04			2009.09.15	2018.5.25	2008.02.14	$0.03215	550,000.00			110,000.00	660,000.00	0.00	206,250.00	0.00	453,750.00
高喜敏	330	2008.07.04			2009.09.15	2018.5.25	2008.01.15	$0.03215	540,000.00			108,000.00	648,000.00	0.00	236,250.00	0.00	411,750.00
方宁	331	2008.07.04			2009.09.15	2018.5.25	2005.08.03	$0.03215	480,000.00			72,000.00	552,000.00	0.00	450,000.00	0.00	102,000.00
郑红	123	2008.07.04			2009.09.15	2018.5.25	2005.04.21	$0.03215	480,000.00			72,000.00	552,000.00	0.00	450,000.00	0.00	102,000.00
张毋	206	2008.07.04			2009.09.15	2018.5.25	2007.01.04	$0.03215	480,000.00			22,000.00	502,000.00	0.00	330,000.00	0.00	172,000.00
严伟锋	275	2008.07.04			2009.09.15	2018.5.25	2002.01.01	$0.03215	460,000.00			69,000.00	529,000.00	0.00	431,250.00	0.00	97,750.00
赵文平	276	2008.07.04			2009.09.15	2018.5.25	2006.01.15	$0.03215	440,000.00			66,000.00	506,000.00	0.00	412,500.00	0.00	93,500.00
张振宇	315	2008.07.04				2018.5.25	2008.05.26	$0.03215	440,000.00				440,000.00	440,000.00	0.00	0.00	0.00
费有文	277	2008.07.04			2009.09.15	2018.5.25	2007.04.02	$0.03215	420,000.00			63,000.00	483,000.00	0.00	262,500.00	0.00	220,500.00
廖怀南	124	2008.07.04			2009.09.15	2018.5.25	2006.06.01	$0.03215	400,000.00			100,000.00	500,000.00	0.00	325,000.00	0.00	175,000.00
李鸣	150	2008.07.04			2009.09.15	2018.5.25	2007.05.14	$0.03215	400,000.00			60,000.00	460,000.00	0.00	225,000.00	0.00	235,000.00
杨迪	9	2008.07.04			2009.09.15	2018.5.25	2006.03.08	$0.03215	360,000.00			54,000.00	414,000.00	0.00	315,000.00	0.00	99,000.00
赵云	209	2008.07.04			2009.09.15	2018.5.25	2007.01.04	$0.03215	350,000.00			200,000.00	550,000.00	0.00	240,625.00	0.00	309,375.00
袁慱	10	2008.07.04			2009.09.15	2018.5.25	2006.04.10	$0.03215	280,000.00			20,000.00	300,000.00	0.00	245,000.00	0.00	55,000.00
刘爽	11	2008.07.04			2009.09.15	2018.5.25	2006.05.15	$0.03215	280,000.00			20,000.00	300,000.00	0.00	227,500.00	0.00	72,500.00

赵亮	52	2008.07.04			2018.5.25	2004.08.25	$0.03215	200,000.00			200,000.00	200,000.00	0.00	0.00	0.00
周晓磊	255	2008.07.04			2018.5.25	2006.04.17	$0.03215	200,000.00			200,000.00	50,000.00	0.00	150,000.00	0.00
史雪恰	256	2008.07.04		2009.09.15	2018.5.25	2006.08.16	$0.03215	200,000.00		100,000.00	300,000.00	0.00	150,000.00	0.00	150,000.00
陈鸣	317	2008.07.04		2009.09.15	2018.5.25	2006.09.11	$0.03215	200,000.00		30,000.00	230,000.00	0.00	150,000.00	0.00	80,000.00
骆超	278	2008.07.04		2009.09.15	2018.5.25	2008.05.26	$0.03215	200,000.00		100,000.00	300,000.00	0.00	62,500.00	0.00	237,500.00
曾明	290	2008,07.04		2009.09.15	2018.5.25	2007.12.29	$0.03215	150,000.00		20,000.00	170,000.00	0.00	65,625.00	0.00	104,375.00
汤艳	79	2008.07.04			2018.5.25	2004.02.23	$0.03215	100,000.00			100,000.00	0.00	93,750.00	0.00	6,250.00
刘革章	211	2008.07.04			2018.5.25	2006.08.03	$0.03215	120,000.00			120,000.00	0.00	90,000.00	0.00	30,000.00
郑长水	205	2008.07.04		2009.09.15	2018.5.25	2007.03.06	$0.03215	120,000.00		18,000.00	138,000.00	0.00	75,000.00	0.00	63,000.00
尚小伟	210	2008.07.04	2009.07.31	2009.09.15	2018.5.25	2000.07.01	$0.03215	120,000.00	300,000.00	60,000.00	480,000.00	0.00	112,500.00	0.00	367,500.00
吴德强	166	2008.07.04		2009.09.15	2018.5.25	2008.01.02	$0.03215	100,000.00		10,000.00	110,000.00	0.00	43,750.00	0.00	66,250.00
胡涛	132	2008.07.04			2018.5.25	2005.05.16	$0.03215	100,000.00			100,000.00	0.00	93,750.00	0.00	6,250.00
陆文龙	134	2008.07.04		2009.09.15	2018.5.25	2005.07.01	$0.03215	100,000.00		10,000.00	110,000.00	0.00	93,750.00	0.00	16,250.00
樊慧	216	2008.07.04			2018.5.25	2003.07.01	$0.03215	100,000.00			100,000.00	0.00	93,750.00	0.00	6,250.00
曹丰	73	2008.07.04			2018.5.25	2006.01.16	$0.03215	100,000.00			100,000.00	0.00	93,750.00	0.00	6,250.00
官能慧	165	2008.07.04			2018.5.25	2007.08.27	$0.03215	100,000.00			100,000.00	100,000.00	0.00	0.00	0.00
李岚	82	2008.07.04		2009.09.15	2018.5.25	2006.09.06	$0.03215	100,000.00		20,000.00	120,000.00	0.00	75,000.00	0,00	45,000.00
忻敏洁	13	2008.07.04		2009.09.15	2018.5.25	2007.05.10	$0.03215	100,000.00		20,000.00	120,000.00	0.00	56,250.00	0.00	63,750.00
赵小川	14	2008.07.04		2009.09.15	2018.5.25	2007.05.21	$0.03215	100,000.00		20,000.00	120,000.00	0.00	56,250.00	0.00	63,750.00
李景会	12	2008.07.04		2009.09.15	2018.5.25	2007.05.23	$0.03215	100,000.00		20,000.00	120,000.00	0.00	56,250.00	0.00	63,750.00
陈国栋	76	2008.07.04		2009.09.15	2018.5.25	2007.05.04	$0.03215	100,000.00		10,000.00	110,000.00	0.00	62,500.00	0.00	47,500.00
曾雪封	167	2008.07.04		2009.09.15	2018.5.25	2007.06.18	$0.03215	100,000.00		10,000.00	110,000.00	0.00	56,250.00	0.00	53,750.00
吴海鹏	188	2008.07.04		2009.09.15	2018.5.25	2000.01.01	$0.03215	100,000.00		10,000.00	110,000.00	0.00	93,750.00	0.00	16,250.00
陈海莉	181	2008.07.04		2009.09.15	2018.5.25	2008.05.26	$0.03215	90,000.00		13,500.00	103,500.00	0.00	28,125.00	0.00	75,375.00
胡楠	78	2008.07.04			2018.5.25	2005.03.21	$0.03215	80,000.00		10,000.00	90,000.00	0.00	75,000.00	0.00	15,000.00
郑星火	133	2008.07.04			2018.5.25	2007.03.19	$0.03215	80,000.00			80,000.00	0.00	50,000.00	0.00	30,000.00
陈俊杰	61	2008.07.04			2018.5.25	2007.03.21	$0.03215	80,000.00			80,000.00	0.00	50,000.00	0.00	30,000.00
孙晓慧	212	2008.07.04			2018.5.25	2007.06.04	$0.03215	80,000.00			80,000.00	0.00	45,000.00	0.00	35,000.00
郭岚	318	2008.07.04			2018.5.25	2008.01.15	$0.03215	80,000.00			80,000.00	0.00	35,000.00	0.00	45,000.00
贺燕胜	335	2008.07.04			2018.5.25	2006.08.28	$0.03215	60,000.00			60,000.00	0.00	45,000.00	0.00	15,000.00
伍乐	80	2008.07.04			2018.5.25	2008.03.12	$0.03215	60,000.00			60,000.00	37,500.00	0.00	22,500.00	0.00
侯春艳	285	2008.07.04		2009.09.15	2018.5.25	2008.05.26	$0.03215	50,000.00		80,000.00	130,000.00	0.00	15,625.00	0.00	114,375.00
许志勇	77	2008.07.04		2009.09.15	2018.5.25	2005.05.09	$0.03215	40,000.00		10,000.00	50,000.00	0.00	37,500.00	0.00	12,500.00
陈洋	127	2008.07.04		2009.09.15	2018.5.25	2003.09.01	$0.03215	40,000.00		20,000.00	60,000.00	0.00	37,500.00	0.00	22,500.00
李增华	62	2008.07.04			2018.5.25	2006.12.06	$0.03215	40,000.00			40,000.00	0.00	27,500.00	0.00	12,500.00
黄晓静	213	2008.07.04		2009.09.15	2018.5.25	2007.12.03	$0.03215	40,000.00		60,000.00	100,000.00	0.00	17,500.00	0,00	82,500.00
王建新	59	2008.07.04		2009.09.15	2018.5.25	2008.05.26	$0.03215	35,000.00		10,000.00	45,000.00	0.00	10,937.50	0.00	34,062.50
韩旭	231	2008.07.04			2018.5.25	2004.11.29	$0.03215	32,000.00			32,000.00	4,000.00	0.00	28,000.00	0.00
刘延清	63	2008.07.04			2018.5.25	2007.11.19	$0.03215	32,000.00			32,000.00	0.00	14,000.00	0.00	18,000.00

彭远文	53	2008.07.04	2009.09.15	2018.5.25	2007.12.17	$0.03215	32,000.00	68,000.00	100,000.00	0.00	14,000.00	0.00	86,000.00
陈雪婷	131	2008.07.04		2018.5.25	2007.06.11	$0.03215	32,000.00		32,000.00	0.00	18,000.00	0.00	14,000.00
许晨曦	64	2008.07.04		2018.5.25	2007.09.04	$0.03215	32,000.00		32,000.00	0.00	16,000.00	0.00	16,000.00
窦海兵	291	2008.07.04		2018.5.25	2008.03.19	$0.03215	32,000.00		32,000.00	0.00	12,000.00	0.00	20,000.00
林琳	333	2008.07.04	2009.09.15	2018.5.25	2006.11.27	$0.03215	30,000.00	10,000.00	40,000.00	0.00	20,625.00	0.00	19,375.00
白云	65	2008.07.04		2018.5.25	2007.01.15	$0.03215	30,000.00		30,000.00	0.00	20,625.00	0.00	9,375.00
窦红嫒	328	2008.07.04		2018.5.25	2004.12.07	$0.03215	24,000.00		24,000.00	0.00	22,500.00	0.00	1,500.00
解文娟	68	2008.07.04		2018.5.25	2004.02.23	$0.03215	24,000.00		24,000.00	0.00	22,500.00	0.00	1,500.00
张贤芝	153	2008.07.04		2018.5.25	2000.03.01	$0.03215	24,000.00		24,000.00	0.00	22,500.00	0.00	1,500.00
霍吉和	102	2008.07.04		2018.5.25	2006.11.13	$0.03215	24,000.00		24,000.00	0.00	16,500.00	0.00	7,500.00
闵荣生	329	2008.07.04		2018.5.25	2006.12.06	$0.03215	24,000.00		24,000.00	0.00	16,500.00	0.00	7,500.00
许雪玲	232	2008.07.04		2018.5.25	2006.05.17	$0.03215	24,000.00		24,000.00	6,000.00	0.00	18,000.00	0.00
郑美娜	67	2008.07.04		2018.5.25	2006.06.01	$0.03215	24,000.00		24,000.00	0.00	19,500.00	0.00	4,500.00
杨光	215	2008.07.04		2018.5.25	2006.07.10	$0.03215	24,000.00		24,000.00	6,000.00	0.00	18,000.00	0.00
刘林	66	2008.07.04		2018.5.25	2006.08.23	$0.03215	24,000.00		24,000.00	0.00	18,000.00	0.00	6,000.00
柯文兴	295	2008.07.04		2018.5.25	2006.09.25	$0.03215	24,000.00		24,000.00	9,000.00	0.00	15,000.00	0.00
杨俊杰	296	2008.07.04		2018.5.25	2006.09.29	$0.03215	24,000.00		24,000.00	0.00	18,000.00	0.00	6,000.00
胡中道	293	2008.07.04		2018.5.25	2007.01.02	$0.03215	24,000.00		24,000.00	0.00	16,500.00	0.00	7,500.00
程邓时	288	2008.07.04		2018.5.25	2007.10.22	$0.03215	24,000.00		24,000.00	0.00	12,000.00	0.00	12,000.00
胡伟琪	287	2008.07.04		2018.5.25	2007.10.24	$0.03215	24,000.00		24,000.00	0.00	12,000.00	0.00	12,000.00
熊德超	279	2008.07.04		2018.5.25	2007.11.05	$0.03215	24,000.00		24,000.00	24,000.00	0.00	0.00	0.00
李滢冰	320	2008.07.04	2009.09.15	2018.5.25	2007.02.28	$0.03215	24,000.00	10,000.00	34,000.00	0.00	15,000.00	0.00	19,000.00
王渭涛	319	2008.07.04		2018.5.25	2007.04.02	$0.03215	24,000.00		24,000.00	24,000.00	0.00	0.00	0.00
徐欣欣	294	2008.07.04		2018.5.25	2006.07.17	$0.03215	24,000.00		24,000.00	7,500.00	0.00	16,500.00	0.00
王姣艳	286	2008.07.04		2018.5.25	2007.07.24	$0.03215	24,000.00		24,000.00	0.00	13,500.00	0.00	10,500.00
张健男	283	2008.07.04		2018.5.25	2007.09.17	$0.03215	24,000.00		24,000.00	0.00	12,000.00	0.00	12,000.00
刘伟	289	2008.07.04		2018.5.25	2007.09.17	$0.03215	24,000.00		24,000.00	0.00	12,000.00	0.00	12,000.00
叶涛	280	2008.07.04		2018.5.25	2007.09.24	$0.03215	24,000.00		24,000.00	0.00	12,000.00	0.00	12,000.00
刘星	54	2008.07.04	2009.09.15	2018.5.25	2008.02.15	$0.03215	24,000.00	10,000.00	34,000.00	0.00	9,000.00	0.00	25,000.00
严彬	103	2008.07.04	2009.09.15	2018.5.25	2008.03.10	$0.03215	22,400.00	52,000.00	74,400.00	0.00	8,400.00	0.00	66,000.00
李萌	35	2008.07.04		2018.5.25	2006.04.17	$0.03215	22,000.00		22,000.00	0.00	19,250.00	0.00	2,750.00
张维	18	2008.07.04		2018.5.25	2006.09.25	$0.03215	22,000.00		22,000.00	6,875.00	0.00	15,125.00	0.00
陈楠	38	2008.07.04		2018.5.25	2003.04.01	$0.03215	20,000.00		20,000.00	20,000.00	0.00	0.00	0.00
陈卓	163	2008.07.04		2018.5.25	2005.10.08	$0.03215	20,000.00		20,000.00	0.00	18,750.00	0.00	1,250.00
王敏	176	2008.07.04		2018.5.25	2004.06.14	$0.03215	20,000.00		20,000.00	0.00	18,750.00	0.00	1,250.00
石冰	154	2008.07.04		2018.5.25	2005.01.10	$0.03215	20,000.00		20,000.00	0.00	18,750.00	0.00	1,250.00
李厦	83	2008.07.04		2018.5.25	2006.10.08	$0.03215	20,000.00		20,000.00	0.00	15,000.00	0.00	5,000.00
赵然	233	2008.07.04		2018.5.25	2006.04.03	$0.03215	20,000.00		20,000.00	0.00	17,500.00	0.00	2,500.00
王迎军	241	2008.07.04		2018.5.25	2006.06.19	$0.03215	20,000.00	.	20,000.00	0.00	16,250.00	0.00	3,750.00

朱斌	218	2008.07.04	.		2018.5.25	2006.07.26	$0.03215	20,000.00		20,000.00	0.00	16,250.00	0.00	3,750.00
王心远	139	2008.07.04			2018.5.25	2006.07.31	$0.03215	20,000.00		20,000.00	0.00	16,250.00	0.00	3,750.00
闫静	151	2008.07.04			2018.5.25	2006.08.14	$0.03215	20,000.00		20,000.00	0.00	15,000.00	0.00	5,000.00
蔡琪	323	2008.07.04			2018.5.25	2006.08.27	$0.03215	20,000.00		20,000.00	0.00	15,000.00	0.00	5,000.00
叶凌峰	242	2008.07.04			2018.5.25	2007.01.15	$0.03215	20,000.00		20,000.00	0.00	13.750.00	0.00	6,250.00
湛立芳	129	2008.07.04			2018.5.25	2007.01.08	$0.03215	20,000.00		20,000.00	0.00	13,750.00	0.00	6,250.00
陈君	106	2000.07.04			2018.5.25	2007.03.19	$0.03215	20,000.00		20,000.00	0.00	12,500.00	0.00	7,500.00
黄睿	135	2008.07.04			2018.5.25	2007.03.28	$0.03215	20,000.00		20,000.00	8,750.00	0.00	11,250.00	0.00
罗孔富	81	2008.07.04			2018.5.25	2007.06.01	$0.03215	20,000.00		20,000.00	0.00	11,250.00	0.00	8,750.00
唐茂林	37	2008.07.04			2018.5.25	2007.06.25	$0.03215	20,000.00		20,000.00	0.00	11,250.00	0.00	8,750.00
王玉玺	217	2008.07.04			2018.5.25	2007.07.26	$0.03215	20,000.00		20,000.00	20,000.00	0.00	0.00	0.00
周小娟	164	2008.07.04		2009.09.15	2018.5.25	2007.09.03	$0.03215	20,000.00	10,000.00	30,000.00	0.00	10,000.00	0.00	20,000.00
温迪	284	2008.07.04			2018.5.25	2008.03.24	$0.03215	20,000.00		20,000.00	0.00	7,500.00	0.00	12,500.00
孙立	282	2008.07.04			2018.5.25	2008.03.25	$0.03215	20,000.00		20,000.00	0.00	7,500.00	0.00	12,500.00
赵佶	155	2008.07.04			2018.5.25	2007.12.26	$0.03215	19,000.00		19,000.00	0.00	8,312.50	0.00	10,687.50
郭敏	104	2008.07.04			2018.5.25	2007.02.07	$0.03215	19,000.00		19,000.00	0.00	11,875.00	0.00	7,125.00
唐毓瑨	105	2008.07.04			2018.5.25	2007.05.08	$0.03215	19,000.00		19,000.00	0.00	10,687.50	0.00	8,312.50
杨剑飞	219	2008.07.04			2018.5.25	2006.12.12	$0.03215	16,000.00		16,000.00	0.00	11,000.00	0.00	5,000.00
赵岑	234	2008.07.04			2018.5.25	2006.07.20	$0.03215	16,000.00		16,000.00	0.00	13,000.00	0.00	3,000.00
葛炜	128	2008.07.04			2018.5.25	2007.12.03	$0.03215	16,000.00		16,000.00	0.00	7,000.00	0.00	9,000.00
佛海强	220	2008.07.04			2018.5.25	2007.07.02	$0.03215	16,000.00		16,000.00	0.00	9,000.00	0.00	7,000.00
王单	327	2008.07.04			2018.5.25	2000.09.01	$0.03215	15,200.00		15,200.00	0.00	14,250.00	0.00	950.00
黄婷	336	2008.07.04			2018.5.25	2000.03.01	$0.03215	15,200.00		15,200.00	0.00	14,250.00	0.00	950.00
刘佳	337	2008.07.04		2009.09.15	2018.5.25	2007.06.18	$0.03215	15,200.00	10,000.00	25,200.00	0.00	8,550.00	0.00	16,650.00
王海文	240	2008.07.04			2018.5.25	2008.03.12	$0.03215	14,000.00		14,000.00	0.00	5,250.00	0.00	8,750.00
傅文涛	111	2008.07.04			2018.5.25	2007.08.02	$0.03215	13,000.00		13,000.00	0.00	6,500.00	0.00	6,500.00
许韬	225	2008.07.04			2018.5.25	2007.10.23	$0.03215	12,000.00		12,000.00	0.00	6,000.00	0.00	6,000.00
周鑫华	223	2008.07.04			2018.5.25	2007.10.08	$0.03215	12,000.00		12,000.00	0.00	6,000.00	0.00	6,000.00
章海华	226	2008.07.04			2018.5.25	2007.11.15	$0.03215	12,000.00		12,000.00	12,000.00	0.00	0.00	0.00
陈吉朝	227	2008.07.04			2018.5.25	2007.12.10	$0.03215	12,000.00		12,000.00	0.00	5,250.00	0.00	6,750.00
胡恒	257	2008.07.04			2018.5.25	2007.04.16	$0.03215	12,000.00		12,000.00	12,000.00	0.00	0.00	0.00
黄卫	244	2008.07.04			2018.5.25	2007.06.26	$0.03215	12,000.00		12,000.00	0.00	6,750.00	0.00	5,250.00
胡男	245	2008.07.04			2018.5.25	2007.06.28	$0.03215	12,000.00		12,000.00	0.00	6,750.00	0.00	5,250.00
罗小迪	221	2008.07.04			2018.5.25	2008.01.28	$0.03215	12,000.00		12,000.00	0.00	5,250.00	0.00	6,750.00
朱玉华	224	2008.07.04			2018.5.25	2008.01.06	$0.03215	12,000.00		12,000.00	12,000.00	0.00	0.00	0.00
郭玉明	55	2008.07.04			2018.5.25	2008.03.17	$0.03215	12,000.00		12,000.00	0.00	4,500.00	0.00	7,500.00
刘小章	222	2008.07.04			2018.5.25	2008.03.21	$0.03215	12,000.00		12,000.00	0.00	4,500.00	0.00	7,500.00
胡晓翔	60	2008.07.04			2018.5.25	2008.05.26	$0.03215	12,000.00		12,000.00	0.00	3,750.00	0.00	8,250.00
何振林	75	2008.07.04			2018.5.25	2008.05.26	$0.03215	12,000.00		12,000.00	0.00	3,750.00	0.00	8,250.00

刘旻玥	39	2008.07.04	2018.5.25	2007.10.15	$0.03215	11,000.00		11,000.00	11,000.00	0.00	0.00	0.00
范春笛	36	2008.07.04	2018.5.25	2008.05.04	$0.03215	11,000.00		11,000.00	0.00	3,437.50	0.00	7,562.50
梁昌军	87	2008.07.04	2018.5.25	2007.10.10	$0.03215	10,000.00		10,000.00	10,000.00	0.00	0.00	0.00
王超	237	2008.07.04	2018.5.25	2006.11.06	$0.03215	8,000.00		8,000.00	8,000.00	0.00	0.00	0.00
李恒	246	2008.07.04	2018.5.25	2006.07.10	$0.03215	8,000.00		8,000.00	8,000.00	0.00	0.00	0.00
张源	258	2008.07.04	2018.5.25	2006.09.04	$0.03215	8,000.00		8,000.00	8,000.00	0.00	0.00	0.00
党钊	259	2008.07.04	2018.5.25	2007.10.08	$0.03215	8,000.00		8,000.00	0.00	4,000.00	0.00	4,000.00
陈涛	236	2008.07.04	2018.5.25	2007.09.03	$0.03215	8,000.00		8,000.00	4,500.00	0.00	3,500.00	0.00
王媛	229	2008.07.04	2018.5.25	2008.02.25	$0.03215	8,000.00		8,000.00	8,000.00	0.00	0.00	0.00
吕策	230	2008.07.04	2018.5.25	2008.02.29	$0.03215	8,000.00		8,000.00	8,000.00	0.00	0.00	0.00
张明浩	235	2008.07.04	2018.525	2008.04.28	$0.03215	8,000.00		8,000.00	8,000.00	0.00	0.00	0.00
许燕淞	302	2008.07.04	2018.5.25	2005.07.20	$0.03215	6,000.00		6,000.00	0.00	5,625.00	0.00	375.00
吕鹏	189	2008.07.04	2018.5.25	2000.01.01	$0.03215	6,000.00		6,000.00	0.00	5,625.00	0.00	375.00
于晓	190	2008.07.04	2018.5.25	2005.04.25	$0.03215	6,000.00		6,000.00	0.00	5,625.00	0.00	375.00
孟欢欢	183	2008.07.04	2018.5.25	2006.10.08	$0.03215	6,000.00		6,000.00	0.00	4,500.00	0.00	1,500.00
张琳琳	191	2008.07.04	2018.5.25	2006.10.08	$0.03215	6,000.00		6,000.00	6,000.00	0.00	0.00	0.00
李秀龙	299	2008.07.04	2018.5.25	2006.12.11	$0.03215	6,000.00		6,000.00	0.00	4,125.00	0.00	1,875.00
吴兆辉	85	2008.07.09	2018.5.25	2006.12.11	$0.03215	6,000.00		6,000.00	2,250.00	0.00	3,750.00	0.00
李惠	136	2008.07.04	2018.5.25	2006.03.01	$0.03215	6,000.00		6,000.00	6,000.00	0.00	0.00	0.00
杨蔚	300	2008.07.04	2018.5.25	2006.03.13	$0.03215	6,000.00		6,000.00	0.00	5,250.00	0.00	750.00
杨涛	310	2008.07.04	2018.5.25	2006.04.03	$0.03215	6,000.00		6,000.00	6,000.00	0.00	0.00	0.00
梅文惠	175	2008.07.04	2018.5.25	2006.06.01	$0.03215	6,000.00		6,000.00	0,00	4,875.00	0.00	1,125.00
兰波	152	2008.07.04	2018.5.25	2006.07.10	$0.03215	6,000.00		6,000.00	2,500.00	0.00	3,500.00	0.00
杨免	126	2008.07.09	2018.5.25	2006.09.20	$0.03215	6,000.00		6,000.00	6,000.00	0.00	0,00	0.00
樊荣	301	2008.07.04	2018.5.25	2006.09.04	$0.03215	6,000.00		6,000.00	0.00	4,500.00	0.00	1,500.00
孟文婷	116	2008.07.04	2018.5.25	2007.01.29	$0.03215	6,000.00		6,000.00	0.00	4,125.00	0.00	1,875.00
王文静	143	2008.07.04	2018.5.25	2007.10.10	$0.03215	6,000.00		6,000.00	0.00	3,000.00	0.00	3,000.00
韩可	157	2008.07.04	2018.5.25	2007.10.23	$0.03215	6,000.00		6,000.00	0.00	3,000.00	0.00	3,000.00
段文博	142	2008.07.04	2018.5.25	2007.10.29	$0.03215	6,000.00		6,000.00	0.00	2,625.00	0.00	3,375.00
印权斌	108	2008.07.04	2018.5.25	2007.10.31	$0.03215	6,000.00		6,000.00	0.00	2,625.00	0.00	3,375.00
刘炬	238	2008.07.04	2018.5.25	2007.11.07	$0.03215	6,000.00		6,000.00	6,000.00	0.00	0.00	0.00
李中元	89	2008.07.09	2018.5.25	2007.12.12	$0.03215	6,000.00		6,000.00	0.00	2,625.00	0.00	3,375.00
刘桂海	19	2008.07.04	2018.5.25	2007.12.17	$0.03215	6,000.00		6,000.00	0.00	2,625.00	0.00	3,375.00
王佐亚	119	2008.07.04	2018.5.25	2007.12.17	$0.03215	6,000.00		6,000.00	0.00	2,625.00	0.00	3,375.00
陈西野	30	2008.07.04	2018.5.25	2007.12.24	$0.03215	6,000.00		6,000.00	0.00	2,625.00	0.00	3,375.00
张涛	186	2008.07.04	2018.5.25	2007.12.26	$0.03215	6,000.00		6,000.00	0.00	2,625.00	0.00	3,375.00
卢健	24	2008.07.04	2018.5.25	2007.12.03	$0.03215	6,000.00		6,000.00	0.00	2,625.00	0.00	3,375.00
王琳琳	27	2008.07.04	2018.5.25	2007.03.14	$0.03215	6,000.00		6,000.00	0.00	3,750.00	0.00	2,250.00
王苏贞	140	2008.07.04	2018.5.25	2007.03.15	$0.03215	6,000.00	,	6,000.00	6,000.00	0.00	0.00	0.00

李琪	184	2008.07.04	2018.5.25	2007.03.19	$0.03215	6,000.00	6,000.00	0.00	3,750.00	0.00	2,250.00
张珺楠	168	2008.07.04	2018.5.25	2007.03.26	$0.03215	6,000.00	6,000.00	0.00	3,750.00	0.00	2,250.00
吴姝	180	2008.07.04	2018.5.25	2007.03.29	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
李枢民	156	2008.07.04	2018.5.25	2007.04.25	$0.03215	6,000.00	6,000.00	0.00	3,750.00	0.00	2,250.00
高望	141	2008.07.04	2018.5.25	2007.05.28	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
梁悦	185	2008.07.04	2018.5.25	2007.05.09	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
孙净	107	2008.07.04	2018.5.25	2007.06.20	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
郜家明	86	2008.07.04	2018.5.25	2007.06.04	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
刘彦昆	322	2008.07.04	2018.5.25	2007.06.07	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
王磊	137	2008.07.04	2018.5.25	2007.06.07	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
李碧芬	326	2008.07.04	2018.5.25	2007.07.02	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
孙有新	15	2008.07.04	2018.5.25	2007.07.24	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
徐亚文	84	2008.07.04	2018.5.25	2007.07.09	$0.03215	6,000.00	6,000.00	0.00	3,375.00	0.00	2,625.00
丁世民	28	2008.07.04	2018.5.25	2007.08.13	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
赵宇	16	2008.07.04	2018.5.25	2007.08.20	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
杨婷	173	2008.07.04	2018.5.25	2007.08.20	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
王嫒嫒	178	2008.07.04	2018.5.25	2007.08.20	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
阳杰	174	2008.07.04	2018.5.25	2007.08.28	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
杨玉鑫	182	2008.07.04	2018.5.25	2007.08.29	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
张锐	40	2008.07.04	2018.5.25	2007.08.06	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
孙艳娜	158	2008.07.04	2018.5.25	2007.08.06	$0.03215	6,000.00	6,000.00	3,375.00	0.00	2,625.00	0.00
刘丹	177	2008.07.04	2018.5.25	2007.09.10	$0.03215	6,000.00	6,000.00	3,750.00	0.00	2,250.00	0.00
李倩	144	2008.07.04	2018.5.25	2007.09.13	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
彭昱	23	2008.07.04	2018.5.25	2007.09.17	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
高鸽	120	2008.07.04	2018.5.25	2007.09.27	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
李曼	171	2008.07.04	2018.5.25	2007.09.03	$0.03215	6,000.00	6,000.00	0.00	3,000.00	0.00	3,000.00
夏明华	88	2008.07.04	2018.5.25	2007.09.06	$0.03215	6,000.00	6,000.00	3,375.00	0.00	2,625.00	0.00
西望	22	2008.07.04	2018.5.25	2008.01.07	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
阴祖婷	25	2008.07.04	2018.5.25	2008.02.25	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
张羽翼	271	2008.07.04	2018.5.25	2008.02.26	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
童锁	272	2008.07.04	2018.5.25	2008.02.26	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
陈泰然	169	2008.07.04	2018.5.25	2008.02.28	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
喻文磊	292	2008.07.04	2018.5.25	2008.03.10	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
吕倩	316	2008.07.04	2018.5.25	2008.03.10	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
周俊峰	324	2008.07.04	2018.5.25	2008.03.11	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
舒妍	298	2008.07.04	2018.5.25	2008.03.13	$0.03215	6,000.00	6,000.00	4,125.00	0.00	1,875.00	0.00
任子建	29	2008.07.04	2018.5.25	2008.03.24	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
王珺	321	2008.07.04	2018.5.25	2008.03.03	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
冯佳	43	2008.07.04	2018.5.25	2008.04.01	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00

李宁	31	2008.07.04	2018.5.25	2008.04.02	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
田茂伟	44	2008.07.04	2018.5.25	2008.04.23	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
曹茜	34	2008.07.04	2018.5.25	2008.04.28	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
陈曦	32	2008.07.04	2018.5.25	2008.04.07	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
詹浩淼	33	2008.07.04	2018.5.25	2008.04.07	$0.03215	6,000.00	6,000.00	0.00	2,250.00	0.00	3,750.00
刘钰	297	2008.07.04	2018.5.25	2008.05.19	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
潘凯	309	2008.07.04	2018.5.25	2008.05.19	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
施蕾蕾	21	2008.07.04	2018.5.25	2008.05.19	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125,00
邓玉生	179	2008.07.04	2018.5.25	2008.05.19	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
赵青	311	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
杨明	312	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
孙勇	26	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
李淼	41	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
佟晨	42	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	0.00	1,875.00	0.00	4,125.00
罗伊丽	260	2008.07.04	2018.5.25	2008.05.26	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
常鹏飞	170	2008.07.04	2018.5.25	2008.05.04	$0.03215	6,000.00	6,000.00	6,000.00	0.00	0.00	0.00
吕强	71	2008.07.04	2018.5.25	2008.01.29	$0.03215	5,500.00	5,500.00	0.00	2,406.25	0.00	3,093.75
鲍娟	70	2008.07.04	2018.5.25	2008.03.10	$0.03215	5,500.00	5,500.00	0.00	2,062.50	0.00	3,437.50
王平伟	91	2008.07.04	2018.5.25	2008.03.10	$0.03215	5,500.00	5,500.00	0.00	2,062.50	0.00	3,437.50
何帆	130	2008.07.04	2018.5.25	2008.03.10	$0.03215	5,500.00	5,500.00	0.00	2,062.50	0.00	3,437.50
张兆旸	125	2008.07.04	2018.5.25	2008.03.03	$0.03215	5,500.00	5,500.00	5,500.00	0.00	0.00	0.00
郁晨	117	2008.07.04	2018.5.25	2008.05.26	$0.03215	5,500.00	5,500.00	0.00	1,718.75	0.00	3,781.25
吴育娇	261	2008.07.04	2018.5.25	2007.05.18	$0.03215	4,000.00	4,000.00	4,000.00	0.00	0.00	0.00
强春牛	264	2008.07.04	2018.5.25	2007.05.08	$0.03215	4,000.00	4,000.00	4,000.00	0.00	0.00	0.00
刘蔚	265	2008.07.04	2018.5.25	2007.06.01	$0.03215	4,000.00	4,000.00	4,000.00	0.00	0.00	0.00
张梦楠	338	2008.07.04	2018.5.25	2007.06.11	$0.03215	4,000.00	4,000.00	4,000.00	0.00	0.00	0.00
申么歇	334	2008.07.04	2018.5.25	2007.07.02	$0.03215	4,000.00	4,000.00	0.00	2,250.00	0.00	1,750.00
杨杨	262	2008.07.04	2018.5.25	2007.07.20	$0.03215	4,000.00	4,000.00	4,000.00	0.00	0.00	0.00
武岭	263	2008.07.04	2018.5.25	2007.09.20	$0.03215	4,000.00	4,000.00	0.00	2,000.00	0.00	2,000.00
董礼	332	2008.07.04	2018.5.25	2008.04.15	$0.03215	4,000.00	4,000.00	0.00	1,500.00	0.00	2,500.00
于晶晶	49	2008.07.04	2018.5.25	2007.09.06	$0.03215	3,600.00	3,600.00	0.00	1,800.00	0.00	1,800.00
傅艳	110	2008.07.04	2018.5.25	2008.02.15	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00
田园园	113	2008.07.04	2018.5.25	2008.03.10	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00
梁勇	159	2008.07.04	2018.5.25	2008.03.13	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00
吕健	109	2008.07.04	2018.5.25	2008.03.17	$0.03215	3,600.00	3,600.00	0.00	1,350.00	0.00	2,250.00
张羿迪	112	2008.07.04	2018.5.25	2008.03.24	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00
邱斌	160	2008.07.04	2018.5.25	2008.03.26	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00
万成国	114	2008.07.04	2018.5.25	2008.04.28	$0.03215	3,600.00	3,600.00	0.00	1,350.00	0.00	2,250.00
邓东升	115	2008.07.04	2018.5.25	2008.05.23	$0.03215	3,600.00	3,600.00	3,600.00	0.00	0.00	0.00

邵磊	273	2008.07.04	2018.5.25	2007.09.03	$0.03215	3,400.00	3,400.00	0.00	1,700.00	0.00	1,700.00
黄平辉	306	2008.07.04	2018.5.25	2008.01.11	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
丘文辉	145	2008.07.04	2018.5.25	2008.01.04	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
胡修己	90	2008.07.04	2018.5.25	2008.02.18	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
张学勤	92	2008.07.04	2018.5.25	2008.02.25	$0.03215	3,000.00	3,000.00	2,063.00	0.00	937.00	0.00
李灿	121	2008.07.04	2018.5.25	2008.02.25	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
徐盼	122	2008.07.04	2018.5.25	2008.02.27	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
吴丹	146	2008.07.04	2018.5.25	2008.02.29	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
孔悦	94	2008.07.04	2018.5.25	2008.03.10	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
陈炜	147	2008.07.04	2018.5.25	2008.03.10	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
张航舰	303	2008.07.04	2018.5.25	2008.03.17	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
李岩	48	2008.07.04	2018.5.25	2008.03.21	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
石鑫	249	2008.07.04	2018.5.25	2008.03.24	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
张猛	307	2008.07.04	2018.5.25	2008.03.31	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
李雨嘉	93	2008.07.04	2018.5.25	2008.03.31	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
贺庆	96	2008.07.04	2018.5.25	2008.04.21	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
王肖楠	50	2008.07.04	2018.5.25	2008.04.07	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
李志愿	95	2008.07.04	2018.5.25	2008.04.07	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
徐岳	192	2008.07.04	2018.5.25	2008.04.09	$0.03215	3,000.00	3,000.00	0.00	1,125.00	0.00	1,875.00
陶跃海	274	2008.07.04	2018.5.25	2008.05.12	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
毛佑军	148	2008.07.04	2018.5.25	2008.05.12	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
任斌	304	2008.07.04	2018.5.25	2008.05.19	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
孙霆	308	2008.07.04	2018.5.25	2008.05.19	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
孙毅	100	2008.07.04	2018.5.25	2008.05.19	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
陶学钢	99	2008.07.04	2018.5.25	2008.05.20	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
汪敏	97	2008.07.04	2018.5.25	2008.05.22	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
邵振华	305	2008.07.04	2018.5.25	2008.05.23	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
彭婷	98	2008.07.04	2018.5.25	2008.05.23	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
袁贺娟	46	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
丁锐	47	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
郑冠楠	56	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
戴耀邦	69	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
邵丛	72	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
张增龙	118	2008.07.04	2018.5.25	2008.05.26	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
王瑄	101	2008.07.04	2018.5.25	2008.05.04	$0.03215	3,000.00	3,000.00	3,000.00	0.00	0.00	0.00
樊鑫	149	2008.07.04	2018.5.25	2008.05.06	$0.03215	3,000.00	3,000.00	0.00	937.50	0.00	2,062.50
吴迪	253	2008.07.04	2018.5.25	2006.12.15	$0.03215	1,200.00	1,200.00	1,200.00	0.00	0.00	0.00
曹雅静	195	2008.07.04	2018.5.25	2007.01.04	$0.03215	1,200.00	1,200.00	0.00	825.00	0.00	375.00
李宗臣	199	2008.07.04	2018.5.25	2007.12.21	$0.03215	1,200.00	1,200.00	0.00	525.00	0.00	675.00

邱磊	198	2008.07.04				2018.5.25	2007.02.10	$0.03215	1,200.00				1,200.00	0.00	750.00	0.00	450.00
李响	196	2008.07.04				2018.5.25	2007.02.05	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
林海山	197	2008.07.04				2018.5.25	2007.02.09	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
徐文卿	266	2008.07.04				2018.5.25	2007.05.28	$0.03215	1,200.00				1,200.00	0.00	675.00	0.00	525.00
段琳娜	250	2008.07.04				2018.5.25	2007.05.08	$0.03215	1,200.00				1,200.00	0.00	675.00	0.00	525.00
罗启宏	252	2008.07.04				2018.5.25	2007.06.27	$0.03215	1,200.00				1,200.00	0.00	675.00	0.00	525.00
宋晓培	202	2008.07.04				2018.5.25	2007.07.12	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
公岩	204	2008.07.04				2018.5.25	2007.07.13	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
曹力力	203	2008.07.04				2018.5.25	2007.07.31	$0.03215	1,200.00				1,200.00	0.00	675.00	0.00	525.00
王振兴	248	2008.07.04				2018.5.25	2008.04.01	$0.03215	1,200.00				1,200.00	0.00	450.00	0.00	750.00
袁嵩	254	2008.07.04				2018.5.25	2008.04.10	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
孙腾	194	2008.07.04				2018.5.25	2008.04.14	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
吕彬	200	2008.07.04				2018.5.25	2008.04.14	$0.03215	1,200.00				1,200.00	0.00	450.00	0.00	750.00
张剑	201	2008.07.04				2018.5.25	2008.04.14	$0.03215	1,200.00				1,200.00	0.00	450.00	0.00	750.00
林欢欢	251	2008.07.04				2018.5.25	2008.04.21	$0.03215	1,200.00				1,200.00	0.00	450.00	0.00	750.00
戴晶	239	2008.07.04				20185.25	2008.04.07	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
孙春红	193	2008.07.04				2018.5.25	2008.05.26	$0.03215	1,200.00				1,200.00	1,200.00	0.00	0.00	0.00
陈艳茹	247	2008.07.04				2018.5.25	2008.05.26	$0.03215	1,200.00				1,200.00	0.00	375.00	0.00	825.00
邸宏伟	57		2008.11.05		2009.09.15	2018.5.25	2008.11.05	$0.032I5		560,000.00		112,000.00	672,000.00	0.00	0.00	0,00	672,000.00
宫相涛	58		2008.11.19			2018.5.25	2008.11.19	$0.03215		45,000.00			45,000.00	45,000.00	0.00	0.00	0.00
谭不	138		2008.11.18			2018.5.25	2008.11.18	$0.03215		240,000.00			240,000.00	0.00	0.00	0.00	240,000.00
单岩平	162		2008.11.26			2018.5.25	2008.11.26	$0.03215		80,000.00			80,000.00	80,000.00	0.00	0.00	0.00
李小鸣	172		2008.11.26		2009.09.15	2018.5.25	2008.11.26	$0.03215		400,000.00		40,000.00	440,000.00	0.00	0.00	0.00	440,000.00
张海颖	214		2008.11.27			2018.5.25	2008.11.27	$0.03215		40,000.00			40,000.00	40,000.00	0.00	0.00	0.00
孙振	228		2008.11.28			2018.5.25	2008.11.28	$0.03215		9,000.00			9,000.00	0.00	0.00	0.00	9,000.00
杨岸	339			2009.07.31	2009.09.15	2018.5.25	2009.02.01	$0.03215			400,000.00	40,000.00	440,000.00	0.00	0.00	0.00	440,000.00
王炜	340			2009.07.31	2009.09.15	2018.5.25	2009.01.04	$0.03215			2,500,000.00	500,000.00	3,000,000.00	0.00	0.00	0.00	3,000,000.00
李红蕾	341			2009.07.31	2009.09.15	2018.5.25	2009.01.12	$0.03215			259,200.00	30,000.00	289,200.00	0.00	0.00	0.00	289,200.00
刘昕	342			2009.07.31	2009.09.15	2018.5.25	2009.02.09	$0.03215			1,600,000.00	320,000.00	1,920,000.00	0.00	0.00	0.00	1,920,000.00
孙仁龙	343			2009.07.31		2018.5.25	2009.02.16	$0.03215			400,000.00		400,000.00	0.00	0.00	0.00	400,000.00
吕小静	344			2009.07.31	2009.09.15	2018.5.25	2009.03.06	$0.03215			259,200.00	30,000.00	289,200.00	0.00	0.00	0.00	289,200.00
陈红娟	345			2009.07.31	2009.09.15	2018.5.25	2009.04.01	$0.03215			94,500.00	20,000.00	114,500.00	0.00	0.00	0.00	114,500.00
王育林	346			2009.07.31		2018.5.25	2009.03.16	$0.03215			3,100,000.00		3,100,000.00	0.00	0.00	0.00	3,100,000.00
王俊锋	348			2009.07.31	2009.09.15	2018.5.25	2009.05.18	$0.03215			402,500.00	50,000.00	452,500.00	0.00	0.00	0.00	452,500.00
郝静	349			2009.07.31	2009.09.15	2018.5.25	2009.07.01	$0.03215			402,500.00	50,000.00	452,500.00	0.00	0.00	0.00	452,500.00
杨浩	350			2009.07.31		2018.5.25	2009.07.01	$0.03215			24,000.00		24,000.00	0.00	0.00	0.00	24,000.00
池小燕	351			2009.07.31	2009.09.15	2018.5.25	2009.07.10	$0.03215			165,600.00	30,000.00	195,600.00	0.00	0.00	0.00	195,600.00
李志文	352			2009.07.31	2009.09.15	2018.5.25	2009.02.13	$0.03215			32,000.00	4,800.00	36,800.00	0.00	0.00	0.00	36,800.00
吴嘉宜	353			2009.07.31		2018.5.25	2009.03.11	$0.03215			32,000.00		32,000.00	0.00	0.00	0.00	32,000.00

高磊	354	2009.07.31		2018.5.25	2009.03.17	$0.03215			32,000.00		32,000.00	0.00	0.00	0.00	32,000.00
辛淼	355	2009.07.31		2018.5.25	2009.04.27	$0.03215			14,000.00		14,000.00	0.00	0.00	0.00	14,000.00
刘嵩	356	2009.07.31		2018.5.25	2008.07.24	$0.03215			100,000.00		100,000.00	0.00	31,250.00	0.00	68,750.00
胡津南	357	2009.07.31	2009.09.15	2018.5.25	2009.03.16	$0.03215			16,000.00	20,000.00	36,000.00	0.00	0.00	0.00	36,000.00
田启林	358	2009.07.31		2018.5.25	2009.04.07	$0.03215			14,000.00		14,000.00	0.00	0.00	0.00	14,000.00
王允	359	2009.07.31		2018.5.25	2008.07.09	$0.03215			48,000.00		48,000.00	0.00	15,000.00	0.00	33,000.00
刘晓波	360	2009.07.31		2018.5.25	2009.02.11	$0.03215			32,000.00		32,000.00	0.00	0.00	0.00	32,000.00
韩少珑	361	2009.07.31		2018.5.25	2009.05.08	$0.03215			35,000.00		35,000.00	0.00	0.00	0.00	35,000.00
吴伟	362	2009.07.31		2018.5.25	2009.05.08	$0.03215			35,000.00		35,000.00	0.00	0.00	0.00	35,000.00
孙靖	363	2009.07.31		2018.5.25	2009.05.25	$0.03215			35,000.00		35,000.00	0.00	0.00	0.00	35,000.00
王莉	364	2009.07.31		2018.5.25	2009.06.08	$0.03215			28,000.00		28,000.00	0.00	0.00	0.00	28,000.00
范新红	365	2009.07.31	2009.09.15	2018.5.25	2009.07.25	$0.03215			24,000.00	96,000.00	120,000.00	0.00	0.00	0.00	120,000.00
刘松涛	366	2009.07.31	2009.09.15	2018.5.25	2009.06.22	$0.03215			168,000.00	25,200.00	193,200.00	0.00	0.00	0.00	193,200.00
张思川	367	2009.07.31		2018.5.25	2009.04.12	$0.03215			8,400.00		8,400.00	0.00	0.00	0.00	8,400.00
陈晔	368	2009.07.31	2009.09.15	2018.5.25	2009.07.29	$0.03215			24,000.00	10,000.00	34,000.00	0.00	0.00	0.00	34,000.00
刘红志	369		2009.09.15	2018.5.25	2009.05.25	$0.03215				14,000.00	14,000.00	0.00	0.00	0.00	14,000.00
李磊	370		2009.09.15	2018.5.25	2009.06.08	$0.03215				14,000.00	14,000.00	0.00	0.00	0.00	14,000.00
何庆宇	371		2009.09.15	2018.5.25	2009.07.25	$0.03215				9,600.00	9,600.00	0.00	0.00	0.00	9,600.00
肖建华	372		2009.09.15	2018.5.25	2009.06.22	$0.03215				8,400.00	8,400.00	0.00	0.00	0.00	8,400.00
钱得文	373		2009.09.15	2018.5.25	2009.04.12	$0.03215				8,400.00	8,400.00	0.00	0.00	0.00	8,400.00

							67,000,000.00	1,374,000.00	10,584,900.00	10,029,900.00	88,988,800.00	7,672,463.00	46,820,187.50	2,345,437.00	32,150,712.50

SCHEDULE 10

DOMAIN NAME, GENERAL INTERNET ADDRESS,

WIRELESS INTERNET ADDRESS

A.            Domain Names

1.                   phoenixtv.cn

2.                   phoenixtv.com.cn

3.                   phoxtv.cn

4.                   phoxtv.com

5.                   phoxtv.net

6.                   phxtv.cn

7.                   phxtv.com.cn

8.                   phxtv.net.cn

9.      凤凰卫视.中国

10.    凤凰卫视.公司

11.    凤凰卫视控股.公司

12.    凤凰卫视控股.中国

13.    凤凰卫视控股有限公司.中国

14.    凤凰卫视控股有限公司.公司

B.            General Internet Address

1.      凤凰俱乐部

2.      凤凰商城

3.      凤凰书屋

4.      凤凰卫视

5.      凤凰影视

6.      凤凰语音

C.            Wireless Internet Address

1.      凤凰卫视

2.      凤凰

EXHIBIT A

SHAREHOLDERS’ AGREEMENT

EXHIBIT B

FORM OF CONTROL DOCUMENTS

EXHIBIT C-1

FORM OF OFFSHORE LEGAL OPINION

EXHIBIT C-2

FORM OF PRC LEGAL OPINION

EXHIBIT D

EXCLUSIVE COOPERATION AGREEMENT

EXHIBIT E

FORM OF RESTATED ARTICLES

EXHIBIT F-1

FORM OF DIRECTOR COMPLIANCE CERTIFICATE

, 2009

Capitalized terms used herein without definition have the meanings assigned to such terms in that certain Share Purchase Agreement (the “Share Purchase Agreement”), dated November 9, 2009, by and among PHOENIX NEW MEDIA LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”), the Purchasers listed on Schedule 1 attached thereto, the Persons listed on Schedule 2 attached thereto and certain other parties thereto.  Capitalized terms used herein shall have the meaning set forth in the Share Purchase Agreement.

THE UNDERSIGNED, [          ], a director of the Company, hereby certifies on behalf of the Company that:

1.             the conditions specified in Section 2 of the Share Purchase Agreement have been fulfilled as of the date hereof;

2.             attached hereto are (A) the Amended and Restated Memorandum and Articles of Association, as adopted and approved by the shareholders of the Company by special resolutions dated [          ], 2009, (B) copies of all resolutions approved by the Company’s shareholders and board of directors related to the transactions contemplated by the Agreement, and (C) a good standing certificate with respect to the Company from the applicable authority(ies) in the Cayman Islands; and

3.             there has been no Material Adverse Effect (as defined in the Share Purchase Agreement) with respect to any Group Company since the date of the Share Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has set forth his signature on this Compliance Certificate as of the date first set forth above.

By:

Name:

Title: Director

EXHIBIT F-2

FORM OF EXISTING SHAREHOLDER COMPLIANCE CERTIFICATE

                     , 2009

Capitalized terms used herein without definition have the meanings assigned to such terms in that certain Share Purchase Agreement (the “Share Purchase Agreement”), dated November 9, 2009, by and among PHOENIX NEW MEDIA LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”), the Purchasers listed on Schedule 1 attached thereto, the Persons listed on Schedule 2 attached thereto and certain other parties thereto.  Capitalized terms used herein shall have the meaning set forth in the Share Purchase Agreement.

THE UNDERSIGNED, the Existing Shareholder as defined in the Share Purchase Agreement, hereby certifies that:

1.             the conditions specified in Section 2 of the Share Purchase Agreement have been fulfilled as of the date hereof; and

2.             there has been no Material Adverse Effect (as defined in the Share Purchase Agreement) with respect to any Group Company since the date of the Share Purchase Agreement.

IN WITNESS WHEREOF, the undersigned have set forth their signatures on this Compliance Certificate as of the date first set forth above.

By:
Name:

EXHIBIT G

LETTER OF COMMITMENT AND NON-COMPETE

EXHIBIT H

FORM OF INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of [        ], 2009, by and among  PHOENIX NEW MEDIA LIMITED (the “Company”) and LIU Qin (the “Director”).  The Director shall be referred to herein as the “Indemnitee”.

RECITALS

A.            The Company and the Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors and officers, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.            The Company and the Indemnitee further recognize the substantial increase in corporate litigation in general, which subjects directors, officers, employees, controlling persons, stockholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.            The Indemnitee does not regard the current protection available as adequate under the present circumstances, and the Indemnitee and other directors and officers of the Company may not be willing to serve in such capacities without additional protection.

D.            The Company (i) desires to attract and retain highly qualified individuals and entities, such as Director, to serve the Company and, in part, in order to induce Director to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to each Indemnitee to the maximum extent permitted by law as provided herein.

E.             In view of the considerations set forth above, the Company desires that each Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and each Indemnitee hereby agree as follows:

1.             Indemnification.

(a)           Indemnification of Expenses.

(i)            Third-Party Claims.  Subject to Section 8 below, the Company shall indemnify and hold harmless Director to the fullest extent permitted by law if the Director was or is or becomes a party to or witness, or is threatened to be made a party to or witness, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Director reasonably believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) (other than an action by right of the Company) by reason of the fact that Director is or was a director or officer of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Director while serving in such capacity (hereinafter, an “Agent”) or as a direct or indirect result of any Claim made by any stockholder of the Company against the Director and arising out of or related to any round of financing of the Company (including but not limited to Claims regarding non-participation, or non-pro rata participation, in such round by such stockholder), or made by a third party against the Director based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by securities or common laws (hereinafter an “Indemnification Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) (the “Expenses”) actually and reasonably incurred by Director in connection with investigating, defending or participating in (including on appeal) such Claim if the Director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(ii)           Derivative Actions.  If the Director is a person who was or is a party or is threatened to be made a party to any Claim by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an Agent of the Company, or by reason of anything done or not done by him or her in any such capacity, the Company shall indemnify Director against any amounts paid in settlement of any such Claim and all Expenses actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such Claim if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which such other court shall deem proper.

(b)           Reviewing Party.  Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law or pursuant to Section 8 hereof, and (ii) each Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to an Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that such Indemnitee would not be permitted to be so indemnified under applicable law or Section 8 hereof, the Company shall be entitled to be reimbursed by Indemnitee (who each hereby agree to promptly reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such Indemnitee should be indemnified under applicable law or Section 8 hereof, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a

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final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  The Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon.  If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the a majority of the Board of Directors (excluding the Director), and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors (other than the Director) who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof.  If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law or Section 8 hereof, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

(c)           Contribution.  If the indemnification provided for in Section 1(a) above for any reason other than the statutory limitations of applicable law or as provided in Section 8, is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities in which the Company is jointly liable with such Indemnitee, as the case may be (or would be jointly liable if joined), then the Company, in lieu of indemnifying the Indemnitee thereunder, shall contribute to the amount actually and reasonably incurred and paid or payable by the Indemnitee as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Indemnitee, and (ii) the relative fault of the Company and such Indemnitee in connection with the action or inaction that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such losses, claims, damages, expenses or liabilities.

The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended (the “Securities Act”)) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(d)           Survival Regardless of Investigation.  The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee.

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(e)           Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Company’s  Certificate of Incorporation, as amended (the “Certificate”), or Bylaws as now or hereafter in effect (the “Bylaws”), Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  The Company agrees to abide by the determination of the Independent Legal Counsel and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)            Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement, to the extent an Indemnitee has been successful on the merits or otherwise, in the defense of any Claim referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by such Indemnitee in connection herewith.

2.             Expenses; Indemnification Procedure.

(a)           Advancement of Expenses.  Subject to Section 8 and except as prohibited by applicable law, the Company shall advance all Expenses incurred by an Indemnitee in connection with the investigation, defense, settlement or appeal of any Claim to which such Indemnitee is a party or is threatened to be made a party by reason of the fact that the Director is or was an Agent of the Company or by reason of anything done or not done by him or her in any such capacity.  The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate, the Bylaws, applicable law or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee as soon as practicable but in any event no later than thirty days after written demand by the Indemnitee therefor to the Company.

(b)           Notice/Cooperation by Indemnitee.  The Indemnitee shall give the Company notice in writing promptly after receipt of notice of commencement of any Claim, or the threat of the commencement of any Claim, made against such Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other person and/or address as the Company shall designate in writing to the Indemnitee).

(c)           No Presumptions; Burden of Proof.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable

4

law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee had not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee had not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d)           Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt written notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e)           Selection of Counsel.  In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel reasonably approved by the Indemnitee, upon the delivery to such Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ such Indemnitee’s counsel in any such Claim at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ its own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not in fact continue to retain such counsel to defend such Claim, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

3.             Additional Indemnification Rights; Nonexclusivity.

(a)           Scope.  The Company hereby agrees to indemnify the Director to the fullest extent permitted by law (except as provided in Section 8) with respect to Claims for Indemnification Events, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Memorandum and Articles of Association of the Company, or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Cayman Islands company to indemnify a member of its Board of Directors or an officer, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by

5

such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Cayman Islands company to indemnify a member of its Board of Directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8 hereof.

(b)           Nonexclusivity.  Notwithstanding anything in this Agreement, the indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Memorandum and Articles of Association of the Company, any agreement, any vote of stockholders or disinterested directors, the laws of the Cayman Islands, or otherwise. Notwithstanding anything in this Agreement, the indemnification provided under this Agreement shall continue as to each Indemnitee for any action the Director took or did not take while serving in an indemnified capacity even though such Director may have ceased to serve in such capacity and such indemnification shall inure to the benefit of each Indemnitee from and after Director’s first day of service as a director with the Company or affiliation with a director from and after the date Director commences services as a director with the Company.

4.             No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, Certificate, Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

5.             Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

6.             Mutual Acknowledgement.  The Company and each Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.

7.             Liability Insurance.  To the extent the Company maintains liability insurance applicable to directors, the Company shall use commercially reasonable efforts to provide that Director shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if such Indemnitee is a director.

8.             Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Claims Under Section 16(b).  To indemnify either Indemnitee for expenses and the payment of profits or an accounting thereof arising from the purchase and sale by such Indemnitee of securities in violation the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar provisions of any international, federal, state or local statutory law;

6

(b)           Unauthorized Settlements.  To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld;

(c)           Unlawful Indemnification.  To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful pursuant to the laws of the Cayman Islands, the Memorandum and Articles of Association of the Company, or any similar provisions of any international, federal, state or local statutory law applicable to the Company.  In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication;

(d)           Fraud.  To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that the Indemnitee has committed fraud on the Company; or

(e)           Insurance.  To indemnify the Indemnitee for which payment is actually and fully made to Indemnitee under a valid and collectible insurance policy; or

(f)            Company Contracts.  To indemnify an Indemnitee with respect to any Claim related to any dispute or breach arising under any contract or similar obligation between the Company and such Indemnitee.

9.             Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Director , the Director’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.           Construction of Certain Phrases.

(a)           For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that if the Director is or was or may be deemed a director or officer of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Director would have with respect to such constituent corporation if its separate existence had continued.

(b)           For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on

7

the Director with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director or officer of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or its beneficiaries; and if the Director acted in good faith and in a manner Director reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Director shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c)           For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least two-thirds (2/3) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets; provided that in no event shall a Change in Control be deemed to include (i) a merger, consolidation or reorganization of the Company for the purpose of changing the Company’s state of incorporation and in which there is no substantial change in the shareholders of the Company or its successor (as the case may be), or (ii) the Company’s first firm commitment underwritten public offering of any of its securities to the general public pursuant to (i) a registration statement filed under the Securities Act, or (ii) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange (the “IPO”).

(d)           For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for the Company or the Indemnitee within the last two (2) (other than with respect to matters concerning the right of the Indemnitee under this Agreement).

(e)           For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of

8

Directors (other than the Director) or any other person or body appointed by the Board of Directors who is not a named party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(f)            For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

11.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.           Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

13.           Attorneys’ Fees.  Subject to Section 8 and except as prohibited by applicable law, in the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to be paid all Expenses actually and reasonably incurred by such Indemnitee with respect to such action if such Indemnitee is ultimately successful in such action.  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid Expenses actually and reasonably incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, in each case only to the extent that such Indemnitee is ultimately successful in such action.

14.           Notice.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Director’s address as set forth beneath their signatures to this Agreement and if to the Company at the address of its principal corporate offices (attention:

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Chief Executive Officer), or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

15.           Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16.           Choice of Law.  This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of Hong Kong (except to the extent that the Companies Law of the Cayman Islands and related common law are applicable as a matter of corporate law as opposed to contract law), entered into and to be performed entirely within Hong Kong without regard to the conflict of laws principles thereof.

17.           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18.           Amendment and Termination.  Except as provided in Section 21, no amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby.  Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.           No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ or service of the Company or any of its subsidiaries.

20.           Corporate Authority.  The Board of Directors of the Company and its stockholders in accordance with Cayman Islands law have approved the terms of this Agreement.

21.           Termination of Agreement.  This Agreement shall terminate and be of no further force or effect upon the closing of the IPO, provided that each Indemnitee will be entitled to all of the benefits and rights accorded such party under this Agreement with respect to any Claims for any Indemnification Events arising or related to events, circumstances and actions or omissions which have occurred or alleged and to have occurred prior to the closing of the IPO.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY:	PHOENIX NEW MEDIA LIMITED

By:
Name:

Title: Director

DIRECTOR:	As Individual:

	Name:	LIU Qin

Address:

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EXHIBIT I

FORM OF MANAGEMENT RIGHTS LETTER

[    ], 2009

Re:          Management Rights

Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of                                        shares of Series A Preferred Shares of PHOENIX NEW MEDIA LIMITED (the “Company”), [  ] (the “Investor”) shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights and other rights specifically provided to all investors in the current financing:

1.             The Company shall provide to you at your written request, within 30 days of the end of each calendar year, a list of all holders of equity interests and rights to acquire equity interests in the Company as of the end of such year, and the type and amount of such securities held by each such holder.

2.             The Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with you regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

3.             The Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals upon prior notice in writing concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided, and the Company shall not be obligated to disclose any information, the disclosure of which it believes in good faith would be detrimental to the Company or its shareholders, and the Company may require an addition non-disclosure agreement as it determines appropriate.

4.             If the Investor is not represented on the Company’s Board of Directors, the Company shall give a representative of the Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, in compliance with the applicable stock exchange regulations or for other similar reasons.  Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board of Directors with respect to the Investor’s concerns regarding significant business issues facing the Company.

The Investor agrees, for itself and as agent for each representative of the Investor, to hold in confidence and trust and not disclose or use any confidential information provided to or learned by it in connection with its rights under this letter.

The rights described herein shall terminate and be of no further force or effect upon (a) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a firm-commitment underwritten offering of its securities to the public or (b) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of the Company in a different state or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor.  The confidentiality provisions hereof will survive any such termination.

[Signature pages to follow]

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Very truly yours,

PHOENIX NEW MEDIA LIMITED

By:
Title:

AGREED AND ACCEPTED:

[ ]

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Exhibit J

Form of New Employment Agreement

No.

Labor Contract

Party A : Fenghuang On-line (Beijing) Information Technology Co., Ltd.

Party B :

Execution Date:

Party A: Fenghuang On-line (Beijing) Information Technology Co., Ltd.

Legal Representative or Authorized Representative: Liu, Shuang

Registered Address: No. 605 Fenghuang Guild Hall, No. 165 Haidian Road, Haidian District, Beijing, PRC,

Party B:	Gender:

Date of Birth:	Type of Household Register: (non-agricultural/agricultural)

Identity Card No:

OR Name of Other Valid Certificate:	No. of the Certificate:

Start Date for Work in the Company:

Household Address:	Zip:

Residence Address in Beijing:	Zip:

Contact Number of Party B:	(Mobile Phone)	(Tel.)

Place of Registered Permanent Residence:

Emergency Contact Person:	(Name)	(Relationship with Party B)

Emergency Contact Number:	(Mobile Phone)	(Telephone)

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Relevant Notices for Execution of Labor Contract

1.     This Contract is entered into between the Company and the employee, the terms and conditions of which shall be read carefully by the employee before signing.

2.     When entering into this Contract, any terms requiring a mutual agreement between the Company and the employee shall be filled in the corresponding blanks in this Contract when the parties reach a consensus.

3.     Any additional terms agreed by both parties shall be expressly stated in Article 59 of this Contract.

4.     Any change or amendment to this Contract shall be made according to the agreement of both parties.

5.     If the space provided is insufficient, the matters, such as any other term agreed by both parties and any change to this Contract may be written down on separate page(s) attached hereto.

6.     This Contract shall become effective upon the execution by both parties.

7.     This Contract shall be signed by Party B himself/herself, and be signed by the legal representative or authorized representative of Party A and chopped with Party A’s seal.

8.     This Contract shall be filled in carefully in clear handwriting and in simple and accurate characters and may not be changed deliberately.

9.     This Contract shall be executed in duplicate, one for each. Party A shall not retain Party B’s copy.

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Labor Contract

In accordance with the Law of Labor Contract of the PRC and relevant labor laws, regulations and administrative rules, as well as the bylaws made by the Company, and on the principle of free will, equality, negotiation and consensus, Party A and Party B agree to enter into this labor contract (this “Contract”) in respect of the establishment of the labor relations and relevant rights and obligations, and to abide by terms and conditions of this Contract and acknowledge this Contract as the basis for any dispute resolution.

Party B undertakes that there he/she has no other labor relation with any other labor unit when entering into this Contract and the execution of this Contract will not conflict with any non-competition or other obligations of Party B to any third party. Otherwise, Party A has the right to rescind this Contract from time to time without any responsibility for any compensation, while Party B shall compensate any losses arising therefrom suffered by the third party.

Chapter 1 Contract Term

Article 1 This Contract is a labor contract with a fixed term.

The term of this Contract is from                to                   , in which the probation term is from               to               .

Article 2 During the term of this Contract, in case both parties enter into any other particular agreement regarding the service period of Party B and the agreed service period is longer than the term of this Contract, the term of this Contract shall be automatically extended till the completion of the performance of such particular agreement.

Article 3 Unless any party notifies in writing to another party at least 30 days before the expiration of the term of this Contract, the term of this Contract will be automatically extended for an additional three months.

Chapter 2 Work Content

Article 4 Party B agrees to work at                position (type of work) in                Department, pursuant to the requirement by Party A.

Article 5 According to the features of the position (type of work) in Party A’s business, the working area or location of Party B is

Article 6 Due to any actual working requirement, adjustments to the position and remuneration of Party B, according to the specialty, working skills, working ability and

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performance of Party B, shall be agreed upon in principle of negotiation between the two parties except for the following circumstances:

(1)  Management and operational requirements resulting in the adjustment of business directions and structures such that the working procedures and organizational arrangements shall be changed,  causing Party A to need to rearrange the position of Party B.

(2)  Management and operational requirements the result of which Party A makes a temporary arrangement in the position of Party B.

(3)  Party B being unable to meet the timeline targets, working quality or output due to certain factors such as knowledge, experience, skills, health conditions, so that he/she is not competent for the position,

Article 7 Party B shall meet the skill requirements for the position he/she takes, complete the work and reach the quality standards of Party A.

Chapter 3  Working Hours and Rest and Vacations

Article 8 According to requirements of the characteristics of the position, the position of Party B shall apply the      working hour system. The calculation methods of each working hour system are subject to the relevant regulations in Beijing.

If comprehensive calculation working hour system or flexible working hour system applies to Party B, the administrative permit for such special working hour system shall be obtained in advance from labor protection department.

Article 9 After obtaining Party B’s consent, Party A may appropriately extend the working hours of Party B, or arrange Party B to work overtime on off days or statutory holidays due to working requirements. Party A undertakes to limit the overtime hours and times within the scope set forth in the State labor regulations, and pay relevant overtime pay or arrange deferred rest (different rules will be set out for flexible working hour system).

No work may be deemed as overtime work unless application for such overtime work has been submitted and the relevant approval has been obtained in advance.

The human resource department of Party A will verify the overtime hours of Party B at the end of each month, and return the original copy of Application Form for Overtime Work to Party B, so that Party B may check the payment of the overtime pay and the arrangement of the deferred rest.

Article 10 Party B may enjoy paid leave upon certain specific conditions, the detailed information of which has been set forth in Vacation Regulation.

Chapter 4  Labor Protection, Working Condition and Occupational Hazards Protection

Article 11 Due to the requirements of the business, Party A may arrange the business trips for Party B. The destinations of business trips include: Mainland China, Asia Pacific and other

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places around the world. During the business trips, Party A will provide relevant treatments and insurance conditions for Party B. The administration of business trips will be carried out in accordance with the relevant regulations of the Company.

Article 12 Due to the requirements of the position, Party A shall equip Party B with essential labor protection measures and provide necessary labor protection equipments in accordance with relevant State regulations on occupational safety and health.

Article 13 Party A shall establish a work safety system pursuant to relevant laws and regulations and Party B shall strictly abide by the labor safety system of Party A, not work contrary to the established rules, prevent accidents in the process of work, and lessen occupational hazards.

Article 14 Party A shall establish and perfect the responsibility system for, strengthen the managements of, and improve the level of, prevention and treatment of the occupational diseases.

Article 15 Before signing of this Contract, Party B shall truthfully provide Party A with the certificates certifying that his/her health condition fits for the position provided by Party A.

Chapter 5  Remuneration

Article 16 According to the position, working experience and working achievements of Party B and as agreed by both parties: the base pay of Party B for each month is RMB and the performance related pay for each month is RMB      (during the probation term, the base pay for each month is RMB      and the performance related pay for each month is RMB      ). Party A shall pay Party B the remuneration in cash before the first day of each month.

Article 17 Party A will appraise and adjust the position of Party B every year according to the performance and achievements of Party B. Generally, such appraisal will be conducted at the end of each year. For special cases, the time of appraisal will be determined by the board of directors of Party A.

Article 18 Party A has the right to adjust the remuneration of Party B according to the operation conditions, adjustments of the position of Party B and legally formulated remuneration allocation system.

Article 19 If Party B remains idle due to the insufficiency of task, Party A shall pay Party B a monthly living expenses according to the relevant regulations of the State and Beijing.

Article 20 If Party B resigns before the end of the calendar year, he/she shall not be paid the annual bonus.

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Chapter 6  Insurance Welfare and Other Insurance Welfare Treatments

Article 21 Party A and Party B shall participate in social insurance in accordance with relevant regulations of the State and Beijing. Party A shall go through the relevant formalities of social insurance for Party B, and undertake relevant social insurance obligations. If Party B fails to provide necessary materials as required by Party A for payment of social insurance premium, thus rendering Party A unable to go through the formalities for payment of social insurance premium and needing to make a supplementary payment according to the rules of local social insurance authority, Party B shall bear any loss suffered by himself/herself.

Article 22 Party A shall pay the housing fund for Party B from the next month after the probation term expires.

Article 23 Part of the social insurance premium and housing fund to be borne by Party B individually shall be withheld and paid by Party A when paying Party B’s salary.

Article 24 If Party B is sick or injured not due to work and required to suspend the work for medical treatment, Party A shall provide Party B with medical treatment period in accordance with the regulations of the State. The remuneration and the medical welfare for Party B during medical treatment period shall be implemented according to relevant regulations of the State and Beijing as well as the Regulations on Management of Attendance of the Company.

Article 25 In case of any occupational diseases or work-related injury, the treatment for Party B shall be implemented in accordance with relevant regulations of the State and Beijing.

Article 26 Party A will provide free lunch to Party B in work days. The standard of free lunch will be carried out according to relevant rules of the Company.

Chapter 7  Labor Rules

Article 27 Party A may legally establish bylaws and labor rules. When Party B violates labor rules and bylaws, Party A is entitled to give disciplinary sanctions or penalties to Party B, or may even rescind this Contract according to the bylaws of the Company.

Article 28 Party B shall abide by the labor rules and bylaws, regulations relating to labor health, working procedures, operation rules and working standards, take care of the properties of Party A, comply with the professional ethics, and take active part in the training organized by Party A to improve his/her various abilities.

Article 29 Without the approval from Party A, Party B may not give, lend or sell the properties of Party A to others, nor use the working articles or appliances for private affairs. In the course of work, Party B shall strictly comply with relevant regulations with no extravagance and waste.

Article 30 Party B undertakes that, without the written approval from Party A or any of its subsidiaries, he/she will not, during the contract term, provide any service in any form

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(including part time work, agency, consultations, etc.) to any other individual, company, organization or institution, or engage in, for himself/herself or any third party, any matter which is relevant to or has the same or similar features with the work he/she does for Party A, whether for free or with payments.

Article 31 Party B shall voluntarily obey the working assignments, supervisions and managements by Party A, and is obligated to make truthful and reasonable explanations for his/her working behavior to Party A.

Article 32 Party B undertakes to keep confidential the business secrets of Party A, including (but not limited to) the organizational structure, personnel, business, technology, client relations and economic conditions, etc. Without the permission of Party A, Party B shall not sell (or indirectly sell) the business secrets of Party A for profits, or provide such secrets to any third party for free, otherwise Party B shall assume relevant legal responsibilities and compensate for all the damages. Party A has the right to give labor rules to Party B, even rescind this Contract. The detailed confidentiality obligations shall be subject to the Confidentiality Agreement executed by both parties.

Article 33 Party A has the right to require Party B to sign the Confidentiality Agreement according to the requirements of managements and operations.

Article 34 Party B undertakes, when the interests of individuals, lineal relatives or friends are directly or indirectly related to the business of the Company he/she takes charge of, he/she shall instantly inform Party A of such relations and withdraw on his/her own initiative.

Article 35 When performing work or doing business with others, Party B shall comply with all the State policies and regulations. In case of any violation of laws and regulations by Party B, Party A would not assume any legal responsibilities and is entitled to impose punishment on Party B, even terminate this Contract. In case of any losses suffered by Party A resulting from Party B’s violation of laws and regulations, Party A may require Party B to compensate such losses.

Article 36 During the work for Party A, Party B must maintain the internal working atmosphere and environment of the Company, and shall not discriminate against others or interrupt the normal work of others. When interrupted or discriminated by others during work, Party B has the right to report to the managers of Party A and require the Company to impose any necessary punishment on such actions.

Chapter 8 Changes of Labor Contract

Article 37 In case of any change of the laws, regulations and rules which are the basis of this Contract, the relevant provisions in this Contract shall be changed accordingly.

Article 38 This Contract can be changed in writing upon the mutual agreement of the parties.

Article 39 When any party requires any change of this Contract, that party shall notify the

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other party in writing, and such other party shall give the written response within 15 days (the 15th day inclusive); if no response is given, it would be deemed that such other party disagrees on such proposed change.

Chapter 9  Rescission and Termination of Labor contract

Article 40 This Contract may be rescinded upon the unanimous agreement by both parties.

Article 41 Where it is proved that Party B cannot fill the employment conditions during the probation term, Party A may rescind this Contract by giving 3-day advance notice.

Article 42 When notifying Party A in writing 30 days in advance, or 3 days in advance during probation term, Party B may rescind this Contract; and Party A shall handle relevant procedures. After Party B completes the hand-over procedures required by Party A and Party A signs the confirmation, this Contract shall be rescinded immediately, unless the economic losses to Party A have not been completely settled, or Party B is still in the process of investigating any other matter.

Article 43 If the position of Party B is deemed to be related to business or technology secrets, Party A has the right to allocate Party B to another position 1 month before the rescission of this Contract or Party B’s notice of the rescission of this Contract.

Article 44 Party B may rescind this Contract if Party A is under any of the following circumstances:

(1)                   where Party A fails to provide labor protection or working conditions as agreed in this Contract;

(2)                   where Party A fails to pay remuneration in full and in time;

(3)                   where Party A fails to pay social insurance premium for Party B in accordance with relevant laws;

(4)                   where Party A’s articles and bylaws contravene the laws and regulations, thereby causing damage to Party B’s interests;

(5)                   where Party A uses deception or threats or takes advantage of Party B and causes Party B to compile or change this Contract against the will of Party B resulting in the nullification of this Contract; or

(6)                   other circumstances stipulated by relevant laws and regulations under which Party B may rescind this Contract.

Article 45 Party A may rescind this Contract if Party B is under any of the following circumstances:

(1)             The personal materials of Party B provided to Party A during the recruitment are false, including but not limited to: certificate of leave, certificate of identification, certificate of household register, certificate of diploma, certificate of physical examination, etc. being false or counterfeit; Party B having had a mental disorder, infectious diseases or other diseases which materially affect the performance in work before participating in the

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recruitment but did not notify Party A; Party B having recorded a demerit, kept in factory but placed under surveillance, fired, expelled and other such material punishments, or having had had misdeed like drug abuse before the recruitment and did notify Party A; Party B used to be sentenced to rehabilitation through labor or criminal detention or be investigated for the criminal liabilities according to relevant laws and did not notify Party A during the recruitment, etc.;

(2)               Where Party B materially violates the regulations and rules of Party A, and the situation of rescission of this Contract happened.

(3)               where Party B causes material losses and damage to Party A by gross dereliction of duty or engagement in malpractice for selfish ends;

(4)               in violation of the Article 30 of this Contract, where Party B establishes labor relations with other employers at the same time, resulting in material impact on completion of the tasks of Party A, or refusing to rectify after being informed by Party A;

(5)               where Party B is held liable at criminal law.

Article 46 Party A may, by giving a 30 days written notice to Party B in advance or paying extra wages of one month in lieu of notice to Party B, rescind this Contract under any of the following circumstances:

(1)           where Party B is unable to engage in his/her original work or any new work otherwise arranged by Party A after the completion of the stipulated period of medical treatment for sick or non work-related injuries;

(2)            where Party B is not competent for his/her work and remains incompetent after being trained or assigned to another job; or

(3)            no agreement on the changes of this contract can be reached between the parties according to the Article 37 of this Contract.

Article 47 Under any of the following circumstances, where it is necessary to reduce the workforce by more than 20 persons or by less than 20 persons but more than 10% of all staff members of the enterprise, Party A may reduce the workforce after having provided explanation to the trade union or all staff members 30 days in advance for opinions thereof, and after having submitted the reduction plan to the labor administration department:

(1)                where Party A undergoes restructuring in accordance with the provisions of the Enterprise Bankruptcy Law;

(2)                where Party A is experiencing serious difficulties in production or business operations;

(3)                where party A changes the line of production, introduces significant technology innovation or adjusts the operation mode and still has to reduce the workforce after having changed this Contract; or

(4)                where this Contract is unable to be performed due to other material changes of the objective economic situation upon which this Contract is concluded.

Article 48 Party A may not rescind this Contract on the basis of the provisions stipulated in

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Article 46 and Article 47 herein under any of the following circumstances:

(1)                 where Party B that engages in hazardous operations with exposure to occupational diseases has not been examined for occupational health before leaving the position or where Party B is suspected of suffering from occupational diseases and is being diagnosed or under medical observation;

(2)                 where Party B has developed occupational diseases during his/her service with Party A or is injured due to work and is confirmed to have lost or partially lost the working capability;

(3)                 where Party B is within the medical treatment period for illness or non work-related injuries;

(4)                 where a female employee is within her pregnant, puerperal or breast-feeding period;

(5)                 where Party B has been working for Party A for more than 15 consecutive years and is within 5 years from the statutory retirement age; or

(6)                 other circumstances stipulated by laws and administrative regulations.

Article 49 This Contract shall be automatically terminated under any of the following circumstances:

(1)      where the term of this Contract expires;

(2)      where Party B starts to receive basic pension benefits in accordance with relevant laws;

(3)      where Party B is dead or is declared as dead or missing by the People’s Court;

(4)      where Party A is declared bankrupt in accordance with relevant laws;

(5)      where Party A has its business license revoked or is ordered to be closed or dissolved, or where Party A decides to dissolve in advance;

(6)      although still having the situation and possibility to perform this Contract, but Party B is temporarily unable to perform, include but not limited to the crime or violation suspected of, limitations of freedom by public security organ, State security organ or judicial organ, or failure of performing this Contract within 15 days; or

(7)      other circumstances stipulated by laws and administrative regulations

Article 50 Where this Contract expires under any of the circumstances stipulated in Article 48 herein, it shall be extended until the corresponding circumstance ceases to exist. Notwithstanding the foregoing, the termination of this Contract of Party B who has lost, or partially lost, working capability as stipulated in Item (2) of Article 48 herein shall be subject to the provisions of the State on work-related injury insurance.

Article 51 Within 30 days before the expiration of this Contract, where Party A notifies Party B of the intention of termination or renewal of this Contract in writing, Party B shall give Party A the written response within 15 days (the 15th day inclusive), if no response is given, it would be deemed that Party B disagrees on the renewal.

Chapter 11 Post-Contract Obligation

Article 52 When this Contract is rescinded or terminated, Party B shall perform the

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following obligations:

(1)         Hand over all the work to the appointed person according to the requirements of Party A;

(2)         Return all the tangible or intangible assets like business articles, documents, equipment he/she occupies in good condition;

(3)         Hand over all carriers of material information to Party A;

(4)         Assist Party A to clean up the creditor’s rights and indebtedness between two parties;

(5)         Complete all the leaving procedure required by Party A, and process such procedure;

(6)         Others: handle other matters that shall be handled.

Article 53 Upon the rescission or termination of this Contract and the performance of the obligations stipulated in Article 52 herein by Party B, Party A shall perform the following obligations:

(1)     Handle relevant procedures on the termination of employment relations for Party B;

(2)     Handle relevant procedures on the transfer or sealing up procedures of social insurance and housing funds within 15 days from the termination of the employment relations;

(3)     Issue the certificate of demission for Party B.

Article 54 If Party B’s whereabouts is unknown or he/she leaves without a word, or fail to perform the obligations stipulated in Item (2) of Article 50, making Party A unable to process, or delay, the leaving procedure, Party B herein irrevocably acknowledges that he/she is the party with fault and would take all the responsibilities.

Chapter 12  Economic Compensation

Article 55 Party A shall pay economic compensation to Party B in case of any of the following circumstances:

(1)   where Party B rescinds this Contract in accordance with the provisions stipulated in Article 44 herein;

(2)   where Party A proposes to Party B to rescind this Contract in accordance with the provisions stipulated in Article 48 herein and this Contract is rescinded on consensus between the two parties after consultation;

(3)   where Party A rescinds this Contract in accordance with the provisions stipulated in Article 46 herein;

(4)   where Party A rescinds this Contract in accordance with the provisions stipulated in Item (1) of Article 47 herein;

(5)   where a fixed-term labor contract is terminated in accordance with the provisions stipulated in Item (1) of Article 49 herein, except where Party B does not agree to renew

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the contract though Party A maintains or raises the agreed conditions specified in this Contract;

(6)          where this Contract is terminated in accordance with the provisions stipulated in Items (4) and (5) of Article 49 herein; or

(7)          other circumstances stipulated by relevant laws and administrative regulations.

Article 56 The economic compensation shall be calculated on the basis of number of years he/she has worked for Party A. One month’s wage shall be paid to Party B for each full year service. Where the service period is more than six months but less than one year, it shall be counted as one year; where the service period is less than six months, the payable economic compensation to Party B shall be half of his/her monthly wage.

Where the monthly wage of Party B is more than three times of the average wage of employees in the previous year published by the people’s government of the municipality directly under the Central Government or the city with districts at the domicile of Party A, the economic compensation payable to Party B shall be three times of the average monthly wage of the employees in the said municipality or city and the maximum term of years for economic compensation payable shall not be more than twelve years.

For the purpose of this Contract, “monthly wage” shall refer to the average monthly wage of the last twelve months of Party B prior to the rescission or termination of this Contract.

Article 57 Where this Contract is rescinded due to Party B’s breach of this Contract, in case Party B has participated in the training sponsored by Party A, and the relevant service period as stipulated in Training Agreement has not expired, Party B shall compensate the training expense and other economic losses suffered by Party A according to the compensation standard stipulated in the Training Agreement.

Article 58 Where Party B owes any money to Party A, or the rescission of this Contract by Party B constitutes a breach of this Contract, resulting in any economic losses suffered by Party A, and Party B shall assume the compensation liability in accordance with laws and regulations and this Contract, Party A is entitled to deducting such money or losses from the amount payable to Party B, including but not limited to, wages, bonus, subsidiaries or allowance, etc., but such deductions shall not be in violation of relevant laws and regulations. In case such deduction is insufficient, Party A still has the right to recover the remaining part from Party B.

Chapter 13  Other Agreements between Parties

Article 59 Non-Competition

(1)  If the position of Party B is deemed as confidential or important by Party A, both parties shall enter into a separate Non-Competition Agreement. Any rights and obligations of both parties relating to non-competition shall be subject to the Non-Competition Agreement.

(2)  During the term of this Contract or after the rescission or termination of this Contract, Party B shall not individually or together with any other individual, enterprise,

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company or organization, induce or cause any client or supplier of Party A or any of its affiliates to terminate or materially reduce the business transactions with Party A or any of its affiliates.

(3)  During the term of this Contract or after the rescission or termination of this Contract, Party B shall not interfere in the contract relation or employment relation between Party A or any of its affiliates and any client, supplier, employee or consultant in any inappropriate form.

Article 60 Party A and Party B agree to add the following to this Contract:

Chapter 14  Labor Disputes Resolution and Others

Article 61 If any disputes arise in the course of performance of this Contract, application for mediation may be made to Party A’s Labor Disputes Mediation Organization; if mediation fails, the dispute may be submitted to the labor disputes arbitration committee for arbitration.

Direct application may be made to the labor disputes arbitration committee for arbitration by either party.

Article 62 The Employment Handbook, Training Agreement, Confidentiality Agreement, Examination System and other relevant management bylaws of Party A are the supplements of this Contract and shall have the same legal effect as this Contract.

Article 63 Any matter, not mentioned herein or conflicting with relevant regulations of the State or Beijing, shall be implemented in accordance with relevant regulations.

Article 64 Any labor contract entered between both parties before the effectiveness of this Contract shall be void automatically from the execution date of this Contract. If any provision of any other previous agreement between the parties conflicts with any provision of this Contract, the relevant provision in this Contract shall prevail.

Article 65 Party B agrees to authorize the “Emergency Contact Person” stated at the beginning of this Contract as the fiduciary of Party B, in the circumstance that he/she is unable to be contacted (including but not limited to that Party B is in hospital or loses freedom, etc.). Such fiduciary has the right to accept reconciliations and mediations, sign and accept relevant documents.

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Article 66 The correspondence address of Party B stated at the beginning of this Contract is the only fixed correspondence address for both parties. In case of any dispute or even arbitration during the performance of this Contract, such address shall be the legal address of Party B. In case of any change of such address, Party B shall immediately notify Party A in writing of such change, otherwise, Party B shall be liable for any failure of contacts.

Article 67  This Contract shall be executed in duplicate, one for each, and becomes effective upon execution (or affixing seal) by both parties.

Article 68    This Contract is written in English and Chinese.  The two language versions shall have equal validity and legal effect, provided that in case of any conflict or discrepancy between the versions, the Chinese version shall prevail.

Party A (seal)	Party B (signature or seal)

Legal Representative
OR Authorized Representative

Date:

14

Renewal of Labor contract

This renewal is for the Labor Contract executed by both parties dated         with the No. of     .

The type of the duration of this renewed Labor Contract is      contract, the effective date is       , and the termination date is      .

Party A (seal)	Party B (signature or seal)

Legal Representative
OR Authorized Representative (signature or seal)

Date:

This renewal is for the Labor Contract executed by both parties dated              with the No. of     .

The type of the duration of the renewed Labor Contract is            contract, the effective date is           , and the termination date is             .

Party A (seal)	Party B (signature or seal)

Legal Representative
OR Authorized Representative (signature or seal)

Date:

15

Changes to the Labor contract

On the basis of equality, free will, negotiation and consensus by both parties, the parties agree to change the following provision of this Contract:

Party A (seal)	Party B (signature or seal)

Legal Representative
OR Authorized Representative (signature or seal)

Date:

16